Filed Pursuant to Rule 424(b)(3)
Registration No. 333-168971

SUPPLEMENT NO. 8 DATED AUGUST 19, 2011

TO PROSPECTUS DATED JANUARY 19, 2011

APPLE REIT TEN, INC.

The following information supplements the prospectus of Apple REIT Ten, Inc. dated January 19, 2011 and is part of the prospectus. This Supplement updates the information presented in the prospectus. Prospective investors should carefully review the prospectus and this Supplement No. 8 (which is cumulative and replaces all prior Supplements).

Certain forward-looking statements are included in the prospectus and this supplement. These forward-looking statements may involve our plans and objectives for future operations, including future growth and availability of funds. These forward-looking statements are based on current expectations, which are subject to numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, the continuation of our offering of Units, the outcome of current and future litigation, regulatory proceedings or inquiries, future economic, competitive and market conditions and future business decisions, together with local, national and international events (including, without limitation, acts of terrorism or war, and their direct and indirect effects on travel and the economy). All of these matters are difficult or impossible to predict accurately and many of them are beyond our control. Although we believe the assumptions relating to the forward-looking statements, and the statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

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“Courtyard by Marriott,” “Fairfield Inn,” “Fairfield Inn & Suites,” “TownePlace Suites,” “Marriott,” “SpringHill Suites” and “Residence Inn” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references below to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this prospectus supplement, whether relating to hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Ten, Inc., or otherwise. Marriott is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by Apple REIT Ten, Inc. and receives no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this prospectus supplement or the offering related to this prospectus supplement, and the grant by Marriott of any franchise or other rights to Apple REIT Ten, Inc. shall not be construed as any expression of approval or disapproval. Marriott has not assumed, and shall not have, any liability in connection with this prospectus supplement or the offering related to this prospectus supplement.

“Hampton Inn,” “Hampton Inn & Suites,” “Homewood Suites,” “Embassy Suites,” “Hilton Garden Inn” and “Home2 Suites by Hilton” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references below to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this prospectus supplement, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Ten, Inc., or otherwise. Hilton is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by Apple REIT Ten, Inc. and receives no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this prospectus supplement or the offering related to this prospectus supplement, and the grant by Hilton of any franchise or other rights to Apple REIT Ten, Inc. shall not be construed as any expression of approval or disapproval. Hilton has not assumed, and shall not have, any liability in connection with this prospectus supplement or the offering related to this prospectus supplement.

STATUS OF THE OFFERING

As of January 27, 2011, we completed our minimum offering of 9,523,810 Units at $10.50 per Unit and raised gross proceeds of $100,000,000 and proceeds net of selling commissions and marketing expenses of $90,000,000. Each Unit consists of one common share and one Series A preferred share. We are continuing the offering at $11.00 per Unit in accordance with the prospectus. We registered to sell a total of 182,251,082 Units. As of July 31, 2011, 145,346,578 Units remain unsold. We will offer Units until January 19, 2013, unless the offering is extended, provided that the offering will be terminated if all of the Units are sold before then.

As of July 31, 2011, we had closed on the following sales of Units in the offering:

Price Per Unit	Number of Units Sold	Gross Proceeds	Proceeds Net of Selling Commissions and Marketing Expense Allowance
$10.50	9,523,810	$100,000,000	$90,000,000
$11.00	27,380,694	301,187,636	271,068,872

Total	36,904,504	$401,187,636	$361,068,872

Broker Dealer

On May 27, 2011, the Financial Industry Regulatory Authority (“FINRA”) filed a complaint against David Lerner Associates, Inc., related to its sales practices relative to our Units. As discussed in our prospectus, dated January 19, 2011, we are offering our Units for sale through David Lerner Associates, Inc. as the managing dealer for our best efforts offering. A news release announcing the FINRA Complaint was released on May 31, 2011 (the “FINRA Release Date”) and can be found on the FINRA Website (www.finra.org/Newsroom). David Lerner Associates, Inc. was also the sole distributor (managing dealer) of Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc. We are unaffiliated with David Lerner Associates, Inc.; however, we rely upon it for the offer and sale and administration of our Units. Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. Apple REIT Nine, Inc. and Apple REIT Ten, Inc. (the “Company”) (collectively, the “Apple REIT Companies”) intend to cooperate with regulatory or governmental inquiries.

Our distributions since initial capitalization through June 30, 2011 totaled approximately $7.6 million and were paid at a monthly rate of $0.06875 per common share beginning in February 2011. For the same period, our cash used in operations was approximately $3.5 million. Due to the inherent delay between raising capital and investing that same capital in income producing real estate, we have had significant amounts of cash earning interest at short term money market rates. As a result, distributions paid through June 30, 2011 have been funded from proceeds from the on-going best-efforts offering of Units, and are expected to be treated as a return of capital for federal income tax purposes. The following is a summary of the distributions and cash generated by operations.

	Total Distributions Declared and Paid per Share	Total Declared and Paid	Net Cash From Operations(1)
For the period August 13, 2010 (initial capitalization) through December 31, 2010	$—	$—	$(6,000)
1st Quarter 2011	0.13750	1,855,000	(2,488,000)
2nd Quarter 2011	0.20625	5,753,000	(1,059,000)

	$0.34375	$7,608,000	$(3,553,000)

Note for Table:

(1)	See complete consolidated statement of cash flows for the six months ending June 30, 2011 included in our most recent Form 10-Q for the quarter ended June 30, 2011.

In February 2011, our Board of Directors established a policy for an annualized distribution rate of $0.825 per common share, payable in monthly distributions. We intend to continue paying distributions on a monthly basis, consistent with the annualized distribution rate established by our Board of Directors. Our objective in setting a distribution rate is to project a rate that will provide consistency over the life of the Company taking into account acquisitions and capital improvements, ramp up of new properties and varying economic cycles. To meet this objective, we may require the use of debt or offering proceeds in addition to cash from operations. Since distributions to date have been funded with proceeds from our offering of Units, our ability to maintain its current intended rate of distribution will be based on its ability to fully invest its offering proceeds and thereby increase its cash generated from operations. As there can be no assurance of our ability to acquire properties that provide income at this level, or that the properties already acquired will provide income at this level, there can be no assurance as to the classification or duration of distributions at the current rate. Proceeds of the offering which are distributed are not available for investment in properties. See “Risk Factors—We may be unable to make distributions to our shareholders,” on page 26 of the prospectus.

In connection with this ongoing offering of Units, we are providing information about our net book value per share. Net book value per share is calculated as total book value of assets minus total liabilities. It assumes that the value of real estate assets diminishes predictably over time as shown through the depreciation and amortization of real estate investments. Real estate values have historically risen or fallen with market conditions. Net book value does not reflect value per share upon an orderly sale or liquidation of the Company in accordance with our investment objectives. Our net book value reflects dilution in the value of our Units from the issue price as a result of (i) operating losses, which reflect accumulated depreciation and amortization of real estate investments as well as the fees and expenses paid to acquire real estate including commissions to Apple Suites Realty Group (“ASRG”), (ii) the funding of distributions from sources other than cash flow from operations, and (iii) fees paid in connection with our ongoing offering, including selling commissions and marketing fees. As of June 30, 2011, our net book value per share was $9.43. We calculated our net book value by subtracting total liabilities from total assets and dividing by the total number of Units outstanding at June 30, 2011.

The offering price of shares under our ongoing offering at June 30, 2011 was $11.00. Our offering price was not established on an independent basis and bears no relationship to the net book value of our assets. There is currently no established public market in which the Company’s common shares or Units are traded, however as discussed above in the Status of the Offering section of this supplement, 27.4 million Units have been purchased at $11 per Unit. As discussed in the prospectus the Units will be illiquid for an indefinite period of time. We will continue to use the $11 per Unit price until such time as buyers are not available or until we have an orderly sale or liquidation in accordance with our investment objectives outlined in the prospectus.

The exemption from registration provided under Section 25104(h) of the California Corporations Code will not be available for resales of Units purchased in this offering.

Updated Risk Factors

The following risk factor, included in our Form 10-Q for the quarter ended June 30, 2011, updates the disclosure from our “Risk Factors” found in our prospectus dated January 19, 2011, and should be read in conjunction with those risk factors.

The Company is subject to securities class action lawsuits and governmental regulatory oversight, which could have a material adverse effect on the financial condition, results of operations and cash flows of the Company.

As a result of regulatory inquiries or other regulatory actions, or as a result of being publicly held, the Company may become subject to lawsuits. The Company is currently subject to three securities class action lawsuits and other suits may be filed against the Company in the future. Due to the preliminary status of the lawsuits and uncertainties related to litigation, the Company is unable at this time to evaluate the likelihood of either a favorable or unfavorable outcome or to estimate the range of potential exposure. If the outcome is unfavorable, the Company may be required to pay damages and/or change its business practices, any of which could have a material adverse effect on the Company’s financial condition, results of operations and cash flows.

The Company has been and may continue to be subject to regulatory inquiries, which have resulted in and which could continue to result in costs and personnel time commitment to respond. It may also be subject to action by governing regulatory agencies, as a result of its activities, which could result in costs to respond and fines or changes in the Company’s business practices, any of which could have a material adverse effect on the financial condition, results of operations and cash flows of the Company.

For more information about the Company’s legal proceedings, please see the “Legal Proceedings” section below.

The following updated risk factor amends and replaces the current risk factor found on page 22 of our prospectus dated January 19, 2011.

There will be dilution of shareholders’ interests upon conversion of the Series B convertible preferred shares.

Glade M. Knight, who is our Chairman and Chief Executive Officer, holds 480,000 Series B convertible preferred shares that are convertible into common shares, as described under “Principal and Management Shareholders”. The Series B convertible preferred shares are convertible into common shares upon the occurrence of certain specified events, as specifically described elsewhere in this prospectus. The conversion of the Series B convertible preferred shares into common shares will result in dilution of the shareholders’ interests.

The following chart shows the number of common shares into which the 480,000 Series B convertible preferred shares may be converted based on the number of Units we sell in this offering:

Amount of Proceeds Raised in the Offering	Units Sold	Number of Common Shares into which 480,000 Series B convertible preferred shares convert(a)	Percentage of Common Shares owned	$ Amount of Converted Shares Assuming an $11 Share Price
$ 100,000,000	9,523,810	443,141	4.45%	$4,874,551
$1,000,000,000	91,341,991	5,814,830	5.98%	$63,963,130
$2,000,000,000	182,251,082	11,602,099	5.98%	$127,623,089

Note:

(a)	Upon conversion of the Series B convertible preferred shares the Series A preferred shares terminate and only common shares will remain outstanding.

Mr. Knight, as our Chairman and Chief Executive Officer, can influence both the conversion of the Series B convertible preferred shares issued to him and the resulting dilution of other shareholders’ interests. See “Compensation—Series B Convertible Preferred Shares.”

Calculation of Asset Management Fee and Amendment to the Advisory Agreement

The calculation of the asset management fee payable to Apple Ten Advisors as discussed on pages 6, 12, 19, 37, 39 and 73 of our prospectus dated January 19, 2011 was amended to be based on funds from operations (FFO) instead of modified funds from operations (MFFO). Therefore, any and all references to MFFO in our prospectus, as it relates to the asset management fee payable to Apple Ten Advisors, shall be deleted and replaced with FFO. FFO is defined by the National Association of Real Estate Investment Trusts (NAREIT) as net income, computed in accordance with generally accepted accounting principles (GAAP), excluding gains or losses on sales of depreciable property, plus depreciation and amortization of real estate property used in operations, less preferred dividends and after adjustments for unconsolidated partnerships and joint ventures. The calculation will be based on the NAREIT definition of FFO. FFO does not represent cash flow from operating, investing or financing activities in accordance with GAAP and is not indicative of cash available to fund all of our cash needs. FFO should not be considered as an alternative to net income or any other GAAP measure as an indicator of performance and should not be considered as an alternative to cash flow as a measure of liquidity or the ability to service debt or to pay dividends. In the future, the Securities and Exchange Commission or NAREIT may decide to modify the definition of FFO and we would have to adjust the calculation and characterization of this non-GAAP measure for purposes of calculating the asset management fee.

In connection with amending the calculation of the asset management fee payable to Apple Ten Advisors from MFFO to FFO, the Advisory Agreement dated December 20, 2010 was amended to reflect this modification.

The following paragraph now replaces the last two paragraphs on page 73 of our prospectus:

“We believe that funds from operations is an appropriate measure to use in determining the fees to be paid to Apple Ten Advisors since it is a common industry performance measurement. Funds from operations is defined by NAREIT as net income (computed in accordance with generally accepted accounting principles), excluding gains or losses on sales of depreciable property, plus depreciation and amortization of real estate property used in operations, less preferred dividends and after adjustments for unconsolidated partnerships and joint ventures. Funds from operations does not represent cash flow from operating, investing or financing activities in accordance with GAAP and is not indicative of cash available to fund all of our cash needs. Funds from operations should not be considered as an alternative to net income or any other GAAP measure as an indicator of performance and should not be considered as an alternative to cash flow as a measure of liquidity or the ability to service debt or to pay dividends. In the future, the SEC or NAREIT may decide to modify the definition of funds from operations and the Company would have to adjust the calculation and characterization of this non-GAAP measure for calculating the asset management fee.”

Amendment to Our Unit Redemption Program

On May 11, 2011, our Board of Directors adopted a resolution amending our Unit redemption program. The first full paragraph under the heading Unit Redemption Program on page 13 of our prospectus describing the Unit redemption program is amended as follows:

“We may use proceeds received from the sale of Units from the offering and our dividend reinvestment plan which we plan to implement following the conclusion of this offering to redeem your Units. We will not begin our Unit redemption program until the expiration of one year from the initial closing of our offering. After you have held your Units for a minimum of one year, our Unit redemption program will provide an opportunity for you to redeem all or a portion of your Units, subject to certain restrictions and limitations, for a purchase price equal to: (1) for redemptions made during the first five (5) years from the date of your purchase of the Units to be redeemed, 92.5% of the price you paid for your Units to be redeemed, and (2) for redemptions made after the first five (5) years from the date of your purchase of the Units to be redeemed, 100% of the price you paid for your Units to be redeemed. In the case of redemption of Units following the death of all shareholders in one account, the purchase price will equal 100% of the price paid by the deceased shareholders for the Units.”

The change reflects an increase from 92% to 92.5% of the price paid for redemptions made in the first five (5) years of ownership. This amendment is also reflected where discussed on pages 27 and 109 of the prospectus.

LEGAL PROCEEDINGS

On June 17, 2011, one shareholder of Apple REIT Nine, Inc. filed a putative class action lawsuit captioned Nancy Kowalski v. Apple REIT Ten, Inc., et al, Case No. 1:11-cv-2919, in the United States District Court for the Eastern District of New York against the Company, its directors and certain of its officers, Apple REIT Nine, Inc., its directors and certain of its officers, and David Lerner Associates, Inc. and David Lerner. The complaint, purportedly brought on behalf of all purchasers of Units in the Company and Apple REIT Nine, Inc. from June 16, 2008 through and including June 17, 2011, asserts claims under Sections 11, 12 and 15 of the Securities Act of 1933 and seeks, among other things, certification of the class, damages, rescission of share purchases and other costs and expenses. The complaint alleges, among other things, that: (1) the registration statements and prospectuses of the Company and Apple REIT Nine, Inc. failed to disclose material information concerning the value of the Units of the prior Apple REIT Companies, (2) the operations and investment model implemented by the Company and Apple REIT Nine, Inc. are determined to lose investors’ capital, and (3) David Lerner Associates, Inc. solicited purchases of the Company and Apple REIT Nine, Inc. by means of false and misleading statements concerning the distributions paid by prior Apple REIT Companies. We believe that these claims against us and our officers and directors are without merit, and we intend to defend against them vigorously. At this time, we cannot reasonably predict the outcome of these proceedings or provide a reasonable estimate of the possible loss or range of loss due to these proceedings, if any.

On June 20, 2011, two shareholders of the Apple REIT Companies filed a putative class action lawsuit captioned Kronberg et al. v. David Lerner Associates Inc., et al, Case No. 2:11-cv-03558, in the United States District Court for the District of New Jersey against David Lerner Associates, Inc. and certain of its officers, and the Apple REIT Companies and Glade M. Knight. The complaint, purportedly brought on behalf of purchasers of Units in the Apple REIT Companies, asserts claims and seeks, among other things, certification of the class, compensatory, special and general damages, and other costs and expenses. The complaint alleges, among other things, that: (1) David Lerner Associates, Inc. made false and misleading misrepresentations about (a) the value of the Units of the Apple REIT Companies, (b) previous distribution payments made by the Apple REIT Companies, and (c) the operations of the Apple REIT Companies, (2) the significant risks associated with the illiquid investment in the Apple REIT Companies were not properly disclosed to investors, and (3) under the various agency agreements between David Lerner Associates, Inc. and the Apple REIT Companies, the Apple REIT Companies and Glade M. Knight are responsible for the actions and representations of David Lerner Associates, Inc. and its certain officers regarding the sale of Units of the Apple REIT Companies. We believe that these claims against the Apple REIT Companies and Glade M. Knight are without merit, and we intend to defend against them vigorously. At this time, we cannot reasonably predict the outcome of these proceedings or provide a reasonable estimate of the possible loss or range of loss due to these proceedings, if any.

On June 28, 2011, a shareholder of the Company and Apple REIT Nine, Inc. filed a putative class action lawsuit captioned Marvin Leff v. Apple REIT Ten, Inc., et al, Case No. 2:11-cv-03094, in the United States District Court for the Eastern District of New York against the Company, its directors and certain of its officers, Apple REIT Nine, Inc., its directors and certain of its officers, and David Lerner Associates, Inc. and David Lerner. The complaint, purportedly brought on behalf of all purchasers of Units in the Company and Apple REIT Nine, Inc. from June 17, 2008 through and including June 28, 2011, asserts claims under Sections 11, 12 and 15 of the Securities Act of 1933 and seeks, among other things, certification of the class, damages, rescission of share purchases and other costs and expenses. The complaint alleges, among other things, that: (1) the registration statements and prospectuses of the Company and Apple REIT Nine, Inc. failed to disclose material information concerning the value of the Units of the prior Apple REIT Companies, and (2) David Lerner Associates, Inc. solicited purchases of the Company and Apple REIT Nine, Inc. by means of false and misleading statements concerning the distributions paid by prior Apple REIT Companies. We believe that these claims against us and our officers and directors are without merit, and we intend to defend against them vigorously. At this time, we cannot reasonably predict the outcome of these proceedings or provide a reasonable estimate of the possible loss or range of loss due to these proceedings, if any.

SUMMARY OVERVIEW

Summary of Real Estate Investments

Since our prospectus dated January 19, 2011, through our indirect wholly-owned subsidiaries, we have purchased a total of 15 hotels. These hotels contain a total of 1,695 guest rooms. They were purchased for an aggregate gross purchase price of $225.5 million. Financial and operating information about our purchased hotels is provided in another section below.

Description of Real Estate Owned

The map below shows the states in which our hotels are located, and the following charts summarize our room and franchise information.

States in which Our Hotels are Located

Number of Guest Rooms by State

Type and Number of Hotel Franchises

Summary of Potential Acquisitions

We have entered into, or caused one of our indirect wholly-owned subsidiaries to enter into, purchase contracts for 11 other hotels. These contracts are for direct hotel purchases. The following table summarizes hotel and contract information:

	Hotel Location	Franchise	Date of Purchase Contract	Number of Rooms	Gross Purchase Price
1.	Jacksonville, North Carolina(a)	Home2 Suites	February 4, 2011	105	$12,000,000
2.	Charleston, South Carolina(a)	Home2 Suites	February 8, 2011	122	13,908,000
3.	South Bend, Indiana	Fairfield Inn & Suites	March 1, 2011	119	17,500,000
4.	Gainesville, Florida(b)	Homewood Suites	May 4, 2011	103	14,550,000
5.	Skokie, Illinois(b)	Hampton Inn & Suites	May 27, 2011	225	32,000,000
6.	Des Plaines, Illinois(b)	Hilton Garden Inn	May 27, 2011	251	38,000,000
7.	Round Rock, Texas	Homewood Suites	May 27, 2011	115	15,500,000
8.	Merrillville, Indiana	Hilton Garden Inn	July 11, 2011	124	14,825,000
9.	Mason, Ohio	Hilton Garden Inn	July 11, 2011	110	14,825,000
10.	Omaha, Nebraska(c)	Hilton Garden Inn	July 13, 2011	178	29,200,000
11.	Scottsdale, Arizona(b)	Hilton Garden Inn	July 13, 2011	122	16,300,000

			Total	1,574	$218,608,000

Notes for Table:

(a)	The indicated hotels are currently under construction. The table shows the expected number of rooms upon hotel completion and the expected franchise.

(b)

Purchase contract for these hotels requires the assumption of loans secured by the hotels. Total outstanding principal is approximately $64.0 million. The loans have current interest rates of 5.89%, 6.15%, 5.99%, and 6.07%, maturity dates of May 2017, July 2016, August 2016 and February 2017, and require monthly payments of principal and interest on an amortized basis.

(c)

Purchase contract for this hotel requires an increase to the purchase price at closing (up to $825,000) of the costs associated with the prepayment by the seller of an existing loan secured by this hotel.

We have no material relationship or affiliation with the prospective sellers of the hotels described above, except through the pending purchase contracts and any related documents.

In general, each purchase contract listed above required a deposit upon (or shortly after) execution. An additional deposit is typically due upon the expiration of the contract review period. If a closing occurs under a purchase contract, the initial and additional deposits are credited toward the purchase price. If a closing does not occur because the seller fails to satisfy a condition to closing or breaches the purchase contract, the applicable deposits would be refunded to us. The total of both the initial and additional deposits for the purchase contracts listed above is approximately $3.0 million.

For each purchase contract listed above, there are material conditions to closing that presently remain unsatisfied. Accordingly, there can be no assurance at this time that a closing will occur under any of these purchase contracts.

The purchase contract for the hotel to be constructed in Charleston, South Carolina was initially entered into by ASRG. ASRG assigned the contract to the Company on February 8, 2011. ASRG is 100% owned by our Chairman and Chief Executive Officer, Glade Knight. There was no consideration paid to ASRG for this assignment, other than the reimbursement of the deposit previously made by ASRG. There was no profit for ASRG in the assignment.

Recent Terminations

On February 25, 2011 we caused one of our indirect wholly-owned subsidiaries to terminate a purchase contract for a hotel located in Wytheville, Virginia. The contract was initially entered into on February 4, 2011. The hotel had a purchase price of $7,250,000 and contained 80 guest rooms. In connection with the termination of the contract, the initial deposit of $100,000 was repaid to our contracting subsidiary.

On April 29, 2011, we caused one of our indirect wholly-owned subsidiaries to terminate two separate purchase contracts, one relating to a hotel located in Fort Myers, Florida and the other related to a hotel located in Montgomery, Alabama. Both contracts were initially entered into on April 12, 2011. The purchase price for the hotel located in Fort Myers, Florida, which contained 106 guest rooms, was $9,000,000. The purchase price for the hotel located in Montgomery, Alabama, which contained 95 guest rooms, was $7,500,000, with secured debt to be assumed by our subsidiary totaling $4,100,000. In connection with the termination of the two contracts, the initial aggregate deposit of $200,000 was repaid to our contracting subsidiary.

Source of Funds and Related Party Payments

David Lerner Associates, Inc., Apple Suites Realty Group, Inc. and Apple Ten Advisors, Inc. earned the compensation and expense reimbursements shown below in connection with their services from inception through the period ending June 30, 2011 relating to our offering phase, acquisition phase and operations phase.

David Lerner Associates, Inc. is not related to Apple Suites Realty Group, Inc. or Apple Ten Advisors, Inc. Apple Suites Realty Group, Inc. and Apple Ten Advisors, Inc. are owned by Glade M. Knight, our Chairman and Chief Executive Officer.

As described on page 10 of our prospectus under the heading “Compensation” and as shown below, we pay certain fees and expenses as they are incurred, while others accrue and will be paid in future periods, subject in some cases to the achievement of performance criteria. We did not incur any amounts in connection with our disposition phase through June 30, 2011.

Cumulative through June 30, 2011

	Incurred	Paid	Accrued
Offering Phase
Selling commissions paid to David Lerner Associates, Inc. in connection with the offering	$28,859,000	$28,859,000	$—
Marketing expense allowance paid to David Lerner Associates, Inc. in connection with the offering	9,619,000	9,619,000	—

	38,478,000	38,478,000	—

Acquisition Phase
Acquisition commission paid to Apple Suites Realty Group, Inc.	3,770,000	3,770,000	—
Reimbursement of costs paid to Apple Suites Realty Group, Inc.	350,000	350,000	—
Reimbursement of certain deposits to Apple Suites Realty Group, Inc.	100,000	100,000	—
Operations Phase
Asset management fee paid to Apple Nine Advisors, Inc.	105,000	105,000	—
Reimbursement of costs paid to Apple Nine Advisors, Inc.	373,000	373,000	—
Fees for Account Maintenance Services to Shareholders paid to David Lerner Associates, Inc	94,000	48,000	46,000

SUMMARY OF CONTRACTS
FOR OUR RECENTLY PURCHASED PROPERTIES

The following information updates the contract information included in our prospectus dated January 19, 2011 for our recently purchased hotels. These recent hotel purchases were funded by the proceeds from our ongoing best-efforts offering of Units.

Ownership, Leasing and Management Summary

Each of our recently purchased hotels has been leased to one of our indirect wholly-owned subsidiaries, as the lessee, under a separate hotel lease agreement. For simplicity, the applicable lessee will be referred to below as the “lessee.”

Each hotel is managed under a separate management agreement between the applicable lessee and the manager. For simplicity, the applicable manager will be referred to below as the “manager.”

The hotel lease agreements and the management agreements are among the contracts described in another section below. The table below specifies the franchise, hotel owner, lessee and manager for the hotels we have purchased since our prospectus dated January 19, 2011:

	Hotel Location	Franchise(a)	Hotel Owner/Lessor	Lessee	Manager
1.	Denver, Colorado	Hilton Garden Inn	Apple Ten Hospitality Ownership, Inc	Apple Ten Hospitality Management, Inc.	Stonebridge Realty Advisors, Inc.(b)
2.	Winston-Salem, North Carolina	Hampton Inn & Suites	Apple Ten North Carolina, L.P.	Apple Ten Hospitality Management, Inc.	MHH Management, LLC
3.	Matthews, North Carolina	Fairfield Inn & Suites	Apple Ten North Carolina, L.P.	Apple Ten Hospitality Management, Inc.	Newport Charlotte Management, LLC
4.	Columbia, South Carolina	TownePlace Suites	Apple Ten Business Trust	Apple Ten Hospitality Management, Inc.	Newport Columbia Management, LLC
5.	Knoxville, Tennessee	SpringHill Suites	Apple Ten Hospitality Ownership, Inc.	Apple Ten Hospitality Management, Inc.	MHH Management, LLC(b)
6.	Gainesville, Florida	Hilton Garden Inn	Apple Ten Hospitality Ownership, Inc.	Apple Ten Hospitality Management, Inc.	MHH Management, LLC(b)
7.	Richmond, Virginia	SpringHill Suites	Apple Ten Hospitality Ownership, Inc.	Apple Ten Hospitality Management, Inc.	MHH Management, LLC(b)
8.	Pensacola, Florida	TownePlace Suites	Apple Ten Hospitality Ownership, Inc.	Apple Ten Hospitality Management, Inc.	MHH Management, LLC(b)
9.	Mobile, Alabama	Hampton Inn & Suites	Apple Ten Hospitality Ownership, Inc.	Apple Ten Hospitality Management, Inc.	MHH Management, LLC(b)
10.	Cedar Rapids, Iowa	Homewood Suites	Apple Ten Hospitality Ownership, Inc.	Apple Ten Hospitality Management, Inc.	Schulte Hospitality Group, Inc.
11.	Cedar Rapids, Iowa	Hampton Inn & Suites	Apple Ten Hospitality Ownership, Inc.	Apple Ten Hospitality Management, Inc.	Schulte Hospitality Group, Inc.
12.	Hoffman Estates, Illinois	Hilton Garden Inn	Apple Ten Illinois, LLC	Apple Ten Hospitality Management, Inc.	Schulte Hospitality Group, Inc.

	Hotel Location	Franchise(a)	Hotel Owner/Lessor	Lessee	Manager
13.	Davenport, Iowa	Hampton Inn & Suites	Apple Ten Hospitality Ownership, Inc.	Apple Ten Hospitality Management, Inc.	Schulte Hospitality Group, Inc.
14.	Knoxville, Tennessee	Homewood Suites	Apple Ten SPE Knoxville II, Inc.	Apple Ten Services Knoxville II, Inc.	MHH Management, LLC(b)
15.	Knoxville, Tennessee	TownePlace Suites	Apple Ten SPE Knoxville I, Inc.	Apple Ten Services Knoxville I, Inc.	MHH Management, LLC(b)

Notes for Table:

(a)

All brand and trade names, logos or trademarks contained, or referred to, in this prospectus supplement are the properties of their respective owners. These references shall not in any way be construed as participation by, or endorsement of, our offering by any of our franchisors or managers.

(b)	The hotel specified was purchased from an affiliate of the indicated manager.

We have no material relationship or affiliation with the sellers or managers, except for the relationship resulting from our purchases, our management agreements for the hotels we own, and any related documents.

Hotel Lease Agreements

Each of our recently purchased hotels is covered by a separate hotel lease agreement between the owner (one of our indirect wholly-owned subsidiaries) and the applicable lessee (another one of our indirect wholly-owned subsidiaries, as specified in the previous section). Each lease provides for an initial term of 10 years. The applicable lessee has the option to extend its lease term for two additional five-year periods, provided it is not in default at the end of the prior term or at the time the option is exercised.

Each lease provides for annual base rent and percentage rent. The annual base rent is payable in advance in equal monthly installments and will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). Shown below are the annual base rent and the lease commencement date for the hotels we have purchased since our prospectus dated January 19, 2011:

	Hotel Location	Franchise	Annual Base Rent	Date of Lease Commencement
1.	Denver, Colorado	Hilton Garden Inn	$3,995,126	March 4, 2011
2.	Winston-Salem, North Carolina	Hampton Inn & Suites	665,842	March 15, 2011
3.	Matthews, North Carolina	Fairfield Inn & Suites	730,225	March 25, 2011
4.	Columbia, South Carolina	TownePlace Suites	842,281	March 25, 2011
5.	Knoxville, Tennessee	Springhill Suites	1,350,663	June 2, 2011
6.	Gainesville, Florida	Hilton Garden Inn	804,112	June 2, 2011
7.	Richmond, Virginia	SpringHill Suites	588,699	June 2, 2011
8.	Pensacola, Florida	TownePlace Suites	941,816	June 2, 2011
9.	Mobile, Alabama	Hampton Inn & Suites	1,051,765	June 2, 2011
10.	Cedar Rapids, Iowa	Homewood Suites	896,982	June 8, 2011
11.	Cedar Rapids, Iowa	Hampton Inn & Suites	1,147,639	June 8, 2011
12.	Hoffman Estates, Illinois	Hilton Garden Inn	1,224,306	June 10, 2011
13.	Davenport, Iowa	Hampton Inn & Suites	1,369,947	July 19, 2011
14.	Knoxville, Tennessee	Homewood Suites	1,411,312	July 19, 2011
15.	Knoxville, Tennessee	TownePlace Suites	705,106	August 9, 2011

The annual percentage rent depends on a formula that compares fixed “suite revenue breakpoints” with a portion of “suite revenue,” which is equal to gross revenue from guest rentals less sales and room taxes and credit card fees. The suite revenue breakpoints will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). Specifically, the annual percentage rent is equal to the sum of (a) 17% of all suite revenue for the year, up to the applicable suite revenue breakpoint; plus (b) 55% of the suite revenue for the year in excess of the applicable suite revenue breakpoint, as reduced by base rent paid for the year.

Management Agreements

Each of our hotels is being managed by the manager under a separate management agreement between the manager and the applicable lessee (which is one of our indirect wholly-owned subsidiaries, as specified in the previous section). The manager is responsible for managing and supervising the daily operations of the hotel and for collecting revenues for the benefit of the applicable lessee. The fees and other terms of these agreements are the result of commercial negotiations between otherwise unrelated parties. We believe that such fees and terms are appropriate for the hotels and the markets in which they operate. Our leasing subsidiary may terminate the management agreements if the managers fail to achieve certain performance levels.

Franchise Agreements

In general, for our hotels franchised by Hilton Worldwide or one of its affiliates, there is a franchise license agreement between the applicable lessee (as specified in the previous section) and Hilton Worldwide or an affiliate. Each franchise license agreement provides for the payment of royalty fees and program fees to the franchisor. A percentage of gross room revenues is used to determine these payments. Apple Ten Hospitality, Inc. or another one of our subsidiaries has guaranteed the payment and performance of the lessee under the applicable franchise license agreement.

For the hotels franchised by Marriott International, Inc. or one of its affiliates, there is a relicensing franchise agreement between the applicable lessee and Marriott International, Inc. or an affiliate. The relicensing franchise agreements provide for the payment of royalty fees and marketing contributions to the franchisor. A percentage of gross room revenues is used to determine these payments. Apple Ten Hospitality, Inc. or another one of our subsidiaries has guaranteed the payment and performance of the lessee under the applicable relicensing franchise agreement.

The fees and other terms of these agreements are the result of commercial negotiations between otherwise unrelated parties, and we believe that such fees and terms are appropriate for the hotels and the markets in which they operate.

FINANCIAL AND OPERATING INFORMATION
FOR OUR RECENTLY PURCHASED PROPERTIES

Our hotels offer guest rooms and suites, together with related amenities, that are consistent with their operations. The hotels are located in developed or developing areas and in competitive markets. We believe the hotels are well-positioned to compete in their markets based on location, amenities, rate structure and franchise affiliation. In the opinion of management, each hotel is adequately covered by insurance. The following tables present further information about our hotels:

Table 1. General Information

	Hotel Location	Franchise	Number of Rooms/ Suites	Gross Purchase Price	Average Daily Rate (Price) per Room/ Suite(a)	Federal Income Tax Basis for Depreciable Real Property Component of Hotel(b)	Purchase Date
1.	Denver, Colorado	Hilton Garden Inn	221	$58,500,000	$159-179	$53,251,891	March 4, 2011
2.	Winston-Salem, North Carolina	Hampton Inn & Suites	94	11,000,000	99-149	9,560,000	March 15, 2011
3.	Matthews, North Carolina	Fairfield Inn & Suites	94	10,000,000	109-119	8,623,000	March 25, 2011
4.	Columbia, South Carolina	TownePlace Suites	91	10,500,000	119	9,887,100	March 25, 2011
5.	Knoxville, Tennessee	SpringHill Suites	103	14,500,000	139-169	13,616,000	June 2, 2011
6.	Gainesville, Florida	Hilton Garden Inn	104	12,500,000	129-139	11,640,500	June 2, 2011
7.	Richmond, Virginia	Springhill Suites	103	11,000,000	89-129	9,912,500	June 2, 2011
8.	Pensacola, Florida	TownePlace Suites	98	11,500,000	119-164	10,631,500	June 2, 2011
9.	Mobile, Alabama	Hampton Inn & Suites	101	13,000,000	129-139	11,784,000	June 2, 2011
10.	Cedar Rapids, Iowa	Homewood Suites	95	13,000,000	129	12,132,000	June 8, 2011
11.	Cedar Rapids, Iowa	Hampton Inn & Suites	103	13,000,000	119-139	12,216,000	June 8, 2011
12.	Hoffman Estates, Illinois	Hilton Garden Inn	184	10,000,000	119-149	8,503,880	June 10, 2011
13.	Davenport, Iowa	Hampton Inn & Suites	103	13,000,000	134-154	11,892,740	July 19, 2011
14.	Knoxville, Tennessee	Homewood Suites	103	15,000,000	169-179	13,988,500	July 19, 2011
15.	Knoxville, Tennessee	TownePlace Suites	98	9,000,000	119-139	8,275,800	August 9, 2011

		Total	1,695	$225,500,000

Notes for Table 1:

(a)	The amounts shown are subject to change, and exclude discounts that may be offered to corporate, frequent and other select customers.

(b)

The depreciable life is 39 years (or less, as may be permitted by federal tax laws) using the straight-line method. The modified accelerated cost recovery system will be used for the hotel’s personal property component.

Table 2. Loan Information(a)

Hotel Location	Franchise	Assumed Principal Balance of Loan	Annual Interest Rate	Maturity Date
Knoxville, Tennessee	Homewood Suites	$11,500,000	6.30%	October 2016
Knoxville, Tennessee	TownePlace Suites	7,392,000	5.45%	December 2015

		$18,892,000

Note for Table 2:

(a)

This table summarizes loans that (i) pre-dated our purchase, (ii) are secured by our hotels, as indicated and (iii) were assumed by our purchasing subsidiary. Each loan provides for monthly payments of principal and interest on an amortized basis.

Table 3. Operating Information(a)

PART A

	Hotel Location	Franchise	Avg. Daily Occupancy Rates (%)
			2006	2007	2008	2009	2010
1.	Denver, Colorado	Hilton Garden Inn	n/a	47%	66%	65%	75%
2.	Winston-Salem, North Carolina	Hampton Inn & Suites	n/a	n/a	n/a	n/a	55%
3.	Matthews, North Carolina	Fairfield Inn & Suites	n/a	n/a	n/a	n/a	30%
4.	Columbia, South Carolina	TownePlace Suites	n/a	n/a	n/a	65%	72%
5.	Knoxville, Tennessee	SpringHill Suites	75%	77%	75%	77%	77%
6.	Gainesville, Florida	Hilton Garden Inn	n/a	48%	66%	62%	60%
7.	Richmond, Virginia	Springhill Suites	n/a	n/a	70%	58%	62%
8.	Pensacola, Florida	TownePlace Suites	n/a	n/a	60%	70%	82%
9.	Mobile, Alabama	Hampton Inn & Suites	16%	82%	80%	67%	82%
10.	Cedar Rapids, Iowa	Homewood Suites	n/a	n/a	n/a	n/a	55%
11.	Cedar Rapids, Iowa	Hampton Inn & Suites	n/a	n/a	n/a	58%	65%
12.	Hoffman Estates, Illinois	Hilton Garden Inn	69%	64%	63%	57%	66%
13.	Davenport, Iowa	Hampton Inn & Suites	n/a	34%	64%	69%	76%
14.	Knoxville, Tennessee	Homewood Suites	81%	78%	79%	80%	81%
15.	Knoxville, Tennessee	TownePlace Suites	76%	67%	72%	69%	67%

PART B

	Hotel Location	Franchise	Revenue per Available Room/Suite ($)
			2006	2007	2008	2009	2010
1.	Denver, Colorado	Hilton Garden Inn	n/a	$75	$106	$90	$110
2.	Winston-Salem, North Carolina	Hampton Inn & Suites	n/a	n/a	n/a	n/a	$50
3.	Matthews, North Carolina	Fairfield Inn & Suites	n/a	n/a	n/a	n/a	$22
4.	Columbia, South Carolina	TownePlace Suites	n/a	n/a	n/a	$56	$62
5.	Knoxville, Tennessee	SpringHill Suites	$74	$87	$88	$85	$89
6.	Gainesville, Florida	Hilton Garden Inn	n/a	$58	$77	$69	$64
7.	Richmond, Virginia	Springhill Suites	n/a	n/a	$70	$54	$55
8.	Pensacola, Florida	TownePlace Suites	n/a	n/a	$49	$53	$63
9.	Mobile, Alabama	Hampton Inn & Suites	$15	$99	$100	$75	$97
10.	Cedar Rapids, Iowa	Homewood Suites	n/a	n/a	n/a	n/a	$63
11.	Cedar Rapids, Iowa	Hampton Inn & Suites	n/a	n/a	n/a	$63	$72
12.	Hoffman Estates, Illinois	Hilton Garden Inn	$66	$67	$64	$49	$52
13.	Davenport, Iowa	Hampton Inn & Suites	n/a	$36	$71	$74	$82
14.	Knoxville, Tennessee	Homewood Suites	$92	$97	$99	$99	$100
15.	Knoxville, Tennessee	TownePlace Suites	$53	$53	$55	$50	$51

Note for Table 3

(a)	Operating data is presented for the last five years (or since the beginning of hotel operations). See Table 1. General Information above for the date the hotel was acquired.

Table 4. Tax and Related Information

	Hotel Location	Franchise	Tax Year		Real Property Tax Rate(a)	Real Property Tax
1.	Denver, Colorado	Hilton Garden Inn	2010(b	)	6.9%	$380,000
2.	Winston-Salem, North Carolina	Hampton Inn & Suites	2010(b	)	1.1%	38,000	(c)
3.	Matthews, North Carolina	Fairfield Inn & Suites	2010(b	)	1.3%	15,500	(c)
4.	Columbia, South Carolina	TownePlace Suites	2010(b	)	2.7%	106,000
5.	Knoxville, Tennessee	SpringHill Suites	2010(b	)	4.8%	110,899
6.	Gainesville, Florida	Hilton Garden Inn	2010(b	)	2.3%	77,761
7.	Richmond, Virginia	Springhill Suites	2010(b	)	0.9%	48,695
8.	Pensacola, Florida	TownePlace Suites	2010(b	)	1.5%	51,999
9.	Mobile, Alabama	Hampton Inn & Suites	2010(d	)	6.3%	102,513
10.	Cedar Rapids, Iowa	Homewood Suites	2010(e	)	4.2%	16,368	(c)
11.	Cedar Rapids, Iowa	Hampton Inn & Suites	2010(e	)	4.2%	163,340
12.	Hoffman Estates, Illinois	Hilton Garden Inn	2009(b	)	5.2%	313,742
13.	Davenport, Iowa	Hampton Inn & Suites	2010(e	)	3.8%	189,396
14.	Knoxville, Tennessee	Homewood Suites	2010(b	)	4.8%	108,258
15.	Knoxville, Tennessee	TownePlace Suites	2010(b	)	1%	35,919

Notes for Table 4:

(a)	Property tax rate is an aggregate figure for county, city and other local taxing authorities (to the extent applicable).

(b)	Represents a calendar year.

(c)	The hotel property consisted of undeveloped land for a portion of the tax year, and the real property tax is not necessarily indicative of property taxes expected for the hotel in the future.

(d)	Represents 12-month period from October 1, 2009 through September 30, 2010.

(e)	Represents 12-month period from July 1, 2009 through June 30, 2010.

MANAGEMENT

In January 2011 prior to the closing of any sale of Units in our “best-efforts” offering, our sole Shareholder elected Kent W. Colton, R. Garnett Hall, Jr., Anthony Francis “Chip” Keating, III and Ronald A. Rosenfeld as directors. On June 9, 2011, Ronald A. Rosenfeld resigned from the Board of Directors of the Company effective on that date.

Effective July 5, 2011, pursuant to our bylaws, the Board of Directors elected David J. Adams to fill the vacancy of the Board of Directors created by the resignation of Ronald A. Rosenfeld. The following provides additional information on Mr. Adams:

David J. Adams (age 48) was the founder, President and CEO of InteliTap, LLC from 2005 through 2011. InteliTap is the global leader of inventory and supply chain solutions for the hospitality and brewing industry. Additionally, from 2008 through 2010, he served as President and Chief Executive Officer of BridgeGate International, a company that provides data integration platforms to healthcare and government organizations. From 2002 through 2005, Mr. Adams served as Senior Vice President, Corporate Strategy and Technology of TrenStar, Inc., a company that provides asset tracking and management solutions to its clients, who are primarily in the brewing, synthetic rubber, manufacturing/industrial parts and equipment, and air cargo industries. From 2001 to 2002, he served as Vice President, McKesson Medical Surgical Inc. Previous experience includes several years of service to Pepsi- Cola in purchasing and logistics. Mr. Adams also served as an Operations Officer for the United States Navy. He received his Bachelor’s degree from Virginia Military Institute, a Master of Business Administration from Troy State University and a Master of Science degree in systems analysis from the Naval Postgraduate School.

The biographies of Dr. Colton, Mr. Hall and Mr. Keating appear on pages 63 through 65 of our prospectus within the section captioned “Management.”

Dr. Colton, Mr. Hall, Mr. Keating and Mr. Adams will serve as directors until our Annual Meeting of Shareholders in 2012. Dr. Colton, Mr. Hall and Mr. Keating will serve on the Audit Committee and the Compensation Committee of the Board of Directors. Dr. Colton and Mr. Adams will serve on the Executive Committee of the Board of Directors, along with Mr. Glade M. Knight.

SELECTED FINANCIAL DATA

(in thousands except per share and other data)	Six Months Ended June 30, 2011	For the period August 13, 2010 (initial capitalization) through December 31, 2010
	(unaudited)
Revenues:
Room revenue	$6,711	$—
Other revenue	813	—

Total revenue	7,524	—
Expenses:
Hotel operating expenses	3,855	—
Taxes, insurance and other	465	—
General and administrative expenses	1,374	28
Acquisition related costs	4,548	—
Depreciation	1,098	—
Interest (income) expense, net	(247)	3

Total expenses	11,093	31

Net loss	$(3,569)	$(31)

Per Share:
Net loss per common share	$(0.18)	$(3,083.50)
Distributions declared and paid per common share	$0.34375	$—
Weighted-average common shares outstanding—basic and diluted	19,547	—

Cash Flow From (Used In):
Operating activities	$(3,547)	$(6)
Investing activities	(191,029)	—
Financing activities	337,290	82

	June 30, 2011	December 31, 2010
	(unaudited)
Balance Sheet Data:
Cash and cash equivalents	$142,838	$124
Investment in hotels, net	186,522	—
Total assets	335,385	992
Note payable	—	400
Shareholders’ equity	333,801	17

Other Data:
Number of hotels owned at end of period	12	—

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
(for the six months ended June 30, 2011)

Overview

Apple REIT Ten, Inc. together with its wholly owned subsidiaries (the “Company”) is a Virginia corporation that intends to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company, which owned 12 properties as of June 30, 2011 and has a limited operating history, was formed to invest in hotels and other income-producing real estate in selected metropolitan areas in the United States. Initial capitalization occurred on August 13, 2010, when 10 Units, each Unit consisting of one common share and one Series A preferred share, were purchased by Apple Ten Advisors, Inc. (“A10A”) and 480,000 Series B convertible preferred shares were purchased by Glade M. Knight, the Company’s Chairman and Chief Executive Officer. The Company’s fiscal year end is December 31.

Legal Proceedings and Related Matters

The term the “Apple REIT Companies” means Apple REIT Six, Inc. Apple REIT Seven, Inc., Apple REIT Eight, Inc., Apple REIT Nine, Inc. and the Company.

On June 17, 2011, one shareholder of Apple REIT Nine, Inc. filed a putative class action captioned Nancy Kowalski v. Apple REIT Ten, Inc., et al, Case No. 1:11-cv-2919, in the United States District Court for the Eastern District of New York against the Company, its directors and certain of its officers, Apple REIT Nine, Inc., its directors and certain of its officers, and David Lerner Associates, Inc. and David Lerner. The complaint, purportedly brought on behalf of all purchasers of Units in the Company and Apple REIT Nine, Inc. from June 16, 2008 through and including June 17, 2011, asserts claims under Sections 11, 12 and 15 of the Securities Act of 1933 and seeks, among other things, certification of the class, damages, rescission of share purchases and other costs and expenses. The complaint alleges, among other things, that: (1) the registration statements and prospectuses of the Company and Apple REIT Nine, Inc. failed to disclose material information concerning the value of the Units of the prior Apple REIT companies, (2) the operations and investment model implemented by the Company and Apple REIT Nine, Inc. are determined to lose investors’ capital, and (3) David Lerner Associates, Inc. solicited purchases of the Company and Apple REIT Nine, Inc. by means of false and misleading statements concerning the distributions paid by prior Apple REIT companies. The Company believes that these claims against it and its officers and directors are without merit, and intends to defend against them vigorously. At this time, the Company cannot reasonably predict the outcome of these proceedings or an estimate of damages or provide a reasonable estimate of the possible loss or range of loss due to these proceedings, if any.

On June 20, 2011, two shareholders of the Apple REIT companies filed a putative class action captioned Kronberg et al. v. David Lerner Associates Inc., et al, Case No. 2:11-cv-03558, in the United States District Court for the District of New Jersey against David Lerner Associates, Inc. and certain of its officers, and the Apple REIT companies and Glade M. Knight. The complaint, purportedly brought on behalf of purchasers of Units in the Apple REIT Companies, asserts claims and seeks, among other things, certification of the class, compensatory, special and general damages, and other costs and expenses. The complaint alleges, among other things, that: (1) David Lerner Associates, Inc. made false and misleading misrepresentations about (a) the value of the Units of the Apple REIT Companies, (b) previous distribution payments made by the Apple REIT Companies, and (c) the operations of the Apple REIT Companies, (2) the significant risks associated with the illiquid investment in the Apple REIT Companies were not properly disclosed to investors, and (3) under the various agency agreements between David Lerner Associates, Inc. and the Apple REIT Companies, the Apple REIT Companies and Glade M. Knight are responsible for the actions and representations of David Lerner Associates, Inc. and its certain officers regarding the sale of Units of the Apple REIT Companies. The Company believes that these claims against the Apple REIT Companies and Glade M. Knight are without merit, and the Company intends to defend against them vigorously. At this time, the Company cannot reasonably predict the outcome of these proceedings or an estimate of damages or provide a reasonable estimate of the possible loss or range of loss due to these proceedings, if any.

On June 28, 2011, a shareholder of the Company and Apple REIT Nine, Inc. filed a putative class action lawsuit captioned Marvin Leff v. Apple REIT Ten, Inc., et al, Case No. 2:11-cv-03094, in the United States District Court for the Eastern District of New York against the Company, its directors and certain of its officers, Apple REIT Nine, Inc., its directors and certain of its officers, and David Lerner Associates, Inc. and David Lerner. The complaint, purportedly brought on behalf of all purchasers of Units in the Company and Apple REIT Nine, Inc. from June 17, 2008 through and including June 28, 2011, asserts claims under Sections 11, 12 and 15 of the Securities Act of 1933 and seeks, among other things, certification of the class, damages, rescission of share purchases and other costs and expenses. The complaint alleges, among other things, that: (1) the registration statements and prospectuses of the Company and Apple REIT Nine, Inc. failed to disclose material information concerning the value of the Units of the prior Apple REIT Companies, and (2) David Lerner Associates, Inc. solicited purchases of the Company and Apple REIT Nine, Inc. by means of false and misleading statements concerning the distributions paid by prior Apple REIT Companies. The Company believes that these claims against the Company and its officers and directors are without merit, and the Company intends to defend against them vigorously. At this time, the Company cannot reasonably predict the outcome of these proceedings or provide a reasonable estimate of the possible loss or range of loss due to these proceedings, if any.

On May 27, 2011, the Financial Industry Regulatory Authority (“FINRA”) filed a complaint against David Lerner Associates, Inc., related to its sales practices relative to the Units of the Company. The Company is unaffiliated with David Lerner Associates, Inc.; however, the Company relies upon it for the offer and sale and administration of the Units. The Company intends on cooperating with regulatory or governmental inquiries.

Hotels Owned

The Company commenced operations in March 2011 upon the purchase of its first hotel property. The following table summarizes the location, brand, manager, date acquired, number of rooms and gross purchase price for each of the 12 hotels the Company owned as of June 30, 2011. All dollar amounts are in thousands.

City	State	Brand	Manager	Date Acquired	Rooms	Gross Purchase Price
Denver	CO	Hilton Garden Inn	Stonebridge	3/4/2011	221	$58,500
Winston-Salem	NC	Hampton Inn & Suites	McKibbon	3/15/2011	94	11,000
Matthews	NC	Fairfield Inn & Suites	Newport	3/25/2011	94	10,000
Columbia	SC	TownePlace Suites	Newport	3/25/2011	91	10,500
Mobile	AL	Hampton Inn & Suites	McKibbon	6/2/2011	101	13,000
Gainesville	FL	Hilton Garden Inn	McKibbon	6/2/2011	104	12,500
Pensacola	FL	TownePlace Suites	McKibbon	6/2/2011	98	11,500
Knoxville	TN	SpringHill Suites	McKibbon	6/2/2011	103	14,500
Richmond	VA	SpringHill Suites	McKibbon	6/2/2011	103	11,000
Cedar Rapids	IA	Hampton Inn & Suites	Schulte	6/8/2011	103	13,000
Cedar Rapids	IA	Homewood Suites	Schulte	6/8/2011	95	13,000
Hoffman Estates	IL	Hilton Garden Inn	Schulte	6/10/2011	184	10,000

				Total	1,391	$188,500

The purchase price for the hotels acquired was funded by the Company’s on-going best-efforts offering of Units. The Company leases all of its hotels to its wholly-owned taxable REIT subsidiary (or a subsidiary thereof) under hotel lease agreements. The Company also used the proceeds of its on-going best-efforts offering to pay approximately $3.8 million, representing 2% of the gross purchase price for these hotels, as a commission to Apple Suites Realty Group, Inc. (“ASRG”), 100% owned by Glade M. Knight, the Company’s Chairman and Chief Executive Officer.

No goodwill was recorded in connection with any of the acquisitions.

Management and Franchise Agreements

Each of the Company’s 12 hotels are operated and managed, under separate management agreements by affiliates of one of the following companies: MHH Management, LLC (“McKibbon”), Newport Hospitality Group, Inc. (“Newport”), Schulte Hospitality Group, Inc. (“Schulte”) or Stonebridge Realty Advisors, Inc. (“Stonebridge”). The agreements provide for initial terms of 5-10 years. Fees associated with the agreements generally include the payment of base management fees, incentive management fees, accounting fees, and other fees for centralized services which are allocated among all of the hotels that receive the benefit of such services. Base management fees are calculated as a percentage of gross revenues. Incentive management fees are calculated as a percentage of operating profit in excess of a priority return to the Company, as defined in the management agreements. The Company has the option to terminate the management agreements if specified performance thresholds are not satisfied. For the six months ended June 30, 2011 the Company incurred approximately $238,000 in management fee expense.

McKibbon, Newport, Schulte and Stonebridge are not affiliated with either Marriott or Hilton, and as a result, the hotels they manage were required to obtain separate franchise agreements with each respective franchisor. The Hilton franchise agreements generally provide for a term of 10 to 18 years. Fees associated with the agreements generally include the payment of royalty fees and program fees. The Marriott franchise agreements provide for an initial term of 15 to 20 years. Fees associated with the agreement includes the payment of royalty fees, marketing fees, reservation fees and a communications support fee based on room revenues. For the six months ended June 30, 2011 the Company incurred approximately $338,000 in franchise fees.

Results of Operations

During the period from the Company’s initial formation on August 13, 2010 to March 3, 2011, the Company owned no properties, had no revenue, exclusive of interest income and was primarily engaged in capital formation activities. The Company began operations on March 4, 2011 when it purchased its first hotel and has purchased an additional 11 hotel properties through June 30, 2011. As a result, a comparison of 2011 operating results to prior year results is not meaningful. Hotel performance is impacted by many factors including local competition, and local and general economic conditions in the United States.

Revenues

The Company’s principal source of revenue is hotel revenue, consisting of room and other related revenue. For the three and six months ended June 30, 2011, the Company had total revenue of approximately $6.6 million and $7.5 million. This revenue reflects hotel operations for the 12 hotels acquired through June 30, 2011 for their respective periods of ownership by the Company. For the three months ended June 30, 2011, the hotels achieved combined average occupancy of approximately 76%, average daily rate (“ADR”) of $114 and revenue per available room (“RevPAR”) of $87. For the six months ended June 30, 2011, the hotels achieved combined average occupancy of approximately 75%, average daily rate (“ADR”) of $116 and revenue per available room (“RevPAR”) of $86. ADR is calculated as room revenue divided by the number of rooms sold, and RevPAR is calculated as occupancy multiplied by ADR. These rates are consistent with industry and brand averages.

Expenses

Hotel operating expenses relate to the 12 hotels acquired through June 30, 2011 for their respective periods owned and consist of direct room expenses, hotel administrative expense, sales and marketing expense, utilities expense, repair and maintenance expense, franchise fees and management fees. For the three months ended June 30, 2011, hotel operating expenses totaled approximately $3.4 million or 51% of total revenue. For the six months ended June 30, 2011, hotel operating expenses totaled approximately $3.9 million or 51% of total revenue.

Taxes, insurance, and other expense for the three months ended June 30, 2011 totaled approximately $401,000 or 6% of total revenue. Taxes, insurance, and other expense for the six months ended June 30, 2011 totaled approximately $465,000 or 6% of total revenue.

General and administrative expense for the three and six months ended June 30, 2011 totaled approximately $777,000 and $1.4 million. The principal components of general and administrative expense are advisory fees and reimbursable expenses, legal fees, accounting fees and reporting expense. The Company has incurred approximately $55,000 in legal costs in 2011. A significant portion of this is due to the legal and related matters discussed above and the Company anticipates it will continue to incur significant legal costs for at least the remainder of 2011.

Acquisition related costs for the three and six months ended June 30, 2011 were approximately $2.5 million and $4.5 million. The Company has expensed as incurred all transaction costs associated with the acquisitions of existing businesses, including title, legal, accounting and other related costs, as well as the brokerage commission paid to ASRG.

Depreciation expense for the three and six months ended June 30, 2011 totaled approximately $884,000 and $1.1 million. Depreciation expense represents depreciation expense of the Company’s 12 hotel buildings and related improvements, and associated personal property (furniture, fixtures and equipment), for their respective periods owned.

For the three and six months ended June 30, 2011, the Company recognized interest income of approximately $151,000 and $248,000. Interest income represents earnings on excess cash invested in short term money market instruments. Interest expense during the six months ended June 30, 2011 totaled approximately $1,100 and primarily represents interest expense incurred on the Company’s short-term financing under a note payable which was outstanding from August 20, 2010 to January 27, 2011. The Company did not incur any interest expense during the three months ended June 30, 2011.

Liquidity and Capital Resources

The Company was initially capitalized on August 13, 2010, with its first investor closing on January 27, 2011. The Company’s principal source of liquidity is cash on hand, the proceeds of its on-going best-efforts offering and the cash flow generated from properties the Company has or will acquire and any short term investments. In addition, the Company may borrow funds, subject to the approval of the Company’s Board of Directors.

The Company anticipates that cash flow, and cash on hand, will be adequate to cover its operating expenses and to permit the Company to meet its anticipated liquidity requirements, including capital improvements and anticipated distributions to shareholders. The Company intends to use the proceeds from the Company’s on-going best-efforts offering, cash on hand and assumed secured debt to purchase income producing real estate.

To maintain its REIT status the Company is required to distribute at least 90% of its ordinary income. Distributions during the first six months of 2011 totaled approximately $7.6 million and were paid at a monthly rate of $0.06875 per common share beginning in February 2011. For the same period, the Company’s cash used in operations was approximately $3.5 million. Due to the inherent delay between raising capital and investing that same capital in income producing real estate, the Company has had significant amounts of cash earning interest at short term money market rates. As a result, distributions paid through June 30, 2011 have been funded from proceeds from the on-going best-efforts offering of Units, and are expected to be treated as a return of capital for federal income tax purposes. In February 2011, the Company’s Board of Directors established a policy for an annualized distribution rate of $0.825 per common share, payable in monthly distributions. The Company intends to continue paying distributions on a monthly basis, consistent with the annualized distribution rate established by its Board of Directors. The Company’s Board of Directors, upon the recommendation of the Audit Committee, may amend or establish a new annualized distribution rate and may change the timing of when distributions are paid. The Company’s objective in setting a distribution rate is to project a rate that will provide consistency over the life of the Company taking into account acquisitions and capital improvements, ramp up of new properties and varying economic cycles. To meet this objective, the Company may require the use of debt or offering proceeds in addition to cash from operations. Since distributions to date have been funded with proceeds from the offering of Units, the Company’s ability to maintain its current intended rate of distribution will be based on its ability to fully invest its offering proceeds and thereby increase its cash generated from operations. As there can be no assurance of the Company’s ability to acquire properties that provide income at this level, or that the properties already acquired will provide income at this level, there can be no assurance as to the classification or duration of distributions at the current rate. Proceeds of the offering which are distributed are not available for investment in properties.

The Company is raising capital through a best-efforts offering of Units (each Unit consists of one common share and one Series A preferred share) by David Lerner Associates, Inc., the managing dealer, which receives selling commissions and a marketing expense allowance based on proceeds of the Units sold. The minimum offering of 9,523,810 Units at $10.50 per Unit was sold as of January 27, 2011, with proceeds net of commissions and marketing expenses totaling $90 million. Subsequent to the minimum offering and through June 30, 2011, an additional 25.9 million Units, at $11 per Unit, were sold, with the Company receiving proceeds, net of commissions, marketing expenses and other offering costs of approximately $255 million. The Company is continuing its offering at $11.00 per Unit. The Company will offer Units until January 19, 2013, unless the offer is extended, or terminated if all of the Units are sold before then. As of June 30, 2011, 146,838,294 Units remained unsold.

Prior to the commencement of the Company’s on-going best-efforts offering, the Company obtained an unsecured note payable in a principal amount of $400,000 to fund certain start-up costs and offering expenses. The note was fully paid during January 2011 with net proceeds from the Company’s on-going best-efforts offering.

The Company has on-going capital commitments to fund its capital improvements. The Company is required, under all of the hotel management agreements, to make available, for the repair, replacement, refurbishing of furniture, fixtures, and equipment, a percentage of gross revenues provided that such amount may be used for the Company’s capital expenditures with respect to the hotels. The Company expects that this amount will be adequate to fund required repair, replacement, and refurbishments and to maintain the Company’s hotels in a competitive condition.

As of June 30, 2011, the Company had cash and cash equivalents totaling $142.8 million, primarily resulting from the sale of Units through that date. The Company intends to use funds generated from its ongoing best-efforts offering to invest in hotels and other income-producing real estate. As of June 30, 2011, the Company had outstanding contracts for the potential purchase of ten additional hotels for a total purchase price of $180.5 million. Of these ten hotels, two are under construction and should be completed by the end of 2011. Closing on these two hotels is expected upon completion of construction. The existing hotels are expected to close within the next six months. Although the Company is working towards acquiring these hotels, there are many conditions to closing that have not yet been satisfied and there can be no assurance that closings will occur under the outstanding purchase contracts. The following table summarizes the location, brand, number of rooms, refundable (if the seller does not meet its obligations under the contract) contract deposits paid, and gross purchase price for each of the contracts. All dollar amounts are in thousands.

Location	Brand	Rooms	Deposits Paid	Gross Purchase Price
Operating(a)
South Bend, IN	Fairfield Inn & Suites	119	$800	$17,500
Knoxville, TN	Homewood Suites	103	100	15,000	(c)
Davenport, IA	Hampton Inn & Suites	103	100	13,000
Knoxville, TN	TownePlace Suites	98	100	9,000	(c)
Gainesville, FL	Homewood Suites	103	100	14,550	(c)
Skokie, IL	Hampton Inn & Suites	225	125	32,000	(c)
Des Plaines, IL	Hilton Garden Inn	251	125	38,000	(c)
Round Rock, TX	Homewood Suites	115	150	15,500
Under Construction(b)
Jacksonville, NC	Home2 Suites	105	100	12,000
Charleston, SC	Home2 Suites	122	200	13,908	(d)

		1,344	$1,900	$180,458

(a)	These hotels are currently operational and assuming all conditions to closing are met should close within six months from June 30, 2011.

(b)

The hotels are currently under construction. The table shows the expected number of rooms upon hotel completion and the expected franchise. Assuming all conditions to closing are met the purchase of these hotels should close by the end of 2011.

(c)	Purchase contracts for these hotels require the Company to assume approximately $72.0 million in mortgage debt. The loans provide for monthly payments of principal and interest on an amortized basis.

(d)

If the seller meets all of the conditions to closing, the Company is obligated to specifically perform under the contract. As the property is under construction, at this time, the seller has not met all of the conditions to closing.

It is anticipated that the purchase price (less any debt assumed) for the outstanding contracts will be funded from the proceeds of the Company’s on-going best-efforts offering of Units and cash on hand if a closing occurs.

Related Party Transactions

The Company has, and is expected to continue to engage in, significant transactions with related parties. These transactions cannot be construed to be at arm’s length and the results of the Company’s operations may be different if these transactions were conducted with non-related parties. The Company’s independent members of the Board of Directors oversee and annually review the Company’s related party relationships (which include the relationships discussed in this section) and are required to approve any significant modifications to the contracts, as well as any new significant related party transactions. The Board of Directors is not required to approve each individual transaction that falls under the related party relationships. However, under the direction of the Board of Directors, at least one member of the Company’s senior management team approves each related party transaction.

The Company has a contract with ASRG, to acquire and dispose of real estate assets for the Company. A fee of 2% of the gross purchase price or gross sale price in addition to certain reimbursable expenses is paid to ASRG for these services. As of June 30, 2011, payments to ASRG for fees under the terms of this contract have totaled approximately $3.8 million since inception. Of this amount, $2.0 million was incurred during the three months ending June 30, 2011, and is included in acquisition related costs in the Company’s consolidated statements of operations.

The Company is party to an advisory agreement with A10A, pursuant to which A10A provides management services to the Company. An annual fee ranging from 0.1% to 0.25% of total equity proceeds received by the Company, in addition to certain reimbursable expenses, are payable for these services. Total advisory fees incurred by the Company under the advisory agreement are included in general and administrative expenses and totaled approximately $105,000 for the six months ended June 30, 2011.

In addition to the fees payable to ASRG and A10A, the Company reimbursed A10A or ASRG or paid directly to Apple REIT Six, Inc. (“AR6”) on behalf of A10A or ASRG approximately $698,000 for the three months ended June 30, 2011. The expenses reimbursed are approximately $350,000 for costs reimbursed under the contract with ASRG and approximately $348,000 of costs reimbursed under the contract with A10A. The costs are included in general and administrative expenses and are for the Company’s proportionate share of the staffing and related costs provided by AR6. The costs are actual costs with no markup or profit to AR6.

The advisors are staffed with personnel of AR6. AR6 provides similar staffing for Apple Six Advisors, Inc. (“A6A”), Apple Seven Advisors, Inc. (“A7A”), Apple Eight Advisors, Inc. (“A8A”) and Apple Nine Advisors, Inc. (“A9A”). A6A, A7A, A8A and A9A provide management services to, respectively, AR6, Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc. Although there is a potential conflict on time allocation of employees due to the fact that a senior manager, officer or staff member will provide services to more than one company, the Company believes that the executives and staff compensation sharing arrangement allows the companies to share costs yet attract and retain superior executives and staff. The cost sharing structure also allows each entity to maintain a much more cost effective structure than having separate staffing arrangements. Amounts reimbursed to AR6 include both compensation for personnel and “overhead” (office rent, utilities, benefits, office supplies, etc.) utilized by the companies. The allocation of costs from AR6 is made by the management of the several REITs and is reviewed at least annually by the Compensation Committees of the several REITs. In making the allocation, management and the Compensation Committee, consider all relevant facts related to the Company’s level of business activity and the extent to which the Company requires the services of particular personnel of AR6. Such payments are based on the actual costs of the services and are not based on formal record keeping regarding the time these personnel devote to the Company, but are based on a good faith estimate by the employee and/or his or her supervisor of the time devoted by the employee to the Company. As part of this arrangement, the day to day transactions may result in amounts due to or from the noted related parties. To efficiently manage cash disbursements, the individual companies may make payments for any or all of the related companies. The amounts due to or from the related individual companies are reimbursed or collected and are not significant in amount.

ASRG, A6A, A7A, A8A, A9A and A10A are 100% owned by Glade M. Knight, Chairman and Chief Executive Officer of the Company. Mr. Knight is also Chairman and Chief Executive Officer of AR6, Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc. Members of the Company’s Board of Directors are also on the Board of Directors of Apple REIT Seven, Inc. and Apple REIT Eight, Inc.

During the first quarter of 2011, the Company entered into an assignment of contract with ASRG to become the purchaser of a Home2 Suites by Hilton (currently under construction) located in Charleston, South Carolina for a total purchase price of $13.9 million. ASRG entered into the assigned contract on November 5, 2010. Under the terms and conditions of the contract, ASRG assigned to the Company all of its rights and obligations under the purchase contract. There was no consideration paid to ASRG for this assignment, other than the reimbursement of the deposit previously made by ASRG totaling $100,000. There was no profit for ASRG in the assignment.

Series B Convertible Preferred Stock

The Company has authorized 480,000 shares of Series B convertible preferred stock. The Company has issued 480,000 Series B convertible preferred shares to Glade M. Knight, Chairman and Chief Executive Officer of the Company, in exchange for the payment by him of $0.10 per Series B convertible preferred share, or an aggregate of $48,000. The Series B convertible preferred shares are convertible into common shares pursuant to the formula and on the terms and conditions set forth below.

There are no distributions payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the articles of incorporation that would adversely affect the Series B convertible preferred shares.

Upon the Company’s liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of the Company’s assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

Each holder of outstanding Series B convertible preferred shares shall have the right to convert any of such shares into common shares of the Company upon and for 180 days following the occurrence of any of the following events:

(1) substantially all of the Company’s assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of the Company;

(2) the termination or expiration without renewal of the advisory agreement, or if the Company ceases to use ASRG to provide property acquisition and disposition services; or

(3) the Company’s common shares are listed on any securities exchange or quotation system or in any established market.

Upon the occurrence of any conversion event, each Series B convertible preferred share may be converted into a number of common shares based upon the gross proceeds raised through the date of conversion in the Company’s $2 billion offering according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$300 million	3.19885
$400 million	4.83721
$500 million	6.11068
$600 million	7.29150
$700 million	8.49719
$800 million	9.70287
$900 million	10.90855
$1 billion	12.11423
$1.1 billion	13.31991
$1.2 billion	14.52559
$1.3 billion	15.73128
$1.4 billion	16.93696
$1.5 billion	18.14264
$1.6 billion	19.34832
$1.7 billion	20.55400
$1.8 billion	21.75968
$1.9 billion	22.96537
$2 billion	24.17104

In the event that after raising gross proceeds of $2 billion, the Company raises additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/100 million) x 1.20568, where X is the additional gross proceeds rounded down to the nearest 100 million.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

Expense related to the issuance of 480,000 Series B convertible preferred shares to Mr. Knight will be recognized at such time when the number of common shares to be issued for conversion of the Series B shares can be reasonably estimated and the event triggering the conversion of the Series B shares to common shares occurs. The expense will be measured as the difference between the fair value of the common stock for which the Series B shares can be converted and the amounts paid for the Series B shares. Although the fair market value cannot be determined at this time, expense if the maximum offering is achieved could range from $0 to in excess of $127 million (assumes $11 per unit fair market value). Based on equity raised through June 30, 2011, if a triggering event had occurred, expense would have ranged from $0 to $16.9 million (assumes $11 per unit fair market value) and approximately 1.5 million common shares would have been issued.

Impact of Inflation

Operators of hotels, in general, possess the ability to adjust room rates daily to reflect the effects of inflation. Competitive pressures may, however, limit the operators’ ability to raise room rates. Currently the Company is not experiencing any material impact from inflation.

Business Interruption

Being in the real estate industry, the Company is exposed to natural disasters on both a local and national scale. Although management believes there is adequate insurance to cover this exposure, there can be no assurance that such events will not have a material adverse effect on the Company’s financial position or results of operations.

Seasonality

The hotel industry historically has been seasonal in nature. Seasonal variations in occupancy at its hotels may cause quarterly fluctuations in its revenues. To the extent that cash flow from operations is insufficient during any quarter, due to temporary or seasonal fluctuations in revenue, the Company expects to utilize cash on hand to make distributions.

Subsequent Events

In July 2011, the Company declared and paid approximately $2.4 million in dividend distributions to its common shareholders, or $0.06875 per outstanding common share.

During July 2011, the Company closed on the issuance of 1.5 million Units through its on-going best-efforts offering, representing gross proceeds to the Company of $16.4 million and proceeds net of selling and marketing costs of $14.8 million.

Subsequent to June 30, 2011, the Company closed on the purchase of two hotels. The following table summarizes the hotel information. All dollar amounts are in thousands.

Location	Brand	Date of Purchase	Rooms	Gross Purchase Price
Knoxville, TN	Homewood Suites	7/19/2011	103	$15,000	(a)
Davenport, IA	Hampton Inn & Suites	7/19/2011	103	13,000
Knoxville, TN	TownePlace Suites	8/9/2011	98	9,000	(a)

			304	$37,000

(a)	The Company assumed approximately $18.9 million of mortgage debt associated with these hotels. The loans provide for monthly payments of principal and interest on an amortized basis.

Subsequent to June 30, 2011, the Company entered into a series of contracts for the potential purchase of four hotels. The following table summarizes the hotel and contract information. All dollar amounts are in thousands.

Location	Brand	Date of Purchase Contract	Rooms	Gross Purchase Price	Initial Refundable Deposit
Merrillville, IN	Hilton Garden Inn	7/11/2011	124	$14,825	$100
Mason, OH	Hilton Garden Inn	7/11/2011	110	14,825	100
Omaha, NE	Hilton Garden Inn	7/13/2011	178	29,200	100	(a)
Scottsdale, AZ	Hilton Garden Inn	7/13/2011	122	16,300	100	(b)

			534	$75,150	$400

(a)

Purchase contract for this hotel requires an increase to the purchase price at closing (up to $825,000) of the costs associated with the prepayment by the seller of an existing loan secured by this hotel.

(b)	Purchase contract for this hotel requires the Company to assume approximately $10.6 million in mortgage debt. This loan provides for monthly payments of principal and interest on an amortized basis.

EXPERTS

The consolidated financial statements of Apple REIT Ten, Inc. at December 31, 2010 and August 13, 2010 (initial capitalization), and for the period August 13, 2010 (initial capitalization) through December 31, 2010, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of the Denver, Colorado—Hilton Garden Inn at December 31, 2010 and 2009 and for each of the two years in the period ended December 31, 2010, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of the CN Hotel Portfolio (Winston-Salem, North Carolina Hampton Inn & Suites; Matthews, North Carolina Fairfield Inn & Suites; Columbia, South Carolina TownePlace Suites; and Jacksonville, North Carolina Home2 Suites) at December 31, 2010 and 2009 and for the years then ended, appearing in this Prospectus and Registration Statement have been audited by Gerald O. Dry, PA, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of the McKibbon Hotel Portfolio (Knoxville, Tennessee SpringHill Suites; Gainesville, Florida Hilton Garden Inn; Richmond, Virginia SpringHill Suites; Pensacola, Florida TownePlace Suites; Mobile, Alabama Hampton Inn & Suites; Knoxville, Tennessee TownePlace Suites; Knoxville, Tennessee Homewood Suites and Gainesville, Florida Homewood Suites) at December 31, 2010 and 2009 and for the years then ended, appearing in this Prospectus and Registration Statement have been audited by Mauldin & Jenkins, LLC, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of the Hawkeye Hotel Portfolio (Cedar Rapids, Iowa Homewood Suites; Cedar Rapids, Iowa Hampton Inn & Suites and Davenport, Iowa Hampton Inn & Suites) at December 31, 2010 and 2009 and for the years then ended, appearing in this Prospectus and Registration Statement have been audited by Wade Stables P.C., independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

EXPERIENCE OF PRIOR PROGRAMS

The tables following this introduction set forth information with respect to certain of the prior real estate programs sponsored by Glade M. Knight, who is sometimes referred to as the “prior program sponsor.” These tables provide information for use in evaluating the programs, the results of the operations of the programs, and compensation paid by the programs. Information in the tables is current as of December 31, 2010. The tables are furnished solely to provide prospective investors with information concerning the past performance of entities formed by Glade M. Knight. Regulatory filings and annual reports of, Apple REIT Nine, Apple REIT Eight, Apple REIT Seven, Apple REIT Six, Apple Hospitality Five and Apple Hospitality Two will be provided upon request for no cost (except for exhibits, for which there is a minimal charge). In addition, table VI of this supplement of our registration statement contains detailed information on the property acquisitions of Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine and is available without charge upon request of any investor or prospective investor. Please send all requests to Apple REIT Ten, Inc., 814 East Main Street, Richmond, VA 23219, Attn: Kelly Clarke; telephone: 804-344-8121.

In the five years ending December 31, 2010, Glade M. Knight sponsored only, Apple Hospitality Two, Apple Hospitality Five, Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine, which have investment objectives similar to ours. Apple Hospitality Two, Apple Hospitality Five, Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine were formed to invest in existing residential rental properties and/or extended-stay and select-service hotels and possibly other properties for the purpose of providing regular monthly or quarterly distributions to shareholders and the possibility of long-term appreciation in the value of properties and shares.

On May 23, 2007, Apple Hospitality Two merged with and into an affiliate managed by ING Clarion Partners, LLC. Pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of February 15, 2007, upon the completion of the merger, the separate corporate existence of Apple Hospitality Two ceased. Each shareholder of Apple Hospitality Two received approximately $11.20 for each outstanding unit (consisting of one common share together with one Series A preferred share).

On October 5, 2007, Apple Hospitality Five merged with and into a subsidiary of Inland American Real Estate Trust, Inc. Pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of July 25, 2007, upon the completion of the merger, the separate corporate existence of Apple Hospitality Five ceased. Each shareholder of Apple Hospitality Five received approximately $14.05 for each outstanding unit (consisting of one common share together with one Series A preferred share).

The information in the following tables should not be considered as indicative of our capitalization or operations. Also past performance of prior programs is not necessarily indicative of our future results. Purchasers of units offered by our offering will not have any interest in the entities referred to in the following tables or in any of the properties owned by those entities as a result of the acquisition of Units in us.

See, “Apple Ten Advisors and Apple Suites Realty—Prior Performance of Programs Sponsored by Glade M. Knight” in the prospectus for additional information on certain prior real estate programs sponsored by Mr. Knight, including a description of the investment objectives which are deemed by Mr. Knight to be similar and dissimilar to ours.

The following tables use certain financial terms. The following paragraphs briefly describe the meanings of these terms.

•	“Acquisition Costs” means fees related to the purchase of property, cash down payments, acquisition fees, and legal and other costs related to property acquisitions.

•

“Cash Generated From Operations” means the excess (or the deficiency in the case of a negative number) of operating cash receipts, including interest on investments, over operating cash expenditures, including debt service payments.

•	“GAAP” refers to “Generally Accepted Accounting Principles” in the United States.

•	“Recapture” means the portion of taxable income from property sales or other dispositions that is taxed as ordinary income.

•	“Reserves” refers to offering proceeds designated for repairs and renovations to properties and offering proceeds not committed for expenditure and held for potential unforeseen cash requirements.

•	“Return of Capital” refers to distributions to investors in excess of net income.

TABLE I: EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I presents a summary of the funds raised and the use of those funds by Apple REIT Nine and Apple REIT Eight, whose investment objectives are similar to those of Apple REIT Ten, and whose offering closed within the three years ending December 31, 2010.

	Apple REIT Nine	Apple REIT Eight
Dollar Amount Offered	$2,000,000,000	$1,000,000,000
Dollar Amount Raised	2,000,000,000	1,000,000,000
Dollar Amount Raised as % of Total Offering	100%	100%
LESS OFFERING EXPENSES:
Selling Commissions and Discounts	10.00%	10.00%
Organizational Expenses	0.15%	0.15%
Other	0.00%	0.00%
Reserves	0.50%	0.50%
Percent Available for Investment	89.35%	89.35%
ACQUISITON COSTS:
Prepaid items and fees to purchase property(1)	68.22%	87.35%
Cash down payment	0.62%	0.00%
Acquisition fees(2)	2.00%	2.00%
Acquisition related reimbursement of employee payroll and benefits and overhead costs(3)	0.11%	0.12%
Other(4)	18.40%	0.00%
Total Acquisition Costs	89.35%	89.35%
Percentage Leverage (excluding unsecured debt)	4.83%	12.89%
Date Offering Began	April 2008	July 2007
Length of offering (in months)	32	9
Months to invest 90% of amount available for investment (measured from beginning of offering)	N/A	11

(1)	This line item includes the contracted purchase price plus any additional closing costs such as transfer taxes, title insurance and legal fees.

(2)	Substantially all of the acquisition fees were paid to the sponsor or affiliates of the sponsor. The acquisition fees include real estate commissions paid on an acquisition.

(3)

Represents payroll and benefits expenses and other overhead expenses either directly incurred, or reimbursements to Apple Fund Management (a subsidiary of Apple REIT Six and indirectly controlled by the Prior Performance Sponsor) or a prior related REIT organized and indirectly controlled by the Prior Program Sponsor. Generally Accepted Accounting Principles (“GAAP”) require these amounts to be expensed in the Companies’ statements of operations as incurred. Therefore the amounts reflected in this schedule are not intended to reflect the basis of properties acquired in accordance with GAAP.

(4)	Remaining amount raised as of December 31, 2010 to be used for acquisitions under contract and general working capital.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

TABLE II: COMPENSATION TO SPONSOR AND ITS AFFILIATES

Table II summarizes the compensation paid to the Prior Program Sponsor and its Affiliates (i) by programs organized by it and closed within three years ended December 31, 2010, and (ii) by all other programs during the three years ended December 31, 2010.

	Apple REIT Nine	Apple REIT Eight	Apple REIT Seven	Apple REIT Six
Date offering commenced	April 2008	July 2007	March 2006	April 2004
Dollar amount raised	$2,000,000,000	$1,000,000,000	$1,000,000,000	$1,000,000,000
Amounts Paid to Prior Program Sponsor from Proceeds of Offering:
Underwriting fees	—	—	—	—
Acquisition fees:
—Real Estate commission(1)	29,134,000	19,011,000	18,032,000	16,906,642
—Advisory Fees	—	—	—	—
—Other	—	—	—	—
Other	—	—	—	—
Dollar amount of cash generated from operations before deducting payments to sponsor	100,253,000	144,458,000	251,992,000	450,159,000
Amount paid to sponsor from operations:
Property management fees	—	—	—	—
Partnership management fees	—	—	—	—
Reimbursement of operational employee payroll and benefits and overhead costs(2)	2,136,000	4,907,000	6,307,000	9,430,000
Reimbursement of acquisition employee payroll and benefits and overhead costs(2)	2,215,000	1,116,000	1,269,000	825,000
Leasing commissions	—	—	—	—
Other—Advisory Fees	2,382,000	3,170,000	4,901,000	11,150,000
Dollar amount of property sales and refinancing before deducting payments to sponsor
—Cash	—	—	—	—
—Notes	—	—	—	—
Amount paid to sponsor from property sales and refinancing
Real estate commissions	—	—	—	—
Incentive fees	—	—	—	—
Other	—	—	—	—

(1)

Although reflected in this table as paid from offering proceeds, effective January 1, 2009, the Financial Accounting Standards Board issued a pronouncement requiring acquisition related costs to be expensed as incurred, therefore these costs are reflected in these Company’s Statements of Operations as of the effective date for financial reporting purposes. For all programs noted except Apple REIT Nine, Inc. all acquisition fees were incurred prior to January 1, 2009. Approximately $6.8 million of Apple REIT Nine, Inc.’s acquisition fees were incurred prior to January 1, 2009 and therefore not a deduction from cash generated from operations.

(2)

Represents payroll and benefits expenses and other overhead expenses either directly incurred, or reimbursements to Apple Fund Management (a subsidiary of Apple REIT Six and indirectly controlled by the Prior Performance Sponsor) or a prior related REIT organized and indirectly controlled by the Prior Program Sponsor.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

TABLE III: OPERATING RESULTS OF PRIOR PROGRAMS*

Table III presents a summary of the annual operating results for Apple REIT Nine, Apple REIT Eight, Apple REIT Seven and Apple REIT Six, whose offerings closed in the five year period ending December 31, 2010. Table III is shown on both an income tax basis as well as in accordance with generally accepted accounting principles, the only significant difference being the methods of calculating depreciation.

	2010 Apple REIT Nine	2009 Apple REIT Nine	2008 Apple REIT Nine	2007 Apple REIT Nine
Gross revenues	$181,460,000	$101,167,000	$11,524,000	$—
Profit on sale of properties	—	—	—	—
Less: Operating expenses	133,523,000	67,359,000	9,441,000	15,000
Interest income (expense)	(931,000)	(1,018,000)	2,346,000	(2,000)
Depreciation	30,749,000	15,936,000	2,277,000	—
Net income (loss) GAAP basis	16,257,000	16,854,000	2,152,000	(17,000)
Taxable income	—	—	—	—
Cash generated from operations	38,758,000	29,137,000	3,317,000	(2,000)
Cash generated from sales	—	—	—	—
Cash generated from refinancing	—	—	—	—
Less: cash distributions to investors	118,126,000	57,330,000	13,012,000	—
Cash generated after cash distribution	(79,368,000)	(28,193,000)	(9,695,000)	(2,000)
Less: Special items	—	—	—	—
Cash generated after cash distributions and special items	(79,368,000)	(28,193,000)	(9,695,000)	(2,000)
Capital contributions, net	818,395,000	568,098,000	400,779,000	(177,000)
Fixed asset additions	760,865,000	340,061,000	311,092,000	—
Line of credit-change in(1)	—	—	(151,000)	151,000
Cash generated(2)	(48,805,000)	197,720,000	75,173,000	(28,000)
End of period cash	224,108,000	272,913,000	75,193,000	20,000
Tax and distribution data per $1,000 invested
Federal income tax results
Ordinary income	30	38	19	—
Capital gain	—	—	—	—
Cash distributions to investors
Source (on GAAP basis) Investment income(4)	30	38	19	—
Long-term capital gain(4)	—	—	—	—
Return of capital(4)	50	42	27	—
Source (on Cash basis)
Sales	—	—	—	—
Refinancings	—	—	—	—
Operations	26	41	12	—
Other(3)	54	39	34	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100%

*	Any rows not reflected from the Commission’s Industry Guide 5 are not applicable to the programs.

(1)	Amount reflects change in Company’s short term credit facilities.

(2)	Amount reflects the net change in Company’s cash balance during the year.

(3)

Source of distributions is not defined for purposes of this table. For further information, see cash flow information above or the Company’s related statement of cash flows included in its most recent for Form 10K filed with the Securities and Exchange Commission. However, although the Company believes that cash is fungible and that the statement of cash flows should be read in its entirety, the Company has shown the source of distributions from operations to the extent of cash generated from operations from the Company’s statement of cash flows. It is possible to deem the difference, if any, or any other amount to be paid from debt or offering proceeds to the extent that debt proceeds or offering proceeds were available in the period.

(4)	Amounts determined based on Federal Tax reporting information, Generally Accepted Accounting Principals do not define these line items.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

TABLE III: OPERATING RESULTS OF PRIOR PROGRAMS* (Continued)

	2010 Apple REIT Eight	2009 Apple REIT Eight	2008 Apple REIT Eight	2007 Apple REIT Eight
Gross revenues	$182,622,000	$170,885,000	$133,284,000	$1,485,000
Profit on sale of properties	—	—	—	—
Less: Operating expenses	130,678,000	126,178,000	95,047,000	2,097,000
Interest income (expense)	(6,090,000)	(6,295,000)	(1,928,000)	6,343,000
Depreciation	34,979,000	32,907,000	22,044,000	333,000
Net income (loss) GAAP basis	10,875,000	5,505,000	14,265,000	5,398,000
Taxable income	—	—	—	—
Cash generated from operations	44,249,000	45,739,000	39,714,000	5,563,000
Cash generated from sales	—	—	—	—
Cash generated from refinancing	—	—	—	—
Less: cash distributions to investors	72,465,000	74,924,000	76,378,000	14,464,000
Cash generated after cash distribution	(28,216,000)	(29,185,000)	(36,664,000)	(8,901,000)
Less: Special items	—	—	—	—
Cash generated after cash distributions and special items	(28,216,000)	(29,185,000)	(36,664,000)	(8,901,000)
Capital contributions, net	11,345,000	13,692,000	234,054,000	679,435,000
Fixed asset additions	6,671,000	29,923,000	759,346,000	87,643,000
Line of credit-change in(1)	18,546,000	48,090,000	10,258,000	—
Cash generated(2)	—	—	(562,009,000)	561,985,000
End of period cash	—	—	—	562,009,000
Tax and distribution data per $1,000 invested
Federal income tax results
Ordinary income	29	24	42	11
Capital gain	—	—	—	—
Cash distributions to investors Source (on GAAP basis)
Investment income(4)	29	24	42	11
Long-term capital gain(4)	—	—	—	—
Return of capital(4)	41	50	38	25
Source (on Cash basis)
Sales	—	—	—	—
Refinancings	—	—	—	—
Operations	43	45	42	14
Other(3)	27	29	38	22
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100%

*	Any rows not reflected from the Commission’s Industry Guide 5 are not applicable to the programs.

(1)	Amount reflects change in Company’s short term credit facilities.

(2)	Amount reflects the net change in Company’s cash balance during the year.

(3)

Source of distributions is not defined for purposes of this table. For further information, see cash flow information above or the Company’s related statement of cash flows included in its most recent for Form 10K filed with the Securities and Exchange Commission. However, although the Company believes that cash is fungible and that the statement of cash flows should be read in its entirety, the Company has shown the source of distributions from operations to the extent of cash generated from operations from the Company’s statement of cash flows. It is possible to deem the difference, if any, or any other amount to be paid from debt or offering proceeds to the extent that debt proceeds or offering proceeds were available in the period.

(4)	Amounts determined based on Federal Tax reporting information, Generally Accepted Accounting Principals do not define these line items.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

TABLE III: OPERATING RESULTS OF PRIOR PROGRAMS* (Continued)

	2010 Apple REIT Seven	2009 Apple REIT Seven	2008 Apple REIT Seven	2007 Apple REIT Seven	2006 Apple REIT Seven
Gross revenues	$200,531,000	$191,715,000	$214,291,000	$138,564,000	$20,345,000
Profit on sale of properties	—	—	—	—	—
Less: Operating expenses	131,202,000	132,285,000	144,028,000	89,338,000	15,689,000
Interest income (expense)	(7,837,000)	(6,292,000)	(3,766,000)	997,000	1,855,000
Depreciation	33,174,000	32,425,000	28,434,000	16,990,000	3,073,000
Net income (loss) GAAP basis	28,318,000	20,713,000	38,063,000	33,233,000	3,438,000
Taxable income	—	—	—	—	—
Cash generated from operations	59,915,000	55,460,000	69,025,000	49,957,000	5,158,000
Cash generated from sales	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—
Less: cash distributions to investors	71,340,000	75,380,000	81,440,000	60,234,000	12,526,000
Cash generated after cash distribution	(11,425,000)	(19,920,000)	(12,415,000)	(10,277,000)	(7,368,000)
Less: Special items	—	—	—	—	—
Cash generated after cash distributions and special items	(11,425,000)	(19,920,000)	(12,415,000)	(10,277,000)	(7,368,000)
Capital contributions, net	(15,935,000)	1,171,000	20,599,000	542,799,000	363,640,000
Fixed asset additions	4,234,000	13,777,000	129,589,000	391,227,000	318,157,000
Line of credit-change in(1)	33,390,000	11,510,000	—	(18,000,000)	18,000,000
Cash generated(2)	—	(20,609,000)	(121,828,000)	97,833,000	44,554,000
End of period cash	—	—	20,609,000	142,437,000	44,604,000
Tax and distribution data per $1,000 invested
Federal income tax results Ordinary income	36	35	45	50	38
Capital gain	—	—	—	—	—
Cash distributions to investors Source (on GAAP basis) Investment income(4)	36	35	45	50	38
Long-term capital gain(4)	—	—	—	—	—
Return of capital(4)	34	39	35	30	22
Source (on Cash basis)
Sales	—	—	—	—	—
Refinancings	—	—	—	—	—
Operations	59	54	68	66	25
Other(3)	11	20	12	14	35
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100%

*	Any rows not reflected from the Commission’s Industry Guide 5 are not applicable to the programs.

(1)	Amount reflects change in Company’s short term credit facilities.

(2)	Amount reflects the net change in Company’s cash balance during the year.

(3)

Source of distributions is not defined for purposes of this table. For further information, see cash flow information above or the Company’s related statement of cash flows included in its most recent for Form 10K filed with the Securities and Exchange Commission. However, although the Company believes that cash is fungible and that the statement of cash flows should be read in its entirety, the Company has shown the source of distributions from operations to the extent of cash generated from operations from the Company’s statement of cash flows. It is possible to deem the difference, if any, or any other amount to be paid from debt or offering proceeds to the extent that debt proceeds or offering proceeds were available in the period.

(4)	Amounts determined based on Federal Tax reporting information, Generally Accepted Accounting Principals do not define these line items.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

TABLE III: OPERATING RESULTS OF PRIOR PROGRAMS* (Continued)

	2010 Apple REIT Six	2009 Apple REIT Six	2008 Apple REIT Six	2007 Apple REIT Six	2006 Apple REIT Six
Gross revenues(5)	$231,009,000	$219,689,000	$264,302,000	$257,934,000	$235,875,000
Profit (loss) on sale of properties(5)	(3,567,000)	—	—	—	—
Less: Operating expenses(5)	158,059,000	153,060,000	173,098,000	165,059,000	154,424,000
Interest income (expense)	(3,800,000)	(2,312,000)	(1,784,000)	(1,853,000)	(1,809,000)
Depreciation(5)	31,199,000	30,938,000	30,918,000	27,694,000	25,529,000
Net income (loss) GAAP basis	34,384,000	33,379,000	58,502,000	63,328,000	54,113,000
Taxable income	—	—	—	—	—
Cash generated from operations	70,956,000	66,029,000	88,747,000	89,848,000	81,363,000
Cash generated from sales	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—
Less: cash distributions to investors	72,301,000	82,215,000	81,746,000	78,834,000	77,997,000
Cash generated after cash distribution	(1,345,000)	(16,186,000)	7,001,000	11,014,000	3,366,000
Less: Special items	—	—	—	—	—
Cash generated after cash distributions and special items	(1,345,000)	(16,186,000)	7,001,000	11,014,000	3,366,000
Capital contributions, net	85,000	(3,149,000)	16,325,000	13,159,000	78,026,000
Fixed asset additions	8,163,000	9,155,000	33,434,000	15,635,000	62,075,000
Line of credit-change in(1)	13,612,000	25,940,000	—	—	(28,000,000)
Cash generated(2)	—	(935,000)	(32,326,000)	7,101,000	(9,788,000)
End of period cash	—	—	935,000	33,261,000	26,160,000
Tax and distribution data per $1,000 invested
Federal income tax results
Ordinary income	54	51	70	72	66
Capital gain	—	—	—	—	—
Cash distributions to investors Source (on GAAP basis) Investment income(4)	54	51	70	72	66
Long-term capital gain(4)	—	—	—	—	—
Return of capital(4)	18	31	12	8	14
Source (on Cash basis)
Sales	—	—	—	—	—
Refinancings	—	—	—	—	—
Operations(3)	71	66	82	80	80
Other(3)	1	16	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100%

*	Any rows not reflected from the Commission’s Industry Guide 5 are not applicable to the programs.

(1)	Amount reflects change in Company’s short term credit facilities.

(2)	Amount reflects the net change in Company’s cash balance during the year.

(3)

Source of distributions is not defined for purposes of this table. For further information, see cash flow information above or the Company’s related statement of cash flows included in its most recent for Form 10K filed with the Securities and Exchange Commission. However, although the Company believes that cash is fungible and that the statement of cash flows should be read in its entirety, the Company has shown the source of distributions from operations to the extent of cash generated from operations from the Company’s statement of cash flows. It is possible to deem the difference, if any, or any other amount to be paid from debt or offering proceeds to the extent that debt proceeds or offering proceeds were available in the period.

(4)	Amounts determined based on Federal Tax reporting information, Generally Accepted Accounting Principals do not define these line items.

(5)	Includes amounts from discountinued operations, two properties were held for sale at December 31, 2010.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

TABLE IV: RESULTS OF COMPLETED PROGRAMS

Table IV shows the aggregate results during the period of operation for Apple Hospitality Two and Apple Hospitality Five, each of which completed operations within the five year period ending December 31, 2010. Apple Hospitality Two merged with and into an affiliate managed by ING Clarion Partners, LLC on May 23, 2007. Apple Hospitality Five merged with and into a subsidiary of Inland American Real Estate Trust, Inc. on October 5, 2007.

	Apple Hospitality Two	Apple Hospitality Five
Dollar Amount Raised	$300,000,000	$500,000,000
Number of Properties Purchased	66	28
Date of Closing of Offering	11/26/02	3/18/04
Date of First Sale of Property	3/24/06	8/10/07
Date of Final Sale of Property	5/23/07	10/5/07
Tax and Distribution Data per $1,000 Investment through:
Federal Income Tax Results:
Ordinary income (loss)
—from operations	$429	$235
—from recapture/return capital	$1,000	$1,000
Capital Gain (loss)	$288	$426
Deferred Gain
—Capital	$—	$—
—Ordinary	$—	$—
Cash Distributions to Investors	$1,717	$1,661
Source (on GAAP basis)
—Investment income	$717	$661
—Return of Capital	$1,000	$1,000
Source (on cash basis)
—Sales	$1,120	$1,277
—Refinancing	$—	$—
—Operations	$597	$384
—Other	$—	$—
Receivable on Net Purchase Money Financing	$—	$—

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results. Purchasers of Units in our offering will own no interest in these prior programs.

TABLE V: SALES OR DISPOSALS OF PROPERTIES

On May 23, 2007, Apple Hospitality Two merged with and into an affiliate managed by ING Clarion Partners, LLC. Prior to the merger, Apple Hospitality Two owned 63 hotels.

On October 5, 2007, Apple Hospitality Five merged with and into a subsidiary of Inland American Real Estate Trust, Inc. Prior to the merger, Apple Hospitality Five owned 27 hotels.

Selling Price, Net of Closing Costs and GAAP Adjustments

Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
Sale of two hotels in 2006 Apple Hospitality Two, Inc.
Charlotte	Aug 02	Mar 06	$3,700,000	—	—	—	$3,700,000	—	$5,833,000	$5,833,000	$452,000
Spartanburg	Aug 02	Mar 06	1,900,000	—	—	—	1,900,000	—	3,202,000	3,202,000	343,000

			$5,600,000				$5,600,000		$9,035,000	$9,035,000	$795,000

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

TABLE VI: ACQUISITIONS OF PROPERTIES BY PROGRAMS

The following is a summary of acquisitions by Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple Nine for the three most recent years, each of which acquired hotels, which are named according to their location and franchise (as shown below). Purchasers of our units will not have any interest in these properties. See, “Apple Ten Advisors and Apple Suites Realty—Prior Performance of Programs Sponsored by Glade M. Knight” and “—Prior REITS” in the prospectus for additional information on certain prior real estate programs sponsored by Mr. Knight, including a description of the investment objectives which are deemed by Mr. Knight to be similar and dissimilar to ours.

APPLE REIT SIX
(dollars in thousands)

City	State	Brand	Encumbrances	Initial Investment	Total Investment(1)	Year of Construction	Date Acquired	# of Rooms
Roanoke Rapids	North Carolina	Hilton Garden Inn	—	$18,171	$18,177	2008	Mar-08	147

(1)	“Total Investment” for a given property includes the acquisition price for the property plus, as applicable, amounts capitalized subsequent to acquisition for additional fixed assets.

TABLE VI: ACQUISITIONS OF PROPERTIES BY PROGRAMS
APPLE REIT SEVEN
(dollars in thousands)

City	State	Brand	Encumbrances	Initial Investment	Total Investment(1)	Construction Year	Date Acquired	Rooms
Dothan	AL	Residence Inn	$—	$9,918	$9,920	2008	Apr-08	84
Tucson	AZ	Residence Inn	—	16,958	16,958	2008	Jan-08	124
Miami	FL	Courtyard	—	15,463	15,597	2008	Sep-08	118
Columbus	GA	SpringHill Suites	—	9,946	9,952	2008	Mar-08	85
Columbus	GA	TownePlace Suites	—	8,643	8,653	2008	May-08	86
El Paso	TX	Homewood Suites	—	15,825	15,862	2008	Apr-08	114
Richmond	VA	Marriott	23,686	59,614	74,655	1984	Jan-08	410

			$23,686	$136,367	$151,597			1,021

(1)	“Total Investment” for a given property includes the acquisition price for the property plus, as applicable, amounts capitalized subsequent to acquisition for additional fixed assets.

TABLE VI: ACQUISITIONS OF PROPERTIES BY PROGRAMS
APPLE REIT EIGHT
(dollars in thousands)

City	State	Brand	Encumbrances	Initial Investment	Total Investment(1)	Construction Year	Date Acquired	Guestrooms
Birmingham	AL	Homewood Suites	$11,446	$17,093	$17,400	2005	May-08	95
Rogers	AR	Fairfield Inn & Suites	—	8,275	9,417	2002	February-08	99
Rogers	AR	Residence Inn	—	12,107	12,318	2003	February-08	88
Springdale	AR	Residence Inn	—	5,830	7,219	2001	March-08	72
Burbank	CA	Residence Inn	12,500	51,429	51,463	2007	May-08	166
Cypress	CA	Courtyard	—	31,922	32,513	1988	April-08	180
Oceanside	CA	Residence Inn	12,500	29,276	29,335	2007	May-08	125
Sacramento	CA	Hilton Garden Inn	—	28,308	30,260	1999	March-08	154
San Jose	CA	Homewood Suites	—	22,424	23,251	1991	July-08	140
Tulare	CA	Hampton Inn & Suites	—	10,595	10,604	2008	June-08	86
Jacksonville	FL	Homewood Suites	16,638	23,916	24,524	2005	June-08	119
Sanford	FL	SpringHill Suites	—	11,542	11,861	2000	March-08	105
Tallahassee	FL	Hilton Garden Inn	—	13,580	13,621	2006	January-08	85
Tampa	FL	TownePlace Suites	8,019	11,651	11,948	1999	June-08	95
Port Wentworth	GA	Hampton Inn	—	11,125	11,251	1997	January-08	106
Savannah	GA	Hilton Garden Inn	5,403	15,119	15,776	2004	July-08	105
Overland Park	KS	Fairfield Inn & Suites	—	12,446	12,450	2008	August-08	110
Overland Park	KS	Residence Inn	6,638	16,153	16,500	2000	April-08	120
Overland Park	KS	SpringHill Suites	—	9,153	9,877	1999	March-08	102
Wichita	KS	Courtyard	—	9,190	9,440	2000	June-08	90
Marlborough	MA	Residence Inn	—	20,703	20,888	2006	January-08	112
Westford	MA	Hampton Inn & Suites	—	15,692	15,758	2007	March-08	110
Westford	MA	Residence Inn	6,979	15,079	16,082	2000	April-08	108
Annapolis	MD	Hilton Garden Inn	—	25,782	25,820	2007	January-08	126
Kansas City	MO	Residence Inn	11,211	17,330	19,297	1968	April-08	106
Carolina Beach	NC	Courtyard	—	24,861	26,592	2003	June-08	144
Concord	NC	Hampton Inn	4,964	9,607	9,668	1996	March-08	101
Dunn	NC	Hampton Inn	—	13,087	13,158	2006	January-08	120
Fayetteville	NC	Residence Inn	7,000	13,238	13,386	2006	May-08	92
Matthews	NC	Hampton Inn	—	11,072	11,663	1995	January-08	92
Wilmington	NC	Fairfield Inn & Suites	—	15,316	15,316	2008	December-08	122
Winston-Salem	NC	Courtyard	7,809	13,896	13,926	1998	May-08	122
New York	NY	Renaissance	—	111,870	132,953	1916	January-08	201
Columbia	SC	Hilton Garden Inn	10,784	21,884	21,896	2006	September-08	143
Greenville	SC	Residence Inn	6,308	9,064	9,235	1998	May-08	78
Hilton Head	SC	Hilton Garden Inn	6,041	14,208	15,626	2001	May-08	104
Texarkana	TX	Courtyard	—	13,334	13,505	2003	March-08	90
Texarkana	TX	TownePlace Suites	—	9,357	9,650	2006	March-08	85
Charlottesville	VA	Courtyard	—	28,748	28,901	2000	June-08	137
Chesapeake	VA	Marriott Full Service	—	39,640	39,670	2008	October-08	226
Suffolk	VA	Courtyard	8,226	12,652	12,653	2007	July-08	92
Suffolk	VA	TownePlace Suites	6,310	10,140	10,140	2007	July-08	72
Virginia Beach	VA	Courtyard	—	27,911	28,035	1999	June-08	141
Virginia Beach	VA	Courtyard	—	40,859	42,790	2002	June-08	160
Tukwila	WA	Homewood Suites	—	16,144	17,615	1991	July-08	106

			$148,776	$902,608	$945,251			5,232

(1)	“Total Investment” for a given property includes the acquisition price for the property plus, as applicable, amounts capitalized subsequent to acquisition for additional fixed assets.

TABLE VI: ACQUISITIONS OF PROPERTIES BY PROGRAMS
APPLE REIT NINE
(dollars in thousands)

City	State	Brand	Encumbrances	Initial Investment	Total Investment(1)	Year of Construction	Date Acquired	Rooms
Hotels Owned:
Anchorage	AK	Embassy Suites	$—	$42,008	$42,042	2008	Apr-10	169
Dothan	AL	Hilton Garden Inn	—	11,618	11,621	2009	Jun-09	104
Troy	AL	Courtyard	—	8,852	8,852	2009	Jun-09	90
Rogers	AR	Hampton Inn	8,286	9,444	9,449	1998	Aug-10	122
Rogers	AR	Homewood Suites	—	10,889	10,904	2006	Apr-10	126
Chandler	AZ	Courtyard	—	17,075	17,075	2009	Nov-10	150
Chandler	AZ	Fairfield Inn & Suites	—	12,050	12,050	2009	Nov-10	110
Phoenix	AZ	Courtyard	—	16,082	16,082	2007	Nov-10	164
Phoenix	AZ	Residence Inn	—	14,064	14,064	2008	Nov-10	129
Tucson	AZ	Hilton Garden Inn	—	18,930	18,937	2008	Jul-08	125
Clovis	CA	Hampton Inn & Suites	—	11,175	11,175	2009	Jul-09	86
Clovis	CA	Homewood Suites	—	12,470	12,470	2010	Feb-10	83
Santa Clarita	CA	Courtyard	—	23,290	23,299	2007	Sep-08	140
Santa Clarita	CA	Fairfield Inn	—	9,617	10,052	1996	Oct-08	66
Santa Clarita	CA	Hampton Inn	—	17,573	18,697	1987	Oct-08	128
Santa Clarita	CA	Residence Inn	—	17,032	18,040	1996	Oct-08	90
Pueblo	CO	Hampton Inn & Suites	—	8,317	9,535	2000	Oct-08	81
Fort Lauderdale	FL	Hampton Inn	—	19,825	20,902	2000	Dec-08	109
Miami	FL	Hampton Inn & Suites	—	11,959	13,033	2000	Apr-10	121
Orlando	FL	Fairfield Inn & Suites	—	25,720	25,769	2009	Jul-09	200
Orlando	FL	SpringHill Suites	—	28,920	28,920	2009	Jul-09	200
Panama City	FL	Hampton Inn & Suites	—	11,600	11,612	2009	Mar-09	95
Panama City	FL	TownePlace Suites	—	10,457	10,457	2010	Jan-10	103
Tampa	FL	Embassy Suites	—	21,882	21,882	2007	Nov-10	147
Albany	GA	Fairfield Inn & Suites	—	8,162	8,162	2010	Jan-10	87
Boise	ID	Hampton Inn & Suites	—	22,449	22,451	2007	Apr-10	186
Mettawa	IL	Hilton Garden Inn	—	30,574	30,574	2008	Nov-10	170
Mettawa	IL	Residence Inn	—	23,565	23,565	2008	Nov-10	130
Schaumburg	IL	Hilton Garden Inn	—	20,572	20,572	2008	Nov-10	166
Warrenville	IL	Hilton Garden Inn	—	22,065	22,065	2008	Nov-10	135
Indianapolis	IN	SpringHill Suites	—	12,852	12,852	2007	Nov-10	130
Mishawaka	IN	Residence Inn	—	13,760	13,760	2007	Nov-10	106
Alexandria	LA	Courtyard	—	9,926	9,926	2010	Sep-10	96
Baton Rouge	LA	SpringHill Suites	—	15,150	15,159	2009	Sep-09	119
Lafayette	LA	Hilton Garden Inn	—	17,898	17,921	2006	Jul-10	153
West Monroe	LA	Hilton Garden Inn	—	15,704	15,708	2007	Jul-10	134
Andover	MA	SpringHill Suites	—	6,500	6,500	2000	Nov-10	136
Silver Spring	MD	Hilton Garden Inn	—	17,455	17,458	2010	Jul-10	107
Novi	MI	Hilton Garden Inn	—	16,265	16,265	2008	Nov-10	148
Rochester	MN	Hampton Inn & Suites	—	14,141	14,155	2009	Aug-09	124
Kansas City	MO	Hampton Inn	6,479	10,089	10,093	1999	Aug-10	122
St. Louis	MO	Hampton Inn & Suites	—	16,045	16,056	2006	Apr-10	126
St. Louis	MO	Hampton Inn	13,831	22,712	22,774	2003	Aug-10	190
Hattiesburg	MS	Residence Inn	—	10,057	10,060	2008	Dec-08	84
Charlotte	NC	Homewood Suites	—	5,996	9,328	1990	Sep-08	112
Durham	NC	Homewood Suites	—	19,575	21,407	1999	Dec-08	122
Holly Springs	NC	Hampton Inn	—	14,880	14,880	2010	Nov-10	124
Jacksonville	NC	TownePlace Suites	—	9,240	9,246	2008	Feb-10	86
Twinsburg	OH	Hilton Garden Inn	—	18,033	18,619	1999	Oct-08	142
Oklahoma City	OK	Hampton Inn & Suites	—	32,757	32,766	2009	May-10	200
Collegeville	PA	Courtyard	—	20,068	20,076	2005	Nov-10	132
Malvern	PA	Courtyard	7,880	21,370	21,372	2007	Nov-10	127
Pittsburgh	PA	Hampton Inn	—	21,040	22,111	1990	Dec-08	132
Jackson	TN	Courtyard	—	15,642	15,642	2008	Dec-08	94
Jackson	TN	Hampton Inn & Suites	—	12,973	12,984	2007	Dec-08	83
Johnson City	TN	Courtyard	—	9,737	9,737	2009	Sep-09	90

City	State	Brand	Encumbrances	Initial Investment	Total Investment(1)	Year of Construction	Date Acquired	Rooms
Nashville	TN	Hilton Garden Inn	$—	$42,751	$42,754	2009	Sep-10	194
Allen	TX	Hampton Inn & Suites	—	12,898	13,156	2006	Sep-08	103
Allen	TX	Hilton Garden Inn	10,401	18,861	21,575	2002	Oct-08	150
Arlington	TX	Hampton Inn & Suites	—	9,955	9,955	2007	Dec-10	98
Austin	TX	Courtyard	—	20,072	20,072	2009	Nov-10	145
Austin	TX	Hampton Inn	7,274	18,643	20,251	1997	Apr-09	124
Austin	TX	Hilton Garden Inn	—	16,065	16,065	2008	Nov-10	117
Austin	TX	Homewood Suites	7,279	18,360	20,329	1997	Apr-09	97
Austin	TX	Fairfield Inn & Suites	—	17,810	17,810	2009	Nov-10	150
Beaumont	TX	Residence Inn	—	17,357	17,359	2008	Oct-08	133
Duncanville	TX	Hilton Garden Inn	13,560	18,313	18,761	2005	Oct-08	142
Fort Worth	TX	TownePlace Suites	—	18,415	18,415	2010	Jul-10	140
Frisco	TX	Hilton Garden Inn	—	15,488	15,490	2008	Dec-08	102
Grapevine	TX	Hilton Garden Inn	—	17,065	17,065	2009	Sep-10	110
Houston	TX	Marriott	—	50,766	50,766	2010	Jan-10	206
Irving	TX	Homewood Suites	6,041	10,315	10,315	2006	Dec-10	77
Lewisville	TX	Hilton Garden Inn	—	27,280	27,319	2007	Oct-08	165
Round Rock	TX	Hampton Inn	4,017	11,864	12,523	2001	Mar-09	93
Salt Lake City	UT	SpringHill Suites	—	17,557	17,557	2009	Nov-10	143
Bristol	VA	Courtyard	9,514	20,885	21,667	2004	Nov-08	175

Total hotels owned			94,562	1,318,821	1,340,367			9,695

Other real estate investments:
Ft Worth	TX	Land leased to third party	—	148,677	148,685		Apr-09	—
Alexandria	VA	Hotel under construction	—	5,968	20,734		Mar-09	—
Other			—	—	1,098			—

			$94,562	$1,473,466	$1,510,884			9,695

(1)	“Total Investment” for a given property includes the acquisition price for the property plus, as applicable, amounts capitalized subsequent to acquisition for additional fixed assets.

INDEX TO FINANCIAL STATEMENTS

Page
Financial Statements of Company
Apple REIT Ten, Inc.
(Audited)
Report of Independent Registered Public Accounting Firm	F-3
Consolidated Balance Sheets—December 31, 2010 and August 13, 2010 (initial capitalization)	F-4
Consolidated Statement of Operations—For the Period August 13, 2010 (initial capitalization) through December 31, 2010	F-5
Consolidated Statement of Shareholders’ Equity—For the Period August 13, 2010 (initial capitalization) through December 31, 2010	F-6
Consolidated Statement of Cash Flows—For the Period August 13, 2010 (initial capitalization) through December 31, 2010	F-7
Notes to Consolidated Financial Statements	F-8
(Unaudited)
Consolidated Balance Sheets—June 30, 2011 and December 31, 2010	F-14
Consolidated Statements of Operations—Three and six months ended June 30, 2011	F-15
Consolidated Statement of Cash Flows—Six months ended June 30, 2011	F-16
Notes to Consolidated Financial Statements	F-17
Financial Statements of Businesses Acquired
Denver, Colorado—Hilton Garden Inn
(Audited)
Report of Independent Auditors	F-29
Balance Sheets—As of December 31, 2010 and 2009	F-30
Statements of Operations—Years Ended December 31, 2010 and 2009	F-31
Statements of Owners’ Equity—Years Ended December 31, 2010 and 2009	F-32
Statements of Cash Flows—Years Ended December 31, 2010 and 2009	F-33
Notes to Financial Statements	F-34
CN Hotel Portfolio
(Winston-Salem, North Carolina Hampton Inn & Suites; Matthews, North Carolina Fairfield Inn & Suites; Columbia, South Carolina TownePlace Suites; and Jacksonville, North Carolina Home2 Suites)
(Audited)
Independent Auditors’ Report	F-38
Combined Balance Sheets—December 31, 2010 and 2009	F-39
Combined Statements of Operations—For the Years Ended December 31, 2010 and 2009	F-40
Combined Statements of Cash Flows—For the Years Ended December 31, 2010 and 2009	F-41
Notes to Combined Financial Statements	F-42
McKibbon Hotel Portfolio

(Knoxville, Tennessee SpringHill Suites; Gainesville, Florida Hilton Garden Inn; Richmond, Virginia SpringHill Suites; Pensacola, Florida TownePlace Suites; Mobile, Alabama Hampton Inn & Suites; Knoxville, Tennessee TownePlace Suites; Knoxville, Tennessee Homewood Suites and Gainesville, Florida Homewood Suites)

(Audited)
Independent Auditor’s Report	F-48
Combined Balance Sheets—As of December 31, 2010 and 2009	F-49
Combined Statements of Income—For the Years Ended December 31, 2010 and 2009	F-50
Combined Statements of Owner’s (Deficit)—For the Years Ended December 31, 2010 and 2009	F-51
Combined Statements of Cash Flows—For the Years Ended December 31, 2010 and 2009	F-52
Notes to Combined Financial Statements	F-53
(Unaudited)
Combined Balance Sheets—As of March 31, 2011 and 2010	F-60

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholder of APPLE REIT TEN, INC.

We have audited the accompanying consolidated balance sheets of Apple REIT Ten, Inc. as of December 31, 2010 and August 13, 2010 (initial capitalization), and the related consolidated statements of operations, shareholder’s equity, and cash flows for the period August 13, 2010 (initial capitalization) through December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Apple REIT Ten, Inc. at December 31, 2010 and August 13, 2010, and the consolidated results of its operations and its cash flows for the period August 13, 2010 (initial capitalization) through December 31, 2010, in conformity with U.S. generally accepted accounting principles.

/s/ ERNST & YOUNG LLP

Richmond, Virginia

March 9, 2011

APPLE REIT TEN, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2010	August 13, 2010 (Initial Capitalization)
ASSETS
Cash	$124,357	$48,110
Deferred Offering Costs	868,113	10,000

Total Assets	$992,470	$58,110

LIABILITIES AND SHAREHOLDERS’ EQUITY
Note Payable	$400,000	$—
Accrued expenses	575,195	10,000

Total Liabilities	975,195	10,000
Preferred stock, authorized 30,000,000 shares; none issued and outstanding	—	—
Series A preferred stock, no par value, authorized 400,000,000 shares; issued and outstanding 10 shares	—	—
Series B convertible preferred stock, no par value, authorized 480,000 shares; issued and outstanding 480,000 shares	48,000	48,000
Common stock, no par value, authorized 400,000,000 shares; issued and outstanding 10 shares	110	110
Accumulated deficit	(30,835)	—

Total Shareholders’ Equity	17,275	48,110

Total Liabilities and Shareholders’ Equity	$992,470	$58,110

See accompanying notes to consolidated financial statements.

APPLE REIT TEN, INC.
CONSOLIDATED STATEMENT OF OPERATIONS

For the period August 13, 2010 (initial capitalization) through December 31, 2010
Revenue	$—
Expenses:
General and Administrative	27,464
Interest	3,371

Total Expenses	30,835
Net loss	$(30,835)

Basic and diluted net loss per common share	$(3,083.50)

Weighted average common shares—basic and diluted	10

See accompanying notes to consolidated financial statements.

APPLE REIT TEN, INC.
CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

	Common Stock		Class B Convertible Stock		Accumulated Deficit	Total
	Number of Shares	Amount	Number of Shares	Amount
Initial capitalization August 13, 2010	10	$110	480,000	$48,000	$—	$48,110
Offering costs	—	—	—	—	—	—
Net loss	—	—	—	—	(30,835)	(30,835)

Balance at December 31, 2010	10	$110	480,000	$48,000	$(30,835)	$17,275

See accompanying notes to consolidated financial statements.

APPLE REIT TEN, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS

For the period August 13, 2010 (initial capitalization) through December 31, 2010
Cash flow from operating activities:
Net loss	$(30,835)
Changes in operating assets and liabilities:
Accrued expenses	25,040

Net cash used in operating activities	(5,795)
Cash flow from investing activities	—
Cash flow from financing activities:
Cash paid for offering costs	(317,958)
Proceeds from line of credit	400,000

Cash used in financing activities	82,042

Increase in cash and cash equivalents	76,247
Cash and cash equivalents, beginning of period	48,110

Cash and cash equivalents, end of period	$124,357

Supplemental information:
Accrued deferred offering costs	$550,155
Interest Paid	$3,371

See accompanying notes to consolidated financial statements.

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. General Information and Summary of Significant Accounting Policies

Organization

Apple REIT Ten, Inc. together with its wholly owned subsidiaries (the “Company”) is a Virginia corporation that intends to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company, which has no operating history, was formed to invest in hotels and other income-producing real estate assets in selected metropolitan areas in the United States. Initial capitalization occurred on August 13, 2010, when 10 Units (each Unit represents one share of common stock and one Series A preferred share) were purchased by Apple Ten Advisors, Inc. (“A10A”) (see Notes 2 and 3) and 480,000 Series B convertible preferred shares were purchased by Glade M. Knight, the Company’s chairman, chief executive officer and president. The Company’s fiscal year end is December 31. The consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany accounts and transactions have been eliminated.

Significant Accounting Policies

Start Up Costs

Start up costs incurred will be expensed.

Use of Estimates

The preparation of the financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Offering Costs

Offering costs have been deferred and recorded as prepaid expense. Upon the commencement of the Company’s offering these costs will be recorded as a reduction to Shareholders’ equity.

Earnings Per Common Share

Basic earnings per common share was computed using the weighted average number of shares outstanding during the period. Diluted earnings per share was calculated after giving effect to all potential common shares that were dilutive and outstanding for the year. There were no dilutive shares outstanding at December 31, 2010. Series B convertible preferred shares are not included in earnings per common share calculations until such time that such shares are converted to common shares (see Note 5).

Cash and Cash Equivalents

Cash and cash equivalents consist of highly liquid investments with original maturities of three months or less. The fair market value of cash and cash equivalents approximates their carrying value. Cash balances may at times exceed federal depository insurance limits.

Investments in Real Estate

Real estate will be stated at cost, net of depreciation. Repair and maintenance costs will be expensed as incurred while significant improvements, renovations, and replacements will be capitalized. Depreciation will be computed using the straight-line method over estimated useful lives of the assets, which are 39 years for buildings, ten years for major improvements and three to seven years for furniture and equipment. The Company considers expenditures to be capital in nature

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

based on the following criteria: (1) for a single asset, the cost must be at least $500, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; (2) for group purchases of 10 or more identical assets, the unit cost for each asset must be at least $50, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; (3) for major repairs to a single asset, the repair must be at least $2,500 and the useful life of the asset must be substantially extended.

Upon acquisition of real estate properties, the Company will estimate the fair value of acquired tangible assets (consisting of land, land improvements, buildings and improvements) and identified intangible assets and liabilities, in-place leases and assumed debt based on evaluation of information and estimates available at that date. The Company will expense as incurred all transaction costs associated with the acquisitions of existing businesses, including title, legal, accounting and other related costs, as well as the brokerage commission paid to Apple Suites Realty Group, Inc. (“ASRG”), a related party 100% owned by Glade M. Knight, Chairman and Chief Executive Officer of the Company.

The Company will record impairment losses on real estate investments used in operations if indicators of impairment are present, and the sum of the undiscounted cash flows estimated to be generated by the respective properties, based on historical and industry information, is less than the properties’ carrying amount. Impairment losses are measured as the difference between the asset’s fair value less cost to sell, and its carrying value.

Federal Income Taxes

The Company intends to elect to be taxed as a REIT under Sections 856 to 860 of the Internal Revenue Code in 2011. The Company incurred a loss for the period August 13, 2010 (initial capitalization) through December 31, 2010 and therefore did not have any federal tax expense. No operating loss benefit has been recorded in the consolidated balance sheet since realization is uncertain.

Comprehensive Income

For the period ending December 31, 2010, the Company recorded no comprehensive income other than net income.

2. Offering of Shares

The Company intends to raise capital through a “best-efforts” offering of Units by David Lerner Associates, Inc. (the “Managing Dealer”), which will receive a total of 10% in selling commissions and a marketing expense allowance based on gross proceeds of the Units sold.

The minimum offering must be sold within one year from the beginning of this offering or the offering will terminate and investors’ subscription payments, with interest, will be refunded to investors. Pending sale of such minimum offering amount, investors’ subscription payments will be placed in an escrow account.

With each purchase of a Unit, the Company will issue one common share and one Series A preferred share. The Series A preferred shares will have no voting rights, no conversion rights and no distribution rights. The only right associated with the Series A preferred shares will be a priority distribution upon the sale of the Company’s assets. The priority will be equal to $11.00 per Series A preferred share, and no more, before any distributions are made to the holders of any other shares. In the event the Company pays special dividends, the amount of the $11.00 priority will be reduced by the amount of any special dividends approved by the board. The Series A preferred shares will not be separately tradable from the common shares to which they relate.

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

3. Related Parties

The Company will have significant transactions with related parties. These transactions cannot be construed to be at arms length and the results of the Company’s operations may be different than if conducted with non-related parties.

The Company has negotiated, a Property Acquisition and Disposition Agreement with ASRG, to acquire and dispose of real estate assets for the Company. A commission of 2% of the gross purchase price or gross sale price in addition to certain reimbursable expenses will be payable for these services. The fees paid to ASRG will be expensed as incurred.

The Company has negotiated, an Advisory Agreement with A10A to provide management of the Company and its assets. An annual fee ranging from 0.1% to 0.25% of total equity proceeds received by the Company in addition to certain reimbursable expenses will be payable for these services.

Under the terms of the Advisory Agreement and the Property Acquisition/Disposition Agreement, A10A and ASRG will utilize the services of officers and personnel and other administrative resources of Apple REIT Six, Inc. (“AR6”), to provide the operational and managerial services A10A and ASRG are obligated to perform for the Company since neither A10A or ASRG have personnel. The Company will either reimburse A10A and ASRG for the costs of the services provided by AR6 to the Company and A10A and ASRG will reimburse AR6 or the Company will reimburse AR6 directly. The amount of costs reimbursed will be based on the estimated amount of time devoted to activities required by the Company. Such payments will not be based on formal record keeping regarding the time these personnel devote to the Company, but will be based on a good faith estimate by the employee and/or his or her supervisor of the time devoted by the employee to such companies. Reimbursement amounts are in addition to the advisory fees and commissions the Company will be obligated to pay A10A and ASRG. AR6 provides similar resources for and has similar arrangements with Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc. During the period from August 13, 2010 through December 31, 2010 the Company utilized resources from AR6 for administrative support in organizing the Company. The Company has agreed to reimburse AR6 approximately $25,000 for the cost of these services. This expense is included in General and Administrative Expense in the Company’s Statement of Operations.

ASRG and A10A are 100% owned by Glade M. Knight, chairman, chief executive officer and president of the Company. ASRG and A10A may purchase in the “best efforts” offering up to 2.5% of the total number of Units sold in the offering.

Glade M. Knight is also chairman and chief executive officer of Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc.

4. Stock Incentive Plans

The Company intends to adopt a stock incentive plan (“Directors’ Plan”) to provide incentives to attract and retain directors. The plan provides for the grant of options to purchase a specified number of shares of common stock (“Options”) to directors of the Company. Following consummation of the offering, a Compensation Committee (“Committee”) will be established to implement and administer the plan. The Committee will be responsible for granting Options and for establishing the exercise price of Options.

5. Series B Convertible Preferred Stock

The Company has authorized 480,000 shares of Series B convertible preferred stock. The Company has issued 480,000 Series B convertible preferred shares to Glade M. Knight, chairman, chief executive officer and president of the Company, in exchange for the payment by him of $0.10

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

per Series B convertible preferred share, or an aggregate of $48,000. The Series B convertible preferred shares are convertible into common shares pursuant to the formula and on the terms and conditions set forth below.

There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the articles of incorporation that would adversely affect the Series B convertible preferred shares.

Upon the Company’s liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of the Company’s assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

Each holder of outstanding Series B convertible preferred shares shall have the right to convert any of such shares into Common Shares of the Company upon and for 180 days following the occurrence of any of the following events:

(1) substantially all of the Company’s assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of the Company;

(2) the termination or expiration without renewal of the Advisory Agreement, or if the Company ceases to use ASRG to provide property acquisition and disposition services; or

(3) the Company’s common shares are listed on any securities exchange or quotation system or in any established market.

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Upon the occurrence of any conversion event, each Series B convertible preferred share may be converted into a number of common shares based upon the gross proceeds raised through the date of conversion in the Company’s $2 billion offering according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$100 million	0.92321
$200 million	1.83239
$300 million	3.19885
$400 million	4.83721
$500 million	6.11068
$600 million	7.29150
$700 million	8.49719
$800 million	9.70287
$900 million	10.90855
$1 billion	12.11423
$1.1 billion	13.31991
$1.2 billion	14.52559
$1.3 billion	15.73128
$1.4 billion	16.93696
$1.5 billion	18.14264
$1.6 billion	19.34832
$1.7 billion	20.55400
$1.8 billion	21.75968
$1.9 billion	22.96537
$2 billion	24.17104

In the event that after raising gross proceeds of $2 billion, the Company raises additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/50 million) x 1.20568, where X is the additional gross proceeds rounded down to the nearest 50 million.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

Expense related to the issuance of 480,000 Series B convertible preferred shares to Glade M. Knight will be recognized at such time when the number of common shares to be issued for conversion of the Series B shares can be reasonably estimated and the event triggering the conversion of the Series B shares to common shares occurs. The expense will be measured as the difference between the fair value of the common stock for which the Series B shares can be converted and the amounts paid for the Series B shares. Although the fair market value cannot be determined at this time, expense if the maximum offering is achieved could range from $0 to in excess of $127 million (assumes $11 per unit fair market value).

6. Note Payable

The Company has obtained an unsecured Note Payable in a principal amount of $400,000 to fund some of the offering expenses. The lender is Bank of America. The Note Payable bears interest at a variable rate based on the London Interbank Borrowing Rate (LIBOR). Interest is payable monthly. Glade M. Knight, the Company’s chairman and chief executive officer, has guaranteed repayment of the Note Payable. Mr. Knight will not receive any consideration in

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

exchange for providing this guarantee. The Note Payable will mature in August 2011. The Company may prepay the Note Payable without premium or penalty. The outstanding balance as of December 31, 2010 was $400,000. The Company will repay the outstanding borrowings with proceeds from the sale of Units.

The fair value of this note approximates face value as of December 31, 2010.

7. Subsequent Events

The Company’s offering was declared effective by the Securities and Exchange Commission on January 19, 2011. On January 27, 2011 the Company completed the minimum offering of 9.5 million Units representing gross proceeds to the Company of $100 million and proceeds net of selling and marketing costs of $90 million.

The Company adopted the Directors’ stock option plan and signed the agreements with A10 and ASRG.

The Company entered into a series of contracts for the potential purchase of seven hotels. The following table summarizes the hotel information.

	Hotel Location	Franchise	Date of Purchase Contract	Number of Rooms	Gross Purchase Price
1.	Denver, Colorado	Hilton Garden Inn	February 1, 2011	221	$58,500,000
2.	Columbia, South Carolina	TownePlace Suites	February 4, 2011	91	10,500,000
3.	Winston-Salem, North Carolina	Hampton Inn & Suites	February 4, 2011	94	11,000,000
4.	Jacksonville, North Carolina(a)	Home2 Suites	February 4, 2011	105	12,000,000
5.	Charleston, South Carolina(a)(b)	Home2 Suites	February 8, 2011	122	13,908,000
6.	Matthews, North Carolina	Fairfield Inn & Suites	February 25, 2011	94	10,000,000
7.	South Bend, Indiana	Fairfield Inn & Suites	March 1, 2011	119	17,500,000

			Total	846	$133,408,000

(a)	Hotels are currently under construction. The table shows the expected number of rooms upon hotel completion and the expected franchise.

(b)	Property contract was assigned to the Company by ASRG at no cost to the Company other than the sale price of the property under the purchase contract. There was no profit for ASRG in the assignment.

On March 4, 2011 the Company completed the acquisition of the Denver, Colorado Hilton Garden Inn. The purchase price was $58.5 million and the hotel contains 221 guestrooms.

With the proceeds from the minimum offering the Company paid in full the Note Payable of $400,000 on January 27, 2011

In February 2011, the Company declared and paid approximately $655,000 in distributions to its common shareholders, or $0.06875 per outstanding common share.

In February 2011, the Company closed on the issuance of 7.9 million Units through its ongoing best-efforts offering, representing gross proceeds to the Company of $87.3 million and proceeds net of selling and marketing costs of $78.6 million.

APPLE REIT TEN, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30, 2011	December 31, 2010
	(Unaudited)
ASSETS
Investment in real estate, net of accumulated depreciation of $1,098 and $0	$186,522	$0
Cash and cash equivalents	142,838	124
Due from third party managers	1,857	0
Other assets	4,168	868

Total Assets	$335,385	$992

LIABILITIES
Note payable	$0	$400
Accounts payable and accrued expenses	1,584	575

Total Liabilities	1,584	975
Shareholders’ Equity
Preferred stock, authorized 30,000,000 shares; none issued and outstanding	0	0
Series A preferred stock, no par value, authorized 400,000,000 shares; issued and outstanding 35,412,798 and 10 shares, respectively	0	0
Series B convertible preferred stock, no par value, authorized 480,000 shares; issued and outstanding 480,000 shares, respectively	48	48
Common stock, no par value, authorized 400,000,000 shares; issued and outstanding 35,412,798 and 10 shares, respectively	344,961	0
Accumulated deficit	(3,600)	(31)
Cumulative distributions paid	(7,608)	0

Total Shareholders’ Equity	333,801	17

Total Liabilities And Shareholders’ Equity	$335,385	$992

See notes to consolidated financial statements.
The Company was initially capitalized on August 13, 2010 and commenced operations on March 4, 2011.

APPLE REIT TEN, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended June 30, 2011	Six Months Ended June 30, 2011
Revenues:
Room revenue	$5,962	$6,711
Other revenue	669	813

Total revenue	6,631	7,524
Expenses:
Operating expense	1,512	1,746
Hotel administrative expense	462	516
Sales and marketing	486	561
Utilities	225	259
Repair and maintenance	175	197
Franchise fees	300	338
Management fees	211	238
Taxes, insurance and other	401	465
General and administrative	777	1,374
Acquisition related costs	2,528	4,548
Depreciation expense	884	1,098

Total expenses	7,961	11,340
Operating loss	(1,330)	(3,816)
Interest income, net	151	247

Net loss	$(1,179)	$(3,569)

Basic and diluted net loss per common share	$(0.04)	$(0.18)

Weighted average common shares outstanding—basic and diluted	28,613	19,547

See notes to consolidated financial statements.
The Company was initially capitalized on August 13, 2010 and commenced operations on March 4, 2011.

APPLE REIT TEN, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)
(in thousands)

Six Months Ended June 30, 2011
Cash flows from operating activities:
Net loss	$(3,569)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	1,098
Stock option expense	51
Changes in operating assets and liabilities:
Increase in funds due from third party managers	(1,771)
Increase in other assets	(52)
Increase in accounts payable and accrued expenses	696

Net cash used in operating activities	(3,547)
Cash flows used in investing activities:
Cash paid for the acquisition of hotel properties	(188,458)
Deposits and other disbursements for potential acquisitions	(2,571)

Net cash used in investing activities	(191,029)
Cash flows from financing activities:
Net proceeds related to issuance of Units	345,298
Distributions paid to common shareholders	(7,608)
Payments on note payable	(400)

Net cash provided by financing activities	337,290
Increase in cash and cash equivalents	142,714
Cash and cash equivalents, beginning of period	124

Cash and cash equivalents, end of period	$142,838

See notes to consolidated financial statements.
The Company was initially capitalized on August 13, 2010 and commenced operations on March 4, 2011.

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with the rules and regulations for reporting on Form 10-Q. Accordingly, they do not include all of the information required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. These unaudited financials should be read in conjunction with the Company’s audited consolidated financial statements included in its prospectus supplement No. 3 pursuant to Rule 424(b)(3) and filed with the Securities and Exchange Commission (File No. 333-168971) on March 17, 2011. Operating results for the three and six months ended June 30, 2011 are not necessarily indicative of the results that may be expected for the twelve month period ending December 31, 2011.

2. General Information and Summary of Significant Accounting Policies

Organization

Apple REIT Ten, Inc. together with its wholly owned subsidiaries (the “Company”) is a Virginia corporation that intends to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company was formed to invest in hotels and other income-producing real estate assets in selected metropolitan areas in the United States. Initial capitalization occurred on August 13, 2010, when 10 Units, each Unit consisting of one common share and one Series A preferred share, were purchased by Apple Ten Advisors, Inc. (“A10A”) and 480,000 Series B convertible preferred shares, were purchased by Glade M. Knight, the Company’s Chairman and Chief Executive Officer. The Company began operations on March 4, 2011, when it purchased its first hotel. The Company’s fiscal year end is December 31. The consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany accounts and transactions have been eliminated.

Significant Accounting Policies

Start Up Costs

Start up costs are expensed as incurred.

Use of Estimates

The preparation of the financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Offering Costs

The Company is raising capital through an on-going best-efforts offering of Units by David Lerner Associates, Inc., the managing underwriter, which receives a selling commission and a marketing expense allowance based on proceeds of the shares sold. Additionally, the Company has incurred other offering costs including legal, accounting and reporting services. These offering costs are recorded by the Company as a reduction of shareholders’ equity. Prior to the commencement of the Company’s offering, these costs were deferred and recorded as prepaid expense. As of June 30, 2011, the Company had sold 35.4 million Units for gross proceeds of $384.8 million and proceeds net of offering costs of $345.0 million. Offering costs included $38.5 million in selling commissions and marketing expenses and $1.4 million in other offering costs.

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Earnings Per Common Share

Basic earnings per common share is computed based upon the weighted average number of shares outstanding during the period. Diluted earnings per share is calculated after giving effect to all potential common shares that were dilutive and outstanding for the period. There were no potential common shares with a dilutive effect for the three and six months ended June 30, 2011. As a result, basic and diluted outstanding shares were the same. Series B convertible preferred shares are not included in earnings per common share calculations until such time that such shares are eligible to be converted to common shares.

Cash and Cash Equivalents

Cash and cash equivalents consist of highly liquid investments with original maturities of three months or less. The fair market value of cash and cash equivalents approximates their carrying value. Cash balances may at times exceed federal depository insurance limits.

Investments in Real Estate and Related Depreciation

Real estate is stated at cost, net of depreciation. Repair and maintenance costs are expensed as incurred while significant improvements, renovations, and replacements are capitalized. Depreciation is computed using the straight-line method over estimated useful lives of the assets, which are 39 years for buildings, ten years for major improvements and three to seven years for furniture and equipment.

The Company considers expenditures to be capital in nature based on the following criteria: (1) for a single asset, the cost must be at least $500, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; (2) for group purchases of 10 or more identical assets, the unit cost for each asset must be at least $50, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; (3) for major repairs to a single asset, the repair must be at least $2,500 and the useful life of the asset must be substantially extended.

Upon acquisition of real estate properties, the Company estimates the fair value of acquired tangible assets (consisting of land, land improvements, buildings and improvements) and identified intangible assets and liabilities, in-place leases and assumed debt based on evaluation of information and estimates available at that date. Generally, the Company does not acquire hotel properties that have significant in-place leases as lease terms for hotel properties are very short term in nature. Other than the lease discussed in Note 3, the Company has not assigned any value to intangible assets such as management contracts and franchise agreements as such contracts are generally at current market rates and any other value attributable to these contracts is not considered material. The Company has expensed as incurred all transaction costs associated with the acquisitions of existing businesses, including title, legal, accounting and other related costs, as well as the brokerage commission paid to Apple Suites Realty Group, Inc. (“ASRG”), a related party 100% owned by Glade M. Knight, Chairman and Chief Executive Officer of the Company.

The Company records impairment losses on hotel properties used in operations if indicators of impairment are present, and the sum of the undiscounted cash flows estimated to be generated by the respective properties, based on historical and industry information, is less than the properties’ carrying amount. Indicators of impairment include a property with current or potential losses from operations, when it becomes more likely than not that a property will be sold before the end of its previously estimated useful life or when events, trends, contingencies or changes in circumstances indicate that a triggering event has occurred and an asset’s carrying value may not be recoverable. Impairment losses are measured as the difference between the asset’s fair value and its carrying value. No impairment losses have been recorded to date.

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Federal Income Taxes

The Company intends to elect to be taxed, and expects to qualify, as a REIT under Sections 856 to 860 of the Internal Revenue Code. As a REIT, the Company will be allowed a deduction for the amount of dividends paid to its shareholders, thereby subjecting the distributed net income of the Company to taxation only at the shareholder level. The Company’s continued qualification as a REIT will depend on its compliance with numerous requirements, including requirements as to the nature of its income and distribution of dividends.

The Company has established Apple Ten Hospitality Management, Inc. as a 100% owned taxable REIT subsidiary (“TRS”). The TRS will lease all hotels from the Company and be subject to income tax at regular corporate rates on any income that it would earn.

Revenue Recognition

Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or utilizes the hotel’s services.

Comprehensive Income

The Company recorded no comprehensive income other than net loss for the periods reported.

Sales and Marketing Costs

Sales and marketing costs are expensed when incurred. These costs represent the expense for franchise advertising and reservation systems under the terms of the hotel management and franchise agreements and general and administrative expenses that are directly attributable to advertising and promotion.

3. Real Estate Investments

The Company acquired 12 hotels during the first six months of 2011. The following table sets forth the location, brand, manager, date acquired, number of rooms and gross purchase price for each hotel. All dollar amounts are in thousands.

City	State	Brand	Manager	Date Acquired	Rooms	Gross Purchase Price
Denver	CO	Hilton Garden Inn	Stonebridge	3/4/2011	221	$58,500
Winston-Salem	NC	Hampton Inn & Suites	McKibbon	3/15/2011	94	11,000
Matthews	NC	Fairfield Inn & Suites	Newport	3/25/2011	94	10,000
Columbia	SC	TownePlace Suites	Newport	3/25/2011	91	10,500
Mobile	AL	Hampton Inn & Suites	McKibbon	6/2/2011	101	13,000
Gainesville	FL	Hilton Garden Inn	McKibbon	6/2/2011	104	12,500
Pensacola	FL	TownePlace Suites	McKibbon	6/2/2011	98	11,500
Knoxville	TN	SpringHill Suites	McKibbon	6/2/2011	103	14,500
Richmond	VA	SpringHill Suites	McKibbon	6/2/2011	103	11,000
Cedar Rapids	IA	Hampton Inn & Suites	Schulte	6/8/2011	103	13,000
Cedar Rapids	IA	Homewood Suites	Schulte	6/8/2011	95	13,000
Hoffman Estates	IL	Hilton Garden Inn	Schulte	6/10/2011	184	10,000

				Total	1,391	$188,500

The purchase price for the hotels was funded by the Company’s on-going best-efforts offering of Units. The Company also used proceeds from its on-going best-efforts offering to pay approximately

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

$4.5 million in acquisition related costs, including $3.8 million, representing 2% of the gross purchase price for these hotels, as a brokerage commission to ASRG, 100% owned by Glade M. Knight, the Company’s Chairman and Chief Executive Officer, and approximately $0.7 million in other acquisition related costs, including title, legal and other related costs. These costs are included in acquisition related costs in the Company’s consolidated statement of operations for the six months ended June 30, 2011.

The Company leases all of its hotels to its wholly-owned taxable REIT subsidiary (or a subsidiary thereof) under master hotel lease agreements.

In connection with the acquisition of the Mobile, Alabama Hampton Inn & Suites hotel in June 2011, the Company assumed a land lease with a remaining lease term of 51 years. The lease was valued at below market rates and as a result the Company recorded an in-place favorable lease asset totaling $1.5 million which is included in other assets in the Company’s consolidated balance sheets. The amount is being amortized over the remaining lease term. As of June 30, 2011 the remaining minimum lease payments are $108,000.

No goodwill was recorded in connection with any of the acquisitions.

At June 30, 2011, the Company’s investment in real estate consisted of the following (in thousands):

Land	$15,652
Building and Improvements	162,552
Furniture, Fixtures and Equipment	8,732
Franchise fees	684

187,620
Less Accumulated Depreciation	(1,098)

Investment in real estate, net	$186,522

As of June 30, 2011, the Company had outstanding contracts for the potential purchase of ten additional hotels for a total purchase price of $180.5 million. Of these ten hotels, two are under construction and should be completed by the end of 2011. Closing on these two hotels is expected upon completion of construction. The existing hotels are expected to close within the next six months. Although the Company is working towards acquiring these hotels, there are many conditions to closing that have not yet been satisfied and there can be no assurance that closings will occur under the outstanding purchase contracts. The following table summarizes the location, brand, number of rooms, refundable (if the seller does not meet its obligations under the contract) contract deposits paid, and gross purchase price for each of the contracts. All dollar amounts are in thousands.

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Location	Brand	Rooms	Deposits Paid	Gross Purchase Price
Operating(a)
South Bend, IN	Fairfield Inn & Suites	119	$800	$17,500
Knoxville, TN	Homewood Suites	103	100	15,000	(c)
Davenport, IA	Hampton Inn & Suites	103	100	13,000
Knoxville, TN	TownePlace Suites	98	100	9,000	(c)
Gainesville, FL	Homewood Suites	103	100	14,550	(c)
Skokie, IL	Hampton Inn & Suites	225	125	32,000	(c)
Des Plaines, IL	Hilton Garden Inn	251	125	38,000	(c)
Round Rock, TX	Homewood Suites	115	150	15,500
Under Construction(b)
Jacksonville, NC	Home2 Suites	105	100	12,000
Charleston, SC	Home2 Suites	122	200	13,908	(d)

		1,344	$1,900	$180,458

(a)	These hotels are currently operational and assuming all conditions to closing are met should close within six months from June 30, 2011.

(b)

The hotels are currently under construction. The table shows the expected number of rooms upon hotel completion and the expected franchise. Assuming all conditions to closing are met the purchase of these hotels should close by the end of 2011.

(c)	Purchase contracts for these hotels require the Company to assume approximately $72.0 million in mortgage debt. The loans provide for monthly payments of principal and interest on an amortized basis.

(d)

If the seller meets all of the conditions to closing, the Company is obligated to specifically perform under the contract. As the property is under construction, at this time, the seller has not met all of the conditions to closing.

As there can be no assurance that all conditions to closing will be satisfied, the Company includes deposits paid for hotels under contract in other assets, net in the Company’s consolidated balance sheets, and in deposits and other disbursements for potential acquisitions in the Company’s consolidated statement of cash flows. It is anticipated that the purchase price (less any debt assumed) for the outstanding contracts will be funded from the proceeds of the Company’s on-going best-efforts offering of Units and cash on hand if a closing occurs.

On February 4, 2011, the Company entered into a purchase contract for the potential acquisition of a Fairfield Inn & Suites hotel in Wytheville, Virginia. On February 25, 2011, this contract was terminated. The gross purchase price for the 80 room hotel was $7.3 million. In connection with the termination of this contract, the initial deposit of $100,000 was repaid to the Company.

On April 12, 2011, the Company entered into purchase contracts for the potential acquisition of a SpringHill Suites hotel in Fort Myers, Florida and a TownePlace Suites hotel in Montgomery, Alabama. On April 29, 2011, these contracts were terminated. The gross purchase price for the two hotels totaled $16.5 million. In connection with the termination of these contracts, the initial deposits totaling $200,000 were repaid to the Company.

4. Related Parties

The Company has, and is expected to continue to engage in, significant transactions with related parties. These transactions cannot be construed to be at arm’s length and the results of the Company’s operations may be different if these transactions were conducted with non-related parties.

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company’s independent members of the Board of Directors oversee and annually review the Company’s related party relationships (which include the relationships discussed in this section) and are required to approve any significant modifications to the contracts, as well as any new significant related party transactions. The Board of Directors is not required to approve each individual transaction that falls under the related party relationships. However, under the direction of the Board of Directors, at least one member of the Company’s senior management team approves each related party transaction.

The Company has a contract with ASRG, to acquire and dispose of real estate assets for the Company. A fee of 2% of the gross purchase price or gross sale price in addition to certain reimbursable expenses is paid to ASRG for these services. As of June 30, 2011, payments to ASRG for fees under the terms of this contract have totaled approximately $3.8 million since inception. Of this amount, $2.0 million was incurred during the three months ending June 30, 2011, and is included in acquisition related costs in the Company’s consolidated statements of operations.

The Company is party to an advisory agreement with A10A, pursuant to which A10A provides management services to the Company. An annual fee ranging from 0.1% to 0.25% of total equity proceeds received by the Company, in addition to certain reimbursable expenses, are payable for these services. Total advisory fees incurred by the Company under the advisory agreement are included in general and administrative expenses and totaled approximately $105,000 for the six months ended June 30, 2011.

In addition to the fees payable to ASRG and A10A, the Company reimbursed A10A or ASRG or paid directly to Apple REIT Six, Inc. (“AR6”) on behalf of A10A or ASRG approximately $698,000 for the six months ended June 30, 2011. The expenses reimbursed are approximately $350,000 for costs reimbursed under the contract with ASRG and approximately $348,000 for costs reimbursed under the contract with A10A. The costs are included in general and administrative expenses and are for the Company’s proportionate share of the staffing and related costs provided by AR6. The costs are actual costs with no markup or profit to AR6.

The advisors are staffed with personnel of AR6. AR6 provides similar staffing for Apple Six Advisors, Inc. (“A6A”), Apple Seven Advisors, Inc. (“A7A”), Apple Eight Advisors, Inc. (“A8A”) and Apple Nine Advisors, Inc. (“A9A”). A6A, A7A, A8A and A9A provide management services to, respectively, AR6, Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc. Although there is a potential conflict on time allocation of employees due to the fact that a senior manager, officer or staff member will provide services to more than one company, the Company believes that the executives and staff compensation sharing arrangement allows the companies to share costs yet attract and retain superior executives and staff. The cost sharing structure also allows each entity to maintain a much more cost effective structure than having separate staffing arrangements. Amounts reimbursed to AR6 include both compensation for personnel and “overhead” (office rent, utilities, benefits, office supplies, etc.) utilized by the companies. The allocation of costs from AR6 is made by the management of the several REITs and is reviewed at least annually by the Compensation Committees of the several REITs. In making the allocation, management and the Compensation Committee, consider all relevant facts related to the Company’s level of business activity and the extent to which the Company requires the services of particular personnel of AR6. Such payments are based on the actual costs of the services and are not based on formal record keeping regarding the time these personnel devote to the Company, but are based on a good faith estimate by the employee and/or his or her supervisor of the time devoted by the employee to the Company. As part of this arrangement, the day to day transactions may result in amounts due to or from the noted related parties. To efficiently manage cash disbursements, the individual companies may make payments for any or all of the related companies. The amounts due to or from the related individual companies are reimbursed or collected and are not significant in amount.

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

ASRG, A6A, A7A, A8A, A9A and A10A are 100% owned by Glade M. Knight, Chairman and Chief Executive Officer of the Company. Mr. Knight is also Chairman and Chief Executive Officer of AR6, Apple REIT Seven, Inc., Apple REIT Eight, Inc. and Apple REIT Nine, Inc. Members of the Company’s Board of Directors are also on the Board of Directors of Apple REIT Seven, Inc. and Apple REIT Eight, Inc.

During the first quarter of 2011, the Company entered into an assignment of contract with ASRG to become the purchaser of a Home2 Suites by Hilton (currently under construction) located in Charleston, South Carolina for a total purchase price of $13.9 million. ASRG entered into the assigned contract on November 5, 2010. Under the terms and conditions of the contract, ASRG assigned to the Company all of its rights and obligations under the purchase contract. There was no consideration paid to ASRG for this assignment, other than the reimbursement of the deposit previously made by ASRG totaling $100,000. There was no profit for ASRG in the assignment.

5. Stock Incentive Plan

During January 2011, the Company adopted a non-employee directors’ stock option plan (the “Directors’ Plan”) to provide incentives to attract and retain directors. The Directors’ Plan provides for the grant of options to purchase a specified number of Units (“Options”) to directors, who are not employees of the Company. A Compensation Committee (“Committee”) was established to administer the Directors’ Plan. The Committee is responsible for granting Options and for establishing the exercise price of Options. As of June 30, 2011, the Company has granted Options to purchase approximately 36,000 Units under the Directors’ Plan and recorded approximately $51,000 in compensation expense.

6. Shareholders’ Equity

Best-efforts Offering

The Company is currently conducting an on-going best-efforts offering. The Company registered its Units on Registration Statement Form S-11 (File No. 333-168971) filed on August 20, 2010 and the Form S-11 was declared effective by the SEC on January 19, 2011. Each Unit consists of one common share and one Series A preferred share. The Company began its best-efforts offering of Units the same day the registration statement was declared effective. The minimum offering of 9,523,810 Units at $10.50 per Unit was sold as of January 27, 2011, with proceeds, net of commissions and marketing expenses totaling $90 million. The offering is continuing as of the date of these financial statements. The managing underwriter is David Lerner Associates, Inc., and all of the Units are being sold for the Company’s account.

The Series A preferred shares have no voting rights and no conversion rights. In addition, the Series A preferred shares are not separately tradable from the common shares to which they relate. The Series A preferred shares do not have any distribution rights except a priority distribution upon the sale of the Company’s assets. The priority distribution (“Priority Distribution”) will be equal to $11.00 per Series A preferred share, and will be paid before any distribution will be made to the holders of any other shares. Upon the Priority Distribution the Series A preferred shares will have no other distribution rights.

Series B Convertible Preferred Stock

The Company has authorized 480,000 shares of Series B convertible preferred stock. The Company has issued 480,000 Series B convertible preferred shares to Glade M. Knight, Chairman and Chief Executive Officer of the Company, in exchange for the payment by him of $0.10 per Series B convertible preferred share, or an aggregate of $48,000. The Series B convertible preferred shares are convertible into common shares pursuant to the formula and on the terms and conditions set forth below.

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the articles of incorporation that would adversely affect the Series B convertible preferred shares.

Upon the Company’s liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of the Company’s assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

Each holder of outstanding Series B convertible preferred shares shall have the right to convert any of such shares into common shares of the Company upon and for 180 days following the occurrence of any of the following events:

(1) substantially all of the Company’s assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of the Company;

(2) the termination or expiration without renewal of the advisory agreement, or if the Company ceases to use ASRG to provide property acquisition and disposition services; or

(3) the Company’s common shares are listed on any securities exchange or quotation system or in any established market.

Upon the occurrence of any conversion event, each Series B convertible preferred share may be converted into a number of common shares based upon the gross proceeds raised through the date of conversion in the Company’s $2 billion offering according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$300 million	3.19885
$400 million	4.83721
$500 million	6.11068
$600 million	7.29150
$700 million	8.49719
$800 million	9.70287
$900 million	10.90855
$1 billion	12.11423
$1.1 billion	13.31991
$1.2 billion	14.52559
$1.3 billion	15.73128
$1.4 billion	16.93696
$1.5 billion	18.14264
$1.6 billion	19.34832
$1.7 billion	20.55400
$1.8 billion	21.75968
$1.9 billion	22.96537
$2 billion	24.17104

In the event that after raising gross proceeds of $2 billion, the Company raises additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/100 million) x 1.20568, where X is the additional gross proceeds rounded down to the nearest 100 million.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

Expense related to the issuance of 480,000 Series B convertible preferred shares to Mr. Knight will be recognized at such time when the number of common shares to be issued for conversion of the Series B shares can be reasonably estimated and the event triggering the conversion of the Series B shares to common shares occurs. The expense will be measured as the difference between the fair value of the common stock for which the Series B shares can be converted and the amounts paid for the Series B shares. Although the fair market value cannot be determined at this time, expense if the maximum offering is achieved could range from $0 to in excess of $127 million (assumes $11 per unit fair market value). Based on equity raised through June 30, 2011, if a triggering event had occurred, expense would have ranged from $0 to $16.9 million (assumes $11 per unit fair market value) and approximately 1.5 million common shares would have been issued.

Distributions

The Company’s annual distribution rate as of June 30, 2011 was $0.825 per common share, payable monthly. For the three months ended June 30, 2011, the Company made distributions of $0.20625 per common share for a total of $5.8 million. For the six months ended June 30, 2011, the Company made distributions of $0.34375 per common share for a total of $7.6 million.

7. Note Payable

Prior to the commencement of the Company’s best-efforts offering, the Company obtained an unsecured note payable in a principal amount of $400,000 to fund certain start-up costs and offering expenses. The lender was Bank of America. The note payable bore interest at a variable rate based on the London Interbank Borrowing Rate (LIBOR). The note was fully paid in January 2011 with net proceeds from the Company’s on-going best-efforts offering.

8. Management and Franchise Agreements

Each of the Company’s 12 hotels are operated and managed, under separate management agreements by affiliates of one of the following companies: MHH Management, LLC (“McKibbon”), Newport Hospitality Group, Inc. (“Newport”), Schulte Hospitality Group, Inc. (“Schulte”) or Stonebridge Realty Advisors, Inc. (“Stonebridge”). The agreements provide for initial terms of 5-10 years. Fees associated with the agreements generally include the payment of base management fees, incentive management fees, accounting fees, and other fees for centralized services which are allocated among all of the hotels that receive the benefit of such services. Base management fees are calculated as a percentage of gross revenues. Incentive management fees are calculated as a percentage of operating profit in excess of a priority return to the Company, as defined in the management agreements. The Company has the option to terminate the management agreements if specified performance thresholds are not satisfied. For the six months ended June 30, 2011 the Company incurred approximately $238,000 in management fee expense.

McKibbon, Newport, Schulte and Stonebridge are not affiliated with either Marriott or Hilton, and as a result, the hotels they manage were required to obtain separate franchise agreements with each respective franchisor. The Hilton franchise agreements generally provide for a term of 10 to 18 years. Fees associated with the agreements generally include the payment of royalty fees and program fees. The Marriott franchise agreements provide for an initial term of 15 to 20 years. Fees

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

associated with the agreement includes the payment of royalty fees, marketing fees, reservation fees and a communications support fee based on room revenues. For the six months ended June 30, 2011 the Company incurred approximately $338,000 in franchise fees.

9. Pro Forma Information (Unaudited)

The following unaudited pro forma information for the six months ended June 30, 2011, is presented as if the acquisitions of the Company’s 12 hotels acquired after December 31, 2010 had occurred on the latter of January 1, 2011 or the opening date of the hotel. The pro forma information does not purport to represent what the Company’s results of operations would actually have been if such transactions, in fact, had occurred on these applicable dates, nor does it purport to represent the results of operations for future periods. Amounts are in thousands, except per share data.

	Three Months Ended June 30, 2011	Six Months Ended June 30, 2011
Total revenues	$10,573	$19,414
Net income (loss)	1,812	(1,684)
Net income (loss) per share—basic and diluted	$0.06	$(0.07)

The pro forma information reflects adjustments for actual revenues and expenses of the 12 hotels acquired during the six months ended June 30, 2011 for the respective period owned prior to acquisition by the Company. Net income has been adjusted as follows: (1) interest income and expense has been adjusted to reflect the reduction in cash and cash equivalents required to fund the acquisitions; (2) interest expense related to prior owner’s debt which was not assumed has been eliminated; (3) depreciation has been adjusted based on the Company’s basis in the hotels; and (4) transaction costs have been adjusted for the acquisition of existing businesses.

10. Legal Proceedings and Related Matters

The term the “Apple REIT Companies” means Apple REIT Six, Inc. Apple REIT Seven, Inc., Apple REIT Eight, Inc., Apple REIT Nine, Inc. and the Company.

On June 17, 2011, one shareholder of Apple REIT Nine, Inc. filed a putative class action captioned Nancy Kowalski v. Apple REIT Ten, Inc., et al, Case No. 1:11-cv-2919, in the United States District Court for the Eastern District of New York against the Company, its directors and certain of its officers, Apple REIT Nine, Inc., its directors and certain of its officers, and David Lerner Associates, Inc. and David Lerner. The complaint, purportedly brought on behalf of all purchasers of Units in the Company and Apple REIT Nine, Inc. from June 16, 2008 through and including June 17, 2011, asserts claims under Sections 11, 12 and 15 of the Securities Act of 1933 and seeks, among other things, certification of the class, damages, rescission of share purchases and other costs and expenses. The complaint alleges, among other things, that: (1) the registration statements and prospectuses of the Company and Apple REIT Nine, Inc. failed to disclose material information concerning the value of the Units of the prior Apple REIT companies, (2) the operations and investment model implemented by the Company and Apple REIT Nine, Inc. are determined to lose investors’ capital, and (3) David Lerner Associates, Inc. solicited purchases of the Company and Apple REIT Nine, Inc. by means of false and misleading statements concerning the distributions paid by prior Apple REIT companies. The Company believes that these claims against it and its officers and directors are without merit, and intends to defend against them vigorously. At this time, the Company cannot reasonably predict the outcome of these proceedings or provide a reasonable estimate of the possible loss or range of loss due to these proceedings, if any.

On June 20, 2011, two shareholders of the Apple REIT companies filed a putative class action captioned Kronberg et al. v. David Lerner Associates Inc., et al, Case No. 2:11-cv-03558, in the United States District Court for the District of New Jersey against David Lerner Associates, Inc.

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

and certain of its officers, and the Apple REIT Companies and Glade M. Knight. The complaint, purportedly brought on behalf of purchasers of Units in the Apple REIT Companies, asserts claims and seeks, among other things, certification of the class, compensatory, special and general damages, and other costs and expenses. The complaint alleges, among other things, that: (1) David Lerner Associates, Inc. made false and misleading misrepresentations about (a) the value of the Units of the Apple REIT Companies, (b) previous distribution payments made by the Apple REIT Companies, and (c) the operations of the Apple REIT Companies, (2) the significant risks associated with the illiquid investment in the Apple REIT Companies were not properly disclosed to investors, and (3) under the various agency agreements between David Lerner Associates, Inc. and the Apple REIT Companies, the Apple REIT Companies and Glade M. Knight are responsible for the actions and representations of David Lerner Associates, Inc. and its certain officers regarding the sale of Units of the Apple REIT Companies. The Company believes that these claims against the Apple REIT Companies and Glade M. Knight are without merit, and the Company intends to defend against them vigorously. At this time, the Company cannot reasonably predict the outcome of these proceedings or provide a reasonable estimate of the possible loss or range of loss due to these proceedings, if any.

On June 28, 2011, a shareholder of the Company and Apple REIT Nine, Inc. filed a putative class action lawsuit captioned Marvin Leff v. Apple REIT Ten, Inc., et al, Case No. 2:11-cv-03094, in the United States District Court for the Eastern District of New York against the Company, its directors and certain of its officers, Apple REIT Nine, Inc., its directors and certain of its officers, and David Lerner Associates, Inc. and David Lerner. The complaint, purportedly brought on behalf of all purchasers of Units in the Company and Apple REIT Nine, Inc. from June 17, 2008 through and including June 28, 2011, asserts claims under Sections 11, 12 and 15 of the Securities Act of 1933 and seeks, among other things, certification of the class, damages, rescission of share purchases and other costs and expenses. The complaint alleges, among other things, that: (1) the registration statements and prospectuses of the Company and Apple REIT Nine, Inc. failed to disclose material information concerning the value of the Units of the prior Apple REIT Companies, and (2) David Lerner Associates, Inc. solicited purchases of the Company and Apple REIT Nine, Inc. by means of false and misleading statements concerning the distributions paid by prior Apple REIT Companies. The Company believes that these claims against the Company and its officers and directors are without merit, and the Company intends to defend against them vigorously. At this time, the Company cannot reasonably predict the outcome of these proceedings or provide a reasonable estimate of the possible loss or range of loss due to these proceedings, if any.

On May 27, 2011, the Financial Industry Regulatory Authority (“FINRA”) filed a complaint against David Lerner Associates, Inc., related to its sales practices relative to the Units of the Company. The Company is unaffiliated with David Lerner Associates, Inc.; however, the Company relies upon it for the offer and sale and administration of the Units. The Company intends on cooperating with regulatory or governmental inquiries.

11. Subsequent Events

In July 2011, the Company declared and paid approximately $2.4 million in dividend distributions to its common shareholders, or $0.06875 per outstanding common share.

During July 2011, the Company closed on the issuance of 1.5 million Units through its on-going best-efforts offering, representing gross proceeds to the Company of $16.4 million and proceeds net of selling and marketing costs of $14.8 million.

Subsequent to June 30, 2011, the Company closed on the purchase of two hotels. The following table summarizes the hotel information. All dollar amounts are in thousands.

APPLE REIT TEN, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Location	Brand	Date of Purchase	Rooms	Gross Purchase Price
Knoxville, TN	Homewood Suites	7/19/2011	103	$15,000	(a)
Davenport, IA	Hampton Inn & Suites	7/19/2011	103	13,000
Knoxville, TN	TownePlace Suites	8/9/2011	98	9,000	(a)

			304	$37,000

(a)	The Company assumed approximately $18.9 million of mortgage debt associated with these hotels. The loans provide for monthly payments of principal and interest on an amortized basis.

Subsequent to June 30, 2011, the Company entered into a series of contracts for the potential purchase of four hotels. The following table summarizes the hotel and contract information. All dollar amounts are in thousands.

Location	Brand	Date of Purchase Contract	Rooms	Gross Purchase Price	Initial Refundable Deposit
Merrillville, IN	Hilton Garden Inn	7/11/2011	124	$14,825	$100
Mason, OH	Hilton Garden Inn	7/11/2011	110	14,825	100
Omaha, NE	Hilton Garden Inn	7/13/2011	178	29,200	100	(a)
Scottsdale, AZ	Hilton Garden Inn	7/13/2011	122	16,300	100	(b)

			534	$75,150	$400

(a)

Purchase contract for this hotel requires an increase to the purchase price at closing (up to $825,000) of the costs associated with the prepayment by the seller of an existing loan secured by this hotel.

(b)	Purchase contract for this hotel requires the Company to assume approximately $10.6 million in mortgage debt. This loan provides for monthly payments of principal and interest on an amortized basis.

REPORT OF INDEPENDENT AUDITORS

Board of Directors
APPLE REIT TEN, INC.

We have audited the accompanying balance sheets of the Denver, Colorado - Hilton Garden Inn (the Hotel) as of December 31, 2010 and 2009, and the related statements of operations, cash flows, and owner’s equity for the years then ended. These financial statements are the responsibility of the Hotel’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Hotel’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Hotel’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Denver, Colorado—Hilton Garden Inn at December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ ERNST & YOUNG LLP

May 10, 2011

DENVER, COLORADO—HILTON GARDEN INN
BALANCE SHEETS

	As of December 31
	2010	2009
ASSETS
Cash and cash equivalents	$386,202	$294,518
Investments	—	1,036,863
Accounts receivable	96,685	65,648
Prepaid expenses and other assets, net	293,841	400,722
Investment in real estate, net of accumulated depreciation of $4,482,398 and $3,189,207, respectively	30,323,062	31,695,955

	$31,099,790	$33,493,706

LIABILITIES AND OWNER’S EQUITY
Accounts payable and accrued expenses	$948,670	$795,004
Mortgage payable	24,817,950	25,327,285

Total liabilities	25,766,620	26,122,289
Owner’s equity	5,333,170	7,371,417

Total liabilities and owner’s equity	$31,099,790	$33,493,706

See accompanying notes.

DENVER, COLORADO–HILTON GARDEN INN
STATEMENTS OF OPERATIONS

	Year Ended December 31
	2010	2009
Revenues
Rooms	$8,978,312	$7,202,922
Other revenue	2,371,649	2,210,898

Total revenues	11,349,961	9,413,820

Expenses
Operating Expenses	2,766,902	2,429,711
Hotel administrative expenses	1,022,739	956,448
Utilities	343,523	289,709
Depreciation and amortization	1,324,718	1,320,642
Taxes, insurance and other	374,287	525,363
Sales and marketing	555,539	280,531
Repair and maintenance	132,239	145,353
Franchise and management fees	1,003,183	831,997
General and administrative	611,750	461,081

Total expenses	8,134,880	7,240,835

Operating income	3,215,081	2,172,985
Interest expense, net	753,328	728,039

Net income	$2,461,753	$1,444,946

See accompanying notes.

DENVER, COLORADO—HILTON GARDEN INN
STATEMENTS OF OWNER’S EQUITY

	Year Ended December 31
	2010	2009
Owner’s equity at beginning of period	$7,371,417	$8,726,471
Distributions to owner	(4,500,000)	(2,800,000)
Net income	2,461,753	1,444,946

Owner’s equity at end of period	$5,333,170	$7,371,417

See accompanying notes.

DENVER, COLORADO–HILTON GARDEN INN
STATEMENTS OF CASH FLOWS

	Year Ended December 31
	2010	2009
Cash flows from operating activities
Net income	$2,461,753	$1,444,946
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	1,324,718	1,320,642
Changes in operating assets and liabilities:
Accounts receivable	(31,037)	17,896
Prepaid expenses and other assets, net	94,361	(37,540)
Accounts payable and accrued expenses	153,666	157,875

Net cash provided by operating activities	4,003,461	2,903,819

Cash flows from investing activities
Investments in CDs	1,036,863	(36,863)
Purchase of property and equipment	(91,145)	(206,086)
Reimbursement for property and equipment	170,847	—
Net increase in cash restricted for property improvements	—	33,376

Net cash used in investing activities	1,116,565	(209,573)

Cash flows from financing activities
Payment of financing costs	(19,007)	—
Payments on secured notes payable	(509,335)	(538,454)
Distributions to owner	(4,500,000)	(2,800,000)

Net cash used in financing activities	(5,028,342)	(3,338,454)

Increase (decrease) in cash and cash equivalents	91,684	(644,208)
Cash and cash equivalents
Beginning of year	294,518	938,726

End of year	$386,202	$294,518

Supplemental information
Cash paid for interest	$695,005	$779,181

See accompanying notes.

DENVER, COLORADO—HILTON GARDEN INN
NOTES TO FINANCIAL STATEMENTS
December 31, 2010 and 2009

1. Nature of Business

The accompanying financial statements present the financial information of the Denver, Colorado—Hilton Garden Inn (the Hotel) as of December 31, 2010 and 2009, and for the years then ended. The Hotel was owned by 5280 Lodging, LLC (the Company), a Colorado Limited Liability Company that was formed for the purpose of acquiring, owning, and operating hotels. The Hotel commenced operations in July 2007 and has 221 rooms operating under the Hilton franchise in Denver, Colorado. On March 4, 2011 the Company sold the Hotel to a subsidiary of Apple REIT Ten, Inc., a Virginia Corporation, for $58,500,000.

2. Significant Accounting Policies

Basis of Accounting

The financial statements have been prepared on the accrual basis in accordance with accounting principles generally accepted in the United States.

Cash and Cash Equivalents

The Hotel considers all highly liquid instruments purchased with maturities of three months or less to be cash and cash equivalents.

Restricted Cash

Restricted cash includes reserves for furniture, fixtures, and equipment replacements. There was a zero balance at December 31, 2010 and 2009.

Investments

Investments consist of certificates of deposits (CD). The CD was purchased in December 2008 with an interest rate of 3.5% and maturity term of 14 months. The interest earned in 2010 and 2009 was $3,376 and $36,862, respectively.

Accounts Receivable

Accounts receivable are comprised of receivables due from guests of the hotel and credit card receipts yet to be processed from guests of the hotel. The Hotel records an allowance for doubtful accounts sufficient to cover potential credit losses. Management has determined that no allowance was considered necessary at December 31, 2010 and 2009.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investment in Real Estate

Real estate is stated at cost, net of accumulated depreciation. The Hotel capitalizes costs, which both materially add value and extend the useful life of an asset. Provisions for depreciation of buildings and improvements, furniture, fixtures, and equipment are computed on a straight-line basis over the estimated useful lives, ranging from five to 30 years. Repairs and maintenance costs are expensed as incurred.

DENVER, COLORADO—HILTON GARDEN INN
NOTES TO FINANCIAL STATEMENTS—(Continued)
December 31, 2010 and 2009

Impairment of Long-Lived Assets

The Hotel follows the requirements of ASC Topic 360, Impairment or Disposal of Long-Lived Assets (ASC 360). ASC 360 requires impairment losses to be recorded on long-lived assets held for investment when indicators of impairment are present and the future undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying value.

The Hotel’s management reviews the carrying value of tangible and intangible assets whenever significant events or changes in circumstances occur that might impair the recovery of these costs. Recovery is evaluated by measuring the carrying value of the assets against the associated future estimated cash flows. Management’s estimates of fair values are based on the best information available and require the use of estimates, judgment and projections as considered necessary. As of December 31, 2010 and 2009, no impairment losses were recognized.

Revenue Recognition

Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or utilizes the hotel’s services.

Advertising costs

Advertising costs are expensed when incurred. Advertising expense for the years ended December 31, 2010 and 2009 was $33,100 and $34,179, respectively, which is included in sales and marketing expense in the accompanying statements of operations.

Income Taxes

The Hotel was owned by a limited liability company. The members of the Company separately accounted for the Hotel’s items of income, deductions, losses, and credits for federal and state income tax reporting.

New Accounting Pronouncements

In January 2010, the FASB issued Accounting Standards Update No. 2010-06, Improving Disclosures About Fair Value Measurements (ASU 2010-06), which provides amendments to ASC Subtopic No. 820-10, Fair Value Measurements and Disclosures—Overall. ASU 2010-06 requires additional disclosures and clarifications of existing disclosures for recurring and nonrecurring fair value measurements. The revised guidance was effective January 1, 2010. The adoption of this guidance did not have a material impact on the Hotel’s financial position or results of operations.

3. Investment in Real Estate

Investment in real estate at December 31, 2010 and December 31, 2009 consisted of the following:

	2010	2009
Land	$3,489,630	$3,489,630
Building and improvements	27,577,216	27,558,068
Furnishings and equipment	3,738,614	3,837,464

Total cost	34,805,460	34,885,162
Less accumulated depreciation	(4,482,398)	(3,189,207)

Investment in real estate, net	$30,323,062	$31,695,955

DENVER, COLORADO—HILTON GARDEN INN
NOTES TO FINANCIAL STATEMENTS—(Continued)
December 31, 2010 and 2009

Depreciation expense for the years ended 2010 and 2009 was $1,293,190 and $1,287,031, respectively. During 2010, the Hotel received reimbursements from a contractor of $170,897 for certain improvement costs incurred in 2009.

4. Loan Fees

The Hotel capitalizes fees related to mortgage note issuance costs and modifications in accordance with ASC 470. These costs are amortized as amortization expense on the effective interest method over the term of the mortgage note. The amortization expense totaled $25,753 and $27,836 for the years ended December 31, 2010 and 2009, respectively. The unamortized loan fees at December 31, 2010 and 2009 were $18,995 and $25,741, respectively.

5. Fair Value Disclosures

At December 31, 2010, as required by ASC 825, Financial Instruments, the following presents the net book value and estimated value of the Hotel’s certificate of deposit and notes payable.

	December 31, 2010		December 31, 2009
	Cost	Fair Market Value	Cost	Fair Market Value
Certificate of Deposits	$—	$—	$1,036,863	$1,067,204
FirsTier Bank Mortgage	24,817,950	24,817,950	25,327,285	24,363,421

The estimated fair values of the Hotel’s financial instruments are based on a cash flow model discounted at market interest rates that considers the underlying risks of these instruments.

6. Franchise Agreement

The Hotel operates as a Hilton Garden Inn under a franchise agreement. The Hotel is required to pay the franchisor a flat fee monthly for various supporting services, and is required to pay franchise, marketing, and reservation service fees which are based on a percentage of gross room revenues. These fees totaled $791,281 and $638,383 for the years ended 2010 and 2009, respectively. Of these amounts, $439,090 and $355,104 are included in franchise and management fees for the years ended 2010 and 2009, respectively. The remaining amounts are included in sales and marketing expense and operating expense.

The franchise agreement required an initial one-time fee of $91,500, which was recorded as an intangible asset. Amortization is calculated on a straight-line basis over 20 years, and began on the first day of operations.

Franchise fees at December 31, 2010 and 2009 consisted of the following:

	2010	2009
Initial Cost	$91,500	$91,500
Less accumulated amortization	16,394	11,819

Franchise fees, net	$75,106	$79,681

Amortization expense for 2010 and 2009 was $4,575 in each period. The estimated aggregate amortization expense is $22,875 for the five succeeding fiscal years.

The Hotel also entered into an insignificant franchise agreement that required an initial one-time fee of $12,000, which was recorded as an intangible asset. Amortization is calculated on a straight-line basis over 10 years and began on the first day of operations.

DENVER, COLORADO—HILTON GARDEN INN
NOTES TO FINANCIAL STATEMENTS—(Continued)
December 31, 2010 and 2009

7. Related Parties

The Hotel pays a monthly management fee of 5% of gross sales, as outlined in the management agreement, to Stonebridge Hospitality Services (the Manager), an affiliate of the Company. For the years ending December 31, 2010 and 2009, the fees were $564,093 and $476,893, respectively.

The Company makes distributions to the owners when cash on hand exceeds the current and anticipated needs of the Company. For the years ending December 31, 2010 and 2009, the distributions were $4,500,000 and $2,800,000, respectively.

8. Mortgage Payable

The Hotel had a mortgage note with FirsTier Bank at December 31, 2009 with outstanding balance of $25,327,285.

On December 31, 2010, the Hotel modified the FirsTier Bank note to extend the maturity date to January 1, 2014 and changed the monthly payment to $153,315 and interest rate to Prime Rate quoted in Wall Street Journal plus 2%, with floor of 5.9%. The outstanding balance of the note at December 31, 2010 was $24,817,950.

The FirsTier Bank note requires the Hotel to maintain compliance with certain financial and non-financial covenants, as defined. As of December 31, 2010, the hotel was in compliance with these covenants.

The annual principal payment requirements are as follows:

2011	$332,121
2012	381,382
2013	409,020
2014	23,695,427

$24,817,950

9. Subsequent Events

On March 4, 2011 the Company sold the Hotel to a subsidiary of Apple REIT Ten, Inc., a Virginia Corporation, for $58,500,000.

On March 4, 2011 the Company paid off the mortgage note.

On March 4, 2011 the Company made a distribution to the owners for $32,000,000.

On April 15, 2011 the Company made a distribution to the owners for $1,375,000.

The Hotel has evaluated events through May 10, 2011, which is the date the financial statements were available for issuance.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors
APPLE REIT TEN, INC.

We have audited the accompanying combined balance sheets of CN Hotel Portfolio (the Hotels) as of December 31, 2010 and 2009, and the related combined statements of operations and cash flows for the years then ended. These financial statements are the responsibility of the Hotels’ management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CN Hotel Portfolio as of December 31, 2010 and 2009, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

     /s/ GERALD O. DRY, PA
Gerald O. Dry, PA
Certified Public Accountants

Concord, North Carolina
May 1, 2011

CN HOTEL PORTFOLIO
COMBINED BALANCE SHEETS
December 31, 2010 and 2009

	2010	2009
ASSETS
Investment in hotels, net of accumulated depreciation of $598,835 and $161,589, respectively (Note B)	$21,383,811	$14,991,431
Cash and cash equivalents	197,733	333,851
Accounts receivable	172,567	33,900
Intangible assets, net of accumulated amortization of $29,567 and $3,318, respectively (Note E)	262,256	214,322
Other assets	26,265	10,200

Total Assets	$22,042,632	$15,583,704

LIABILITIES AND OWNERS’ EQUITY
Liabilities
Mortgages payable (Note C)	$15,612,329	$10,009,411
Accounts payable and accrued expenses	331,316	568,513

Total Liabilities	15,943,645	10,577,924
Owners’ Equity	6,098,987	5,005,780

Total Liabilities and Owners’ Equity	$22,042,632	$15,583,704

See independent auditors’ report & notes to combined financial statements.

CN HOTEL PORTFOLIO
COMBINED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2010 and 2009

	2010	2009
Revenues
Rooms	$3,338,812	$1,100,673
Other	59,176	23,993

Total revenues	3,397,988	1,124,666
Expenses
Hotel administration	34,164	57,967
Property maintenance	47,661	92,198
Property operations	650,563	138,793
Utilities	239,980	91,960
Credit card fees	86,818	31,927
Depreciation and amortization	463,495	164,907
Management and franchise fees	494,190	299,253
Taxes, insurance and other	233,843	54,875
Commissions	49,014	27,380
Advertising	22,192	13,063

Total expenses	2,321,920	972,323
Other income (expense)
Interest income	914	483
Interest expense	(325,246)	(73,746)

Total other income (expense)	(324,332)	(73,263)

Net income	$751,736	$79,080

See independent auditors’ report & notes to combined financial statements.

CN HOTEL PORTFOLIO
COMBINED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2010 and 2009

	2010	2009
Cash flows from operating activities
Net income (loss)	$751,736	$79,080
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	463,495	164,907
(Increase) decrease in accounts receivable	(138,667)	(33,900)
(Increase) decrease in intangible assets	—	(10,000)
(Increase) decrease in other non-current assets	(16,065)	(10,200)
Increase (decrease) in accounts payable and accrued expenses	(237,197)	(135,922)

Net cash provided by operating activities	823,302	53,965
Cash flows from investing activities
Purchases of capital assets (net)	(6,829,626)	(8,140,608)

Net cash provided (used) by investing activities	(6,829,626)	(8,140,608)
Cash flows from financing activities
Borrowings on mortgages payable	6,088,575	7,477,771
Principal payments on mortgages payable	(485,657)	(154,706)
Additional owner equity investments	1,091,471	960,000
Distributions (net)	(750,000)	—
Payment for debt issue costs	(74,183)	—

Net cash provided (used) by financing activities	5,870,206	8,283,065

Net increase in cash	(136,118)	196,422
Cash at beginning of year	333,851	137,429

Cash at end of year	$197,733	$333,851

Supplemental disclosure of cash flows information:
Cash paid for interest	$487,093	$235,575

See independent auditors’ report & notes to combined financial statements.

CN HOTEL PORTFOLIO
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2010 and 2009

Note A—Summary of Significant Accounting Policies

This summary of significant accounting policies of CN Hotel Portfolio (the Hotels) is presented to assist in understanding the Hotels’ financial statements. The financial statements and notes are representations of the Hotels’ management, who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Nature of Business and Organization

The accompanying combined financial statements present the financial information of the following properties of the Hotels:

Columbia East Hospitality, Inc. is a South Carolina corporation which was formed on February 21, 2007, for the purpose of developing a TownePlace Suites by Marriott and operating the hotel under a management agreement with CN Hotels, Inc. (the Manager). The hotel is located in Columbia, South Carolina and opened in May, 2009.

Independence Hospitality, Inc. is a North Carolina corporation which was formed on February 18, 2008, for the purpose of developing a Fairfield Inn and Suites by Marriott and operating the hotel under a management agreement with CN Hotels, Inc. (the Manager). The hotel is located in Charlotte, North Carolina and opened in November, 2010.

Yogi Hotel, Inc. is a North Carolina corporation which was formed on July 10, 2007, for the purpose of developing a Hampton Inn and Suites by Hilton and operating the hotel under a management agreement with CN Hotels, Inc. (the Manager). The hotel is located in Winston Salem, North Carolina and opened in April, 2010.

Onslow Hospitality, Inc. is North Carolina corporation which was formed on June 4, 2007, for the purpose of developing a Home2 Suites by Hilton and operating the hotel under a management agreement with CN Hotels, Inc. (the Manager). The hotel is located in Jacksonville, North Carolina and is currently under construction.

Principles of Combination

The accompanying financial statements of CN Hotel Portfolio include the accounts of Columbia East Hospitality, Inc., Independence Hospitality, Inc., Yogi Hotel, Inc. and Onslow Hospitality, Inc. (collectively the Hotels). The Hotels are separate legal entities that share management and common ownership. All significant related balances and transactions have been eliminated in combination.

Method of Accounting

The Hotels report assets, liabilities, revenues and expenses using the accrual method of accounting.

The Hotels have evaluated subsequent events, as defined by the Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 855-50, through the date that the financial statements were available to be issued on May 1, 2011.

Cash and Cash Equivalents

The Hotels consider all short-term investments with an original maturity of three months or less to be cash equivalents.

At times, the Hotels may have cash on deposit with financial institutions in excess of the Federal Deposit Insurance Corporation (FDIC) limit ($250,000 as of December 31, 2010 and 2009).

CN HOTEL PORTFOLIO
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
December 31, 2010 and 2009

At December 31, 2010 and 2009, the Hotels had no cash balances in excess of the FDIC insurance limit.

Accounts Receivable and Allowance for Doubtful Accounts

The Hotels report trade receivables at gross amounts due from customers. Because historical losses related to these receivables have been insignificant, management uses the direct write-off method to account for bad debts. On a continuing basis, management analyzes delinquent receivables. Once receivables are determined to be uncollectible, they are written off through a charge against operations.

Investment in Hotel Property

The investment in hotels is stated at cost. Interest and property taxes incurred during the construction of the facilities were capitalized and depreciated over the life of the asset. Costs of improvements are capitalized. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in operations.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. The principal ranges of estimated useful lives of the assets are as follows:

Buildings	39 to 40 years
Furniture, fixtures and equipment	5 to 10 years

Impairment of Long-Lived Assets

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets that management expects to hold and use is based on the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell. To date, no impairment losses have been recorded.

Franchise Fees

Franchise fees are amortized on a straight-line basis, which approximates the effective interest method, over the term of the agreement commencing on the hotel opening dates.

Loan Origination Costs

Permanent loan costs are amortized on a straight-line basis, which approximates the effective interest method, over the terms of the respective mortgages.

Revenue Recognition

Revenue is recognized when earned, which is generally defined as the date upon which a guest occupies a room or consummation of purchases of other hotel services.

CN HOTEL PORTFOLIO
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
December 31, 2010 and 2009

Sales and Marketing

Sales and marketing costs are expensed when incurred. These costs represent the expense for franchise advertising and reservation systems under the terms of the franchise agreements and general and administrative expenses that are directly attributable to advertising and promotion. Sales and marketing expenses totaled $22,192 and $13,063, for the years ended December 31, 2010 and 2009, respectively.

Income Taxes

No federal or state income taxes are payable by the Hotels, and therefore, no tax provision has been reflected in the accompanying financial statements. The owners are required to include their respective share of the Hotels’ profits or losses in their individual tax returns. The tax returns, the status of the Hotels as such for tax purposes, and the amount of allowable income or loss are subject to examinations by the Internal Revenue Service. If such examinations result in changes with respect to the Hotels’ status or in changes to allowable income or loss, the tax liability of the owners would be changed accordingly.

The Hotels account for uncertainty in income taxes pursuant to Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 740-10, Income Taxes. This guidance contains a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon settlement.

As of December 31, 2010, the Hotels had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements and no interest or penalties related to income taxes. The federal and state income tax years of 2007 through 2010 remain subject to examination as of December 31, 2010.

Lodging and Sales Taxes

The Hotels collect various taxes from customers and remit these amounts to applicable taxing authorities. The Hotels’ accounting policy is to exclude these taxes from revenues and cost of sales.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from these estimates.

CN HOTEL PORTFOLIO
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
December 31, 2010 and 2009

Note B—Investment in Hotel Properties

The following is a reconciliation of the carrying value of the investment in hotels at December 31, 2010 and 2009:

	2010	2009
Land and land improvements	$3,038,000	$3,038,000
Building and improvements	17,088,289	5,026,761
Furniture and fixtures	964,407	594,435
Machinery and equipment	603,405	324,016
Construction in progress	288,545	6,169,808

	21,982,646	15,153,020
Less accumulated depreciation	(598,835)	(161,589)

Investment in hotels, net	$21,383,811	$14,991,431

Depreciation expense was $437,246 and $161,589 for the years ended December 31, 2010 and 2009, respectively.

Note C—Mortgages Payable

Mortgages payable at December 31, 2010 and 2009, consisted of the following:

	2010	2009
TownePlace Suites—Columbia:
Commercial note with BB&T Bank, payable in monthly installments of $36,316 including interest at a variable rate equal to the sum of the effective one month LIBOR plus 2.25% (2.51% and 2.48% at December 31, 2010 and 2009, respectively) through December 2013.	$4,632,646	$4,945,881
Hampton Inn and Suites—Winston Salem:
Commercial note with Southern Community Bank and Trust, payable in monthly installments of $50,880 including interest at a variable rate equal to the sum of the effective three month LIBOR plus 2.0%, but not less than 5.0% (5.0% at both December 31, 2010 and 2009) through June 2015.	6,143,043	5,063,530
Fairfield Inn and Suites—Charlotte:
Commercial note with RBC Bank, payable in monthly interest only payments at 4.5% through October 2012.	4,836,640	0

	$15,612,329	$10,009,411

Future maturities of notes payable are as follows:

Year ending December 31,	Amount
2011	$5,441,040
2012	652,944
2013	4,326,895
2014	359,139
2015 and thereafter	4,832,311

$15,612,329

On August 24, 2010, Onslow Hospitality, Inc. entered into a construction loan with Carter Bank & Trust whereby $5,000,000 was to be available in funds to construct the Home2 Suites hotel in Jacksonville, North Carolina. At December 31, 2010, no amounts were outstanding on the construction loan which bears interest at 7.25%.

The mortgages payable are secured by the related hotel property and equipment.

CN HOTEL PORTFOLIO
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
December 31, 2010 and 2009

Interest of $161,332 and $172,387 was capitalized in the years ended December 31, 2010 and 2009, respectively.

Note D—Changes in Equity

Changes in the Hotels’ equity accounts during 2010 and 2009 are summarized below:

	2010	2009
Equity at beginning of year	$5,005,780	$3,966,700
Net income	751,736	79,080
Additional capital contributions	1,091,471	960,000
Distributions (net)	(750,000)	0

Equity at end of year	$6,098,987	$5,005,780

Note E—Intangible Assets

Franchise Fees

Franchise fees totaling $100,000 and $50,000 have been paid to Hilton Hotels and Marriott International, respectively, as of December 31, 2010.

The Hotels are subject to various franchise agreements under which the Hotels agree to use the Franchisor’s trademark, standards of service (such as cleanliness, management and advertising) and construction quality and design. There are agreements with Hilton Hotels and Marriott International. These agreements cover an initial term of 20 years with varying renewal terms. The agreements provide for payment of royalty, advertising and other fees, which are calculated monthly and are approximately 5% to 7% of gross rental revenues. Royalty and related fees totaled $ 281,135 and $60,734 for the years ended December 31, 2010 and 2009, respectively.

Loan Costs

Permanent loan costs totaling $141,823 and $67,640 have been paid as of December 31, 2010 and 2009, respectively.

Estimated aggregate amortization expenses for franchise and loan fees are as follows:

Year ending December 31:	Franchise Fees	Loan Fees
2011	$5,000	$43,356
2012	7,500	11,401
2013	7,500	11,401
2014	7,500	5,712
2015 and thereafter	120,625	42,736

	$148,125	$114,606

Total amortization expense was $26,249 and $3,318 for the years ended December 31, 2010 and 2009, respectively.

Note F—Related Parties

The Hotels are subject to management agreements with CN Hotels, Inc., which cover an unstated term. The agreements provide for payment of external start-up support and payroll related fees as well as management fees equal to approximately 4% of gross rental revenues assessed periodically. Management fees of $213,055 and $238,519 were expensed in 2010 and 2009, respectively. There were no amounts due to CN Hotels, Inc. at December 31, 2010 and 2009.

CN HOTEL PORTFOLIO
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)
December 31, 2010 and 2009

Note G—Subsequent Events

In February 2011, the Hotels entered into contracts to sell the real and personal property of Columbia East Hospitality, Inc., Yogi Hotel, Inc., Independence Hospitality, Inc. and Onslow Hospitality, Inc. to Apple Ten Hospitality Ownership, Inc. for a gross purchase price of $43,500,000. The hotel sales were closed in March 2011, with the exception of the Onslow Hospitality, Inc. hotel sale, which was not final as of the date that the financial statements were available to be issued on May 1, 2011.

The South Carolina Department of Revenue is currently conducting an audit of the Hotels’ sales and use (occupancy) tax returns for the 2009 and 2010 tax years. Although the outcome of tax audits is always uncertain, currently, management does not anticipate material adjustments resulting from this audit. Management expects the sales and use tax audit to be resolved in 2011.

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors
APPLE REIT TEN, INC.

We have audited the accompanying combined balance sheets of McKibbon Hotel Portfolio as of December 31, 2010 and 2009, and the related combined statements of income, owner’s (deficit), and cash flows for the years then ended. These combined financial statements are the responsibility of the Hotel’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of McKibbon Hotels Portfolio as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Mauldin & Jenkins, LLC

Atlanta, Georgia
June 21, 2011

McKIBBON HOTEL PORTFOLIO
COMBINED BALANCE SHEETS
December 31, 2010 and 2009

	2010	2009
ASSETS
Current assets
Cash and cash equivalents	$6,037,296	$5,406,561
Accounts receivable	308,254	195,754
Inventory	2,349	1,766
Escrow deposits	283,923	257,307
Prepaid expenses	240,331	219,047

Total current assets	6,872,153	6,080,435

Other assets
Franchise fees, net of accumulated amortization of $99,287 and $76,727, respectively	239,113	261,673
Loan origination costs, net of accumulated amortization of $1,058,200 and $885,893, respectively	473,150	645,457
Restricted deposits	1,022,552	773,935
Other assets	630,496	572,196

	2,365,311	2,253,261

Property and equipment
Land	6,333,323	6,333,323
Building and improvements	41,173,359	41,173,359
Grounds and landscaping	6,129,930	6,127,430
Furniture, fixtures and equipment	15,855,550	15,677,980
Accumulated depreciation	(18,667,631)	(15,211,894)

Net property and equipment	50,824,531	54,100,198

Total assets	$60,061,995	$62,433,894

LIABILITIES AND OWNER’S (DEFICIT)
Current liabilities
Accounts payable	$323,855	$467,194
Accounts payable—related party	154,495	124,154
Accrued mortgage interest	222,584	227,522
Current portion of mortgage payable	14,438,990	2,155,448
Accrued payroll	166,932	155,043
Accrued expenses	323,746	319,669
Deferred revenue	140,279	153,611

Total current liabilities	15,770,881	3,602,641

Mortgage payable, less current maturities	53,405,216	67,563,713

Total liabilities	69,176,097	71,166,354

Owner’s (deficit)	(9,114,102)	(8,732,460)

Total Liabilities and Owners’ (Deficit)	$60,061,995	$62,433,894

See Notes to Combined Financial Statements.

McKIBBON HOTEL PORTFOLIO
COMBINED STATEMENTS OF INCOME
For the Years Ended December 31, 2010 and 2009

	2010	2009
Revenues
Rooms	$21,902,971	$20,891,139
Restaurant	221,255	235,431
Other	288,590	278,488

Total revenues	22,412,816	21,405,058

Operating expenses
Rooms	3,942,685	3,848,477
Restaurant	97,766	96,831
Other operating departments	162,018	173,605
Hotel administration	2,368,633	2,326,514
Advertising and promotion	1,729,233	1,624,251
Utilities	1,153,697	1,175,060
Repairs and maintenance	839,516	797,915
Property taxes, insurance and other	1,069,529	1,189,028
Depreciation	3,901,242	4,276,487
Amortization	181,535	181,533
Management fees	672,338	642,111
Franchise fees	806,303	740,374
Incentive fees	456,277	420,638
State excise taxes	136,395	118,557
Ground lease	129,939	155,904

Total operating expenses	17,647,106	17,767,285

Income from operations	4,765,710	3,637,773

Financial (income) expense
Interest income	(42,749)	(21,790)
Interest expense	3,270,101	3,413,511

Total other income	3,227,352	3,391,721

Net income	$1,538,358	$246,052

See Notes to Combined Financial Statements.

McKIBBON HOTEL PORTFOLIO
COMBINED STATEMENTS OF OWNER’S (DEFICIT)
For the Years Ended December 31, 2010 and 2009

Balance, December 31, 2008	$(6,448,512)
Net income	246,052
Distributions to owners	(2,530,000)

Balance, December 31, 2009	(8,732,460)
Net income	1,538,358
Contributions from owners	300,000
Distributions to owners	(2,220,000)

Balance, December 31, 2010	$(9,114,102)

See Notes to Combined Financial Statements.

McKIBBON HOTEL PORTFOLIO
COMBINED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2010 and 2009

	2010	2009
Cash flows from operating activities
Net income	$1,538,358	$246,052

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,901,242	4,276,487
Amortization	181,535	181,533
(Increase) decrease in assets:
Accounts receivable	(112,500)	118,921
Prepaid expenses	(21,284)	(36,859)
Inventory	(583)	734
Other assets	(58,300)	546,152
Increase (decrease) in liabilities:
Accounts payable	(143,339)	(151,915)
Accounts payable—related party	30,341	(12,993)
Accrued mortgage interest	(4,938)	21,848
Accrued payroll	11,889	(3,392)
Accrued expense	4,077	(6,473)

Total adjustments	3,788,140	4,934,043

Net cash provided by operating activities	5,326,498	5,180,095

Cash flows from investing activities
Purchases of fixed assets	(625,575)	(72,810)
Increase in:
Escrow deposits	(26,616)	(72,958)
Restricted cash accounts	(248,617)	(270,931)

Net cash (used in) investing activities	(900,808)	(416,699)

Cash flows from financing activities
Principal payments on mortgage payable	(1,874,955)	(2,061,588)
Contributions from owners	300,000	—
Distributions to owners	(2,220,000)	(2,530,000)

Net cash used in financing activities	(3,794,955)	(4,591,588)

Net increase in cash and cash equivalents	630,735	171,808
Cash and cash equivalents at beginning of year	5,406,561	5,234,753

Cash and cash equivalents at end of year	$6,037,296	$5,406,561

Supplemental Disclosures
Cash paid for interest	$3,275,039	$3,391,663

See Notes to Combined Financial Statements.

McKIBBON HOTEL PORTFOLIO
NOTES TO COMBINED FINANCIAL STATEMENTS

Note 1. Nature of Business and Significant Accounting Policies

Nature of Business:

The accompanying combined financial statements present the financial information of the following Hotel properties (the Hotels):

McKibbon Hotel Group of Gainesville, Florida #2, L.P. is a Georgia limited partnership which was formed for the purpose of developing and operating a Homewood Suites and operating the hotel under a management agreement with McKibbon Hotel Group / McKibbon Hotel Management (the Manager). The hotel is located in Gainesville, Florida.

McKibbon Hotel Group of Gainesville, Florida #3, LLC is a Georgia limited liability company which was formed for the purpose of developing and operating a Hilton Garden Inn and operating the hotel under a management agreement with McKibbon Hotel Group / McKibbon Hotel Management (the Manager). The hotel is located in Gainesville, Florida.

McKibbon Hotel Group of Knoxville, Tennessee #3, L.P. is a Georgia limited partnership which was formed for the purpose of developing and operating a TownePlace Suites by Marriott hotel and operating the hotel under a management agreement with McKibbon Hotel Group / McKibbon Hotel Management (the Manager). The hotel is located in Knoxville, Tennessee.

McKibbon Hotel Group of Mobile, Alabama #5, LLC is an Georgia limited liability company which was formed for the purpose of developing and operating a Hampton Inn and Suites hotel and operating the hotel under a management agreement with McKibbon Hotel Group / McKibbon Hotel Management (the Manager). The hotel is located in Mobile, Alabama.

MHG-TC, LLC is a Tennessee limited liability company which was formed for the purpose of developing and operating a Homewood Suites hotel and operating the hotel under a management agreement with McKibbon Hotel Group / McKibbon Hotel Management (the Manager). The hotel is located in Knoxville, Tennessee.

MHG-TC #2, LLC is a Tennessee limited liability company which was formed for the purpose of developing and operating a SpringHill Suites by Marriott hotel and operating the hotel under a management agreement with McKibbon Hotel Group / McKibbon Hotel Management (the Manager). The hotel is located in Knoxville, Tennessee.

MHG of Pensacola, Florida, LLC is a Georgia limited liability company which was formed for the purpose of developing and operating a TownePlace Suites by Marriott hotel and operating the hotel under a management agreement with McKibbon Hotel Group / McKibbon Hotel Management (the Manager). The hotel is located in Pensacola, Florida.

MHG of Richmond, Virginia, LLC is a Georgia limited liability company which was formed for the purpose of developing and operating a SpringHill Suites by Marriott hotel and operating the hotel under a management agreement with McKibbon Hotel Group / McKibbon Hotel Management (the Manager). The hotel is located in Richmond, Virginia.

Each of the Hotels primary operations consist of offering temporary lodging to the general public at their respective locations.

Significant Accounting Policies:

Basis of Combination:

The accompanying financial statements of McKibbon Hotels Portfolio include the accounts of McKibbon Hotel Group of Gainesville, Florida #2, L.P., McKibbon Hotel Group of Gainesville, Florida #3, LLC, McKibbon Hotel Group of Knoxville, Tennessee #3, L.P., McKibbon Hotel Group of Mobile, Alabama #5, LLC, MHG-TC, LLC, MHG-TC #2, LLC, MHG of Pensacola, Florida, LLC, and MHG of Richmond, Virginia, LLC (collectively the Hotels). The Hotels are separate legal

McKIBBON HOTEL PORTFOLIO
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

entities that share management and common ownership. There are no significant intercompany balances or transactions to be eliminated in combination.

Basis of Presentation:

The accompanying financial statements of the Hotels have been prepared on the accrual basis of accounting and conform to accounting principles generally accepted in the United States of America. The Hotels, included in the financial statements as the McKibbon Hotel Portfolio, represent a combined group of hotels that operate individually. Management of the Hotels selected the Hotels to be included in the combined financial statements as McKibbon Hotel Portfolio.

Member Assets, Liabilities and Salaries:

In accordance with the generally accepted method of presenting limited liability companies and partnership financial statements, the combined financial statements do not include assets and liabilities of any member, including their obligation for income taxes on their distributive shares of the net income of the limited liability companies or partnership nor any provision for income tax expense. The expenses shown in the statement of income do not include any salaries to the members.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents:

The Hotels consider all highly liquid debt instruments purchased with maturity dates of three months or less to be cash equivalents. Cash balances are federally insured up to $250,000 and the Hotels occasionally maintain balances that may exceed this amount. The Hotels have not experienced any losses in such accounts and believe they are not exposed to any significant credit risk on its cash.

Restricted Deposits:

As required by some debt agreements, some of the Hotels are required to fund renewal and replacements accounts. These funds are held by the mortgage holder and may be released to fund repairs and replacement costs.

Receivables:

The Hotels report trade receivables at gross amounts due from customers. Because historical losses related to these receivables have been insignificant, management uses the direct write-off method to account for bad debts. Management analyzes delinquent receivables on a continuing basis. Once these receivables are determined to be uncollectible, they are written off through a charge against operations.

Asset Impairment:

The Hotels review their long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by a comparison of the carrying amount of an asset to undiscounted expected cash flows. Future events could cause the Hotels to conclude that impairment indicators exist and that long-lived assets may be impaired. To date, no impairment losses have been recorded.

McKIBBON HOTEL PORTFOLIO
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Franchise Fees:

Franchise fees are amortized on a straight-line basis, which approximates the effective interest method, over the term of the agreement commencing on the hotel opening dates.

Loan Origination Costs:

Permanent loan costs are amortized using straight-line method, which approximates the effective interest method, over the terms of the respective mortgages.

Property and Equipment:

Property and equipment are stated at cost. Interest and property taxes incurred during the construction of the facilities were capitalized and are depreciated over the life of the asset. Additions, replacements, and betterments are charged to the property accounts, while repairs and maintenance are charged to expense as incurred. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. The useful lives of assets are: 39 years for buildings, 15 years for improvements and 3 to 5 years for furniture, fixtures and equipment.

Revenue Recognition:

Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or consummation of purchases of other hotel services.

Deferred Revenue:

Deferred revenue consists of unearned franchise incentive fees received from the franchisor. These fees are to be taken into income ratably in a manner consistent with amortization of the franchise license.

Sales Taxes:

The Hotels collect various taxes from customers and remits these amounts to applicable taxing authorities. The Hotels’ accounting policy is to exclude these taxes from revenues and cost of sales.

Income Taxes:

The Hotels, with the consent of its owners, have elected to be taxed under sections of Federal income tax law, which provide that, in lieu of entity income taxes, the owners separately account for the Hotels’ items of income, deductions, losses and credits. As a result of this election, no income taxes have been recognized in the accompanying financial statements.

The Financial Accounting Standards Board issued new guidance on accounting for uncertainty in income taxes. The Hotels adopted this new guidance for the year ended December 31, 2009. Management evaluated the Hotel’s tax positions and concluded that the Hotel had taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance. With few exceptions, the Hotels are no longer subject to income tax examinations by the U.S. federal, state or local tax authorities for years before 2007.

Subsequent Events:

Subsequent events have been evaluated through June 21, 2011, the date the financial statements were available to be issued.

McKIBBON HOTEL PORTFOLIO
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Note 2. Escrow Deposits

Escrow deposits at December 31, 2010 and 2009, consisted of the following:

		2010	2009
Hilton Garden Inn	Property tax	$64,284	$15,683
—Gainesville, Florida	Property insurance	40,605	30,855
TownePlace Suites by Marriot	Property tax	34,572	37,787
—Knoxville, Tennessee	Property insurance	28,459	30,955
HomeWood Suites	Property tax	91,974	84,429
—Knoxville, Tennessee	Property insurance	24,029	57,598

		$283,923	$257,307

Note 3. Mortgage Payable

Mortgages payable at December 31, 2010 and 2009, consisted of the following:

	2010	2009
Homewood Suites—Gainesville, Florida: Note with Wells Fargo Bank; matures March 2017; interest at 5.892%; secured by the hotel, escrow deposits and general intangibles	$13,268,524	$13,444,449
Hilton Garden Inn—Gainesville, Florida: Note with Hamilton StateBank; matures March 2012; interest at prime minus 0.5%; secured by the hotel	7,627,927	7,910,109
TownePlace Suites—Knoxville, Tennessee: Note with Berkadia Commercial Mortgage; matures November 2015; interest at 5.45%; secured by the hotel, escrow deposits and general intangibles	7,511,813	7,706,860
TownePlace Suites—Knoxville, Tennessee: Note with McKibbon Hotel Group, Inc.; subordinated 3.25% note matures April 2011	275,000	—
Hampton Inn and Suites—Mobile, Alabama: Note with Wells FargoBank; matures September 2011; interest at prime minus 0.5%; secured by the hotel	6,169,033	6,548,665
Homewood Suites—Knoxville, Tennessee: Note with Wells FargoBank; matures October 2016: interest at 6.297%; secured by the hotel, escrow deposits and general intangibles	11,598,485	11,758,327
SpringHill Suites—Knoxville, Tennessee: Note with SunTrust Bank; matures April 2011: interest at LIBOR plus 2.0%; secured by the hotel	6,457,075	6,762,768
TownePlace Suites—Pensacola, Florida: Note with Regions Bank; matures November 2013; interest at LIBOR plus 2.0%; secured by the hotel	6,766,333	7,143,997
SpringHill Suites—Richmond, Virginia: Note with SunTrust Bank matures March 2012; interest at prime minus 0.75% with 4.95%/8.95% ceiling/floor; secured by the hotel	8,170,016	8,443,986

	$67,844,206	$69,719,161

Future maturities are as follows at December 31:

2011	$14,438,990
2012	16,192,454
2013	6,622,813
2014	672,296
2015	7,072,356
Thereafter	22,845,297

$67,844,206

McKIBBON HOTEL PORTFOLIO
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Total interest expense on mortgage notes payable during December 31, 2010 and 2009 was $3,270,101 and $3,413,511, respectively.

Note 4. Restricted Deposits

Pursuant to the loan agreements, some Hotels are required to make monthly deposits designated to fund hotel fixed assets replacements and refurbishments and such funds are held by the lender. As expenditures arise the Hotels request funds held to fund replacement and refurbishment expenses. At December 31, 2010 and 2009, consisted of the following:

	2010	2009
McKibbon Hotel Group of Gainesville, Florida #2, L.P	$513,189	$368,057
McKibbon Hotel Group of Knoxville, Tennessee #3, L.P.	27,377	55,786
MHG-TC, LLC	481,986	350,092

	$1,022,552	$773,935

Note 5. Intangible Assets

Franchise Fees

Initial franchise fees totaling $338,400 were paid to Hilton Hotels and Marriott Hotels as of December 31, 2010 and 2009. Amortization expense totaled $22,561 for the years ended December 31, 2010 and 2009. The franchise fees are amortized over the lesser of the term of the franchise agreement or fifteen years.

Estimated aggregate amortization expense is as follows:

2011	$22,561
2012	22,561
2013	22,561
2014	22,561
2015	22,561
Thereafter	126,308

$239,113

The Hotels are subject to various franchise agreements with Hilton Hotels and Marriott Hotels, under which the Hotels agree to use the Franchisor’s trademark, standards of service (cleanliness, management, advertising) and construction quality and design. The agreements cover an initial term in excess of 15 years with varying renewal terms. The agreements provide for payment of franchise or royalty fees, which are calculated monthly and range from 4% to 5% of gross rental revenues. Franchise fees of $806,303 and $740,374 were paid in 2010 and 2009, respectively.

Loan Costs

Permanent loan costs totaling $1,531,350 have been paid for costs associated with mortgages obtained as of December 31, 2010 and 2009. Amortization expense totaled $172,306 for the years ended December 31, 2010 and 2009.

McKIBBON HOTEL PORTFOLIO
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Estimated aggregate amortization expense is as follows:

2011	$154,240
2012	86,779
2013	71,723
2014	59,865
2015	57,278
Thereafter	43,265

$473,150

Note 6. Defined Contribution Retirement Plan

Employees are allowed to participate in the McKibbon Brothers, Inc. 401(k) profit sharing plan. Enrollment date is in January or July following the employee’s first anniversary with the employer. Prior to 2009, the employer contributed $.50 for every $1.00 contributed by the participant, up to 10% of the participant’s compensation, from available business profits. The Hotels temporarily discontinued the matching of employee contributions from February 2009 to December 2010. Beginning January 2011, the employer will contribute $.25 for every $1.00 contributed by the participant, up to 10% of the participant’s compensation, from available business profits.

Note 7. Lease Commitment

McKibbon Hotel Group of Gainesville, Florida #2, L.P. leases the land for its hotel site under a non-cancelable operating lease with McKibbon Land Holdings, LLC, an entity related through common control, for a term of 50 years.

McKibbon Hotel Group of Mobile, Alabama #5, LLC leases the land for its hotel site under a non-cancelable operating lease with McKibbon Brothers, Inc., an entity related through common control, for a term of 50 years.

Future minimum lease payments, by year and in the aggregate, under this non-cancelable operating lease consisted of the following at December 31, 2010:

2011	$129,000
2012	129,000
2013	129,000
2014	129,000
2015	129,000
Therafter	5,042,000

$5,687,000

Rental expense under these operating leases amounted to $129,939 and $155,904 during the years ended December 31, 2010 and 2009, respectively.

Note 8. Related Party Transactions

The Hotels are subject to management agreements with McKibbon Hotel Group, Inc. and McKibbon Hotel Management, Inc. which cover an initial term of twenty years with varying renewal terms. The agreements provide for monthly payments of base management fees, accounting fees, asset management fees, technical service fees, external support fees and reimbursements of miscellaneous operating expenses, all of which are included in Hotel administration expense as reflected in the statement of income. Management, accounting and asset management fees paid to McKibbon Hotel Group, Inc. during the years ended December 31, 2010 and 2009 amounted to $907,005 and $878,234, respectively. Management and technical service fees paid to McKibbon Hotel

McKIBBON HOTEL PORTFOLIO
NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

Management, Inc. during the years ended December 31, 2010 and 2009 amounted to $80,995 and $74,305, respectively. Miscellaneous operating expenses paid to other related parties amounted to $17,536 and $12,486 for the years ended December 31, 2010 and 2009, respectively. Accounts payable at December 31, 2010 and 2009 consist of $154,495 and $124,154, respectively, for services rendered, are due to McKibbon Hotel Group, Inc. or McKibbon Hotel Management, Inc., which are under common control with the Hotels. At December 31, 2010 and 2009, there were no amounts in accounts payable due to related parties other than amounts disclosed above. Included in accounts receivable at December 31, 2010 and 2009 are $1,013 and $7,711, respectively, for refunds due from related parties.

During the years ended December 31, 2010 and 2009, the Hotels incurred tiered incentive management fees of $456,277 and $420,638, respectively, paid to McKibbon Hotel Group, Inc. based on excess cash flow after return on investment is determined.

Under the terms of the management agreements, the hotels are required to fund reserve accounts to ensure that funds are available for general liability claims not covered by insurance for amounts less than deductible and uninsured weather claims for coastal properties in the event of a hurricane or other natural disaster. Monies are deposited to a reserve account held by McKibbon Hotel Group, Inc. and are available for withdrawal by covered properties as needed. Included in other assets as reflected in the combined balance sheets is $243,672 and $185,372 of deposits held by McKibbon Hotel Group, Inc for the years ended December 31, 2010 and 2009.

As disclosed in Note 7, rental expense paid to related parties amounted to $129,939 and $155,904 during the years ended December 31, 2010 and 2009, respectively.

In addition, during 2010 McKibbon Hotel Group of Knoxville, Tennessee #3, L.P. borrowed from McKibbon Hotel Group, Inc. an amount of $275,000 which was outstanding at December 31, 2010. The note is due in April 2011 with interest at a rate of 3.25%. Interest expense recognized on related party notes payable during December 31, 2010 amounted to $6,538.

Note 9. Subsequent Events

The Hotels have agreed to sell the real and personal property of McKibbon Hotel Group of Gainesville, Florida #2, L.P., McKibbon Hotel Group of Gainesville, Florida #3, LLC, McKibbon Hotel Group of Knoxville, Tennessee #3, L.P., McKibbon Hotel Group of Mobile, Alabama #5, LLC, MHG- TC, LLC, MHG-TC #2, LLC, MHG of Pensacola, Florida, LLC, and MHG of Richmond, Virginia, LLC to an unrelated party.

McKIBBON HOTEL PORTFOLIO
COMBINED BALANCE SHEETS
March 31, 2011 and 2010
Unaudited

	March 31, 2011	March 31, 2010
ASSETS
Current assets
Cash and cash equivalents	$4,620,708	$4,562,357
Accounts receivable	394,887	363,380
Inventory	4,375	2,600
Escrow deposits	224,161	278,551
Prepaid expenses	140,678	116,298

Total current assets	5,384,809	5,323,186

Other assets
Franchise fees, net of accumulated amortization of $104,926 and $99,287, respectively	233,474	256,033
Loan origination costs, net of accumulated amortization of $1,101,275 and $1,058,200, respectively	430,075	602,381
Restricted deposits	1,091,887	853,597
Other assets	630,496	640,764

	2,385,932	2,352,775

Property and equipment
Land	6,333,323	6,333,323
Building and improvements	41,173,359	41,173,359
Grounds and landscaping	6,129,930	6,127,430
Furniture, fixtures and equipment	16,062,596	15,682,101
Construction in process	—	246,548
Accumulated depreciation	(19,548,260)	(16,281,907)

Net property and equipment	50,150,948	53,280,854

Total assets	$57,921,689	$60,956,815

LIABILITIES AND OWNER’S EQUITY (DEFICIT )
Current liabilities
Accounts payable	$458,169	$442,764
Accounts payable—related party	156,460	138,088
Accrued mortgage interest	222,263	209,730
Current portion of mortgage payable	29,318,479	2,171,939
Accrued payroll	99,713	83,026
Accrued expenses	501,812	532,820
Deferred revenue	136,943	150,279

Total current liabilities	30,893,839	3,728,646

Mortgage payable, less current maturities	37,962,066	67,002,074

Total liabilities	68,855,905	70,730,720

Owner’s (deficit)	(10,934,216)	(9,773,905)

Total Liabilities and Owners’ (Deficit)	$57,921,689	$60,956,815

McKIBBON HOTEL PORTFOLIO
COMBINED STATEMENTS OF INCOME
For the Three Months Ended March 31, 2011 and 2010
Unaudited

	2011	2010
Revenues
Rooms	$5,203,109	$4,867,982
Restaurant	64,449	54,617
Other	58,077	52,289

Total revenues	5,325,635	4,974,888

Operating expenses
Rooms	970,922	901,404
Restaurant	32,293	21,997
Other operating departments	43,764	39,639
Hotel administration	666,864	597,517
Advertising and promotion	439,584	398,470
Utilities	271,106	270,098
Repairs and maintenance	217,845	206,726
Property taxes, insurance and other	273,625	306,184
Depreciation	880,630	1,070,013
Amortization	45,378	45,384
Management fees	159,758	149,241
Franchise fees	210,492	175,012
Incentive fees	91,137	72,376
State excise taxes	34,080	29,650
Ground lease	34,071	32,492

Total operating expenses	4,371,549	4,316,203

Income from operations	$954,086	$658,685

Financial (income) expense
Interest income	(7,387)	(1,278)
Interest expense	788,457	791,408

Total other income	781,070	790,130

Net income	$173,016	$(131,445)

McKIBBON HOTEL PORTFOLIO
COMBINED STATEMENTS OF OWNER’S (DEFICIT)
For the Three Months Ended March 31, 2011 and 2010
Unaudited

	March 31, 2011	March 31, 2010
Balance, beginning	$(9,114,102)	$(8,732,460)
Net income (loss)	173,016	(131,445)
Contributions from owners	—	300,000
Distributions to owners	(1,993,130)	(1,210,000)

Balance, ending	$(10,934,216)	$(9,773,905)

McKIBBON HOTEL PORTFOLIO
COMBINED STATEMENTS OF CASH FLOWS
For the Three Months Ended March 31, 2011 and 2010
Unaudited

	2011	2010
Cash flows from operating activities
Net income (loss)	$173,016	$(131,445)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	880,630	1,070,013
Amortization	45,378	45,384
(Increase) decrease in assets:
Accounts receivable	(86,633)	(167,626)
Prepaid expenses	99,653	102,749
Inventory	(2,026)	(834)
Other assets	—	(68,568)
Increase (decrease) in liabilities:
Accounts payable	134,314	(24,430)
Accounts payable—related party	1,965	13,934
Accrued mortgage interest	(321)	(17,792)
Accrued payroll	(67,219)	(72,017)
Accrued expense	178,066	213,151

Total adjustments	1,183,807	1,093,964

Net cash provided by operating activities	1,356,823	962,519

Cash flows from investing activities
Purchases of fixed assets	(207,047)	(250,669)
(Increase) decrease in:
Escrow deposits	59,762	(21,244)
Restricted cash accounts	(69,335)	(79,662)

Net cash (used in) investing activities	(216,620)	(351,575)

Cash flows from financing activities
Principal payments on mortgage payable	(563,661)	(545,148)
Contributions from owners	—	300,000
Distributions to owners	(1,993,130)	(1,210,000)

Net cash (used in) financing activities	(2,556,791)	(1,455,148)

Net decrease in cash	(1,416,588)	(844,204)
Cash and cash equivalents at beginning of period	6,037,296	5,406,561

Cash and cash equivalents at end of period	$4,620,708	$4,562,357

Supplemental Disclosures
Cash paid for interest	$788,778	$809,200

INDEPENDENT AUDITORS REPORT

Members of the Board of Directors
APPLE REIT TEN, INC.
Richmond, Virginia

We have audited the accompanying combined balance sheets of the group of selected entities managed by Hawkeye Hospitality Management, Inc., an Iowa corporation, as defined in Note 1, as of December 31, 2010 and 2009, and the related statements of operations, statements of members’ equity and accumulated comprehensive loss, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the group of selected entities managed by Hawkeye Hospitality Management, Inc. at December 31, 2010 and 2009 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

     /s/ WADE STABLES P.C.
Wade Stables P.C.
Certified Public Accountants

Hannibal, Missouri
June 17, 2011

GROUP OF SELECTED ENTITIES MANAGED BY
HAWKEYE HOSPITALITY MANAGEMENT, INC.
COMBINED BALANCE SHEETS
December 31, 2010 and 2009

	2010	2009
ASSETS
Current assets
Cash and Cash equivalents	$2,188,768	$419,433
Tax Escrow	17,993	—
Accounts receivable	54,931	42,158
Due from affiliated parties (Note 6)	3,841,628	1,769,808

Total current assets	$6,103,320	$2,231,399

Property and equipment (Note 3)
Property and equipment	$26,499,545	$20,660,908
Accumulated depreciation	(1,533,135)	(820,540)

	$24,966,410	$19,840,368

Other assets
Franchise fees, net of amortization (Note 1)	$147,970	$154,356

	$147,970	$154,356

	$31,217,700	$22,226,123

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Accounts payable	$7,058	$56,067
Due to affiliated parties (Note 7)	5,217,083	6,072,911
Accrued payroll and payroll taxes	12,939	—
Accrued property taxes	8,184	108,188
Other accrued expenses	42,174	53,321
Current portion of long-term debt (Note 8)	714,515	926,713

Total current liabilities	$6,001,953	$7,217,200

Long-term debt (Note 8)	$22,311,334	$12,851,899
Fair value of interest rate swap (Note 9)	289,830	73,747

	$22,601,164	$12,925,646

Members’ equity	$2,904,413	$2,157,024
Accumulated comprehensive income (Loss)	(289,830)	(73,747)

Total members’ equity	$2,614,583	$2,083,277

	$31,217,700	$22,226,123

The accompanying notes to financial statements are an integral part of this statement.

GROUP OF SELECTED ENTITIES MANAGED BY
HAWKEYE HOSPITALITY MANAGEMENT, INC.
COMBINED STATEMENTS OF OPERATIONS
Years Ended December 31, 2010 and 2009

	2010	2009
Revenue
Rooms	$6,644,418	$5,130,598
Food and beverage	—	—
Telephone	—	—
Vending, rent, and other	66,382	47,577

Total revenue	$6,710,800	$5,178,175

Department expense
Rooms	$988,020	$845,913
Food and beverage	—	—
Telephone	12,035	13,519
Vending, rent, and other	3,980	—

Total department expense	$1,004,035	859,432

Department profit	$5,706,765	$4,318,743

Undistributed expenses
Administrative and general	$386,690	$339,916
Sales and promotion	43,701	18,422
Franchise fees (Note 4)	529,626	408,467
Other outside administration and program fees (Note 4)	522,873	360,086
Utilities	223,896	179,122
Repairs and maintenance	151,008	101,512

Total undistributed expenses	$1,857,794	$1,407,525

House profit	$3,848,971	$2,911,218

Other expenses
Property tax	$369,104	$216,376
Property insurance	82,096	80,290

Income before management fees and other expense	$3,397,771	$2,614,552

Management and accounting fees (Note 5)	$420,544	$288,960

Income before other expense	$2,977,227	$2,325,592

Other (income) expense
Depreciation and amortization	$718,980	$512,852
Interest expense (net)	1,051,435	802,880
Organizational and preopening expenses (Note 1)	18,359	11,250
Loan and refinancing expenses (Note 1)	158,516	40,465
Swap agreement fees (Note 9)	154,565	95,563
Other	(17,017)	(15,299)

Total other expense	$2,084,838	$1,447,711

Net income	$892,389	$877,881

The accompanying notes to financial statements are an integral part of this statement.

GROUP OF SELECTED ENTITIES MANAGED BY
HAWKEYE HOSPITALITY MANAGEMENT, INC.
COMBINED STATEMENTS OF MEMBERS’ EQUITY AND
ACCUMULATED COMPREHENSIVE LOSS
Years Ended December 31, 2010 and 2009

	Members’ Equity	Accumulated Comprehensive Income (Loss)	Total Members’ Equity	Comprehensive Income
Balances, January 1, 2009	$1,323,545	$—	$1,323,545
Contributions from members	200,000	—	200,000
Distributions to members	(244,402)	—	(244,402)
Comprehensive income:
Net income	877,881	—	877,881	$877,881
Unrealized loss on hedging activities, net	—	(73,747)	(73,747)	(73,747)

Total comprehensive income (loss)				$804,134

Balances, December 31, 2009	$2,157,024	$(73,747)	$2,083,277
Contributions from members/partners	—	—	—
Distributions to members	(145,000)	—	(145,000)
Comprehensive income:
Net income	892,389	—	892,389	$892,389
Unrealized loss on hedging activities, net	—	(216,083)	(216,083)	(216,083)

Total comprehensive income (loss)				$676,306

Balances, December 31, 2010	$2,904,413	$(289,830)	$2,614,584

The accompanying notes to financial statements are an integral part of this statement.

GROUP OF SELECTED ENTITIES MANAGED BY
HAWKEYE HOSPITALITY MANAGEMENT, INC.
COMBINED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2010 and 2009

	2010	2009
Cash flows from operating activities
Net income	$892,389	$877,881
Adjustments to reconcile net profit to net cash provided by (used in) operating activities
Depreciation	712,595	507,717
Amortization	6,385	5,135
(Increase)/decrease in assets
Accounts receivable	(12,773)	(38,494)
Due from affiliatied companies	(16,667)	2,146
Increase/(decrease) in liabilities
Accounts payable	(49,009)	(1,105)
Due to affiliated companies	8,249	8,249
Accrued payroll and payroll taxes	12,939	—
Accrued property taxes	(100,004)	56,087
Other accrued expenses	(11,147)	(91,086)

Net cash provided by (used in) operating activities	$1,424,964	$1,326,532

Cash flows from investing activities
Capital expenditures for property and equipment	$(5,838,636)	$(6,246,087)

Net cash used in investing activites	$(5,838,636)	$(6,246,087)

Cash flows from financing activities
Proceeds from the issuance of debt	$23,067,000	$8,433,583
Principal payments on debt	(13,819,763)	(5,195,215)
Due from affiliated companies	(2,055,154)	(746,558)
Due to affiliated companies	(864,076)	2,828,946
Contributions from members	—	200,000
Distributions to members	(145,000)	(244,402)

Net cash provided by financing activities	$6,183,006	$5,276,354

Net change in cash and cash equivalents	$1,769,335	$356,798
Cash and cash equivalents at beginning of year	419,433	62,635

Cash and cash equivalents at end of year	$2,188,768	$419,433

Supplemental disclosure of cash flow information
Cash paid during the year for interest, net of capitalized interest	$1,088,749	$944,972

The accompanying notes to financial statements are an integral part of this statement.

GROUP OF SELECTED ENTITIES MANAGED BY
HAWKEYE HOSPITALITY MANAGEMENT, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
Years Ended December 31, 2010 and 2009

Note 1—Nature of Business and Significant Accounting Policies

Nature of Business and Basis of Combination: The accompanying combined financial statements include the accounts of the following group of selected entities managed by Hawkeye Hospitality, Inc.:

•	Sajni, Inc. which owns and operates a Hampton Inn and Suites located in Davenport, IA. The hotel was opened for operations on October 9, 2007.

•	Collins Hospitality, Inc. which owns and operates a Hampton Inn and Suites located in Cedar Rapids, IA. The hotel opened for operations on January 8, 2009.

•	Five Seasons Hospitality, Inc. which owns and operates a Homewood Suites located in Cedar Rapids, IA. The hotel opened for operations on August 13, 2010.

The above entities are managed by Hawkeye Hospitality Management, Inc., a related party as discussed in Note 5. All material intercompany accounts have been eliminated.

Use of Estimates in the Preparation of Financial Statements: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents: Cash and cash equivalents include deposits in financial institutions.

Accounts Receivable: The selected entities account for trade receivables based on the amounts billed to customers. The selected entities periodically review outstanding accounts for potential losses of receivables based on existing economic conditions and historical relationships with customers. Management has determined no allowance on the receivable accounts is necessary as of December 31, 2010 and 2009.

Depreciation: Property and equipment are carried at cost less accumulated depreciation. Depreciation is provided on the property and equipment over their estimated useful lives. The selected entities compute depreciation using a straight-line depreciation method.

Financial Instruments: The carrying values of accounts receivable, accounts payable, and current and long-term debt approximate fair value. The fair value of the derivative instrument is based on the amount the selected entities would pay to terminate the agreement as of December 31, 2010 and 2009.

Revenue Recognition: Revenue is recognized as services are provided.

Franchise Fees: Franchise fees are carried at cost less accumulated amortization and are being amortized on a straight-line basis over 20 years. At December 31, 2010 and 2009, accumulated amortization was $14,729 and $8,344, respectively. Total amortization expense was $6,385 and $5,135 for December 31, 2010 and 2009 respectively.

Refinancing and Loan Costs: Due to the nature of these financial statements and subsequent sale of entities costs incurred to obtain debt financing are expensed in the period incurred.

Preopening and other organizational Expenses: Preopening and other organizational expenses consist of legal and other period expenses incurred prior to the opening of the hotel and are expensed in the period incurred.

Comprehensive Loss: Comprehensive Loss includes both the net loss and other comprehensive income (loss). Other Comprehensive income (loss) represents the change in unrealized gains and losses on hedging activities relating to an interest rate swap.

GROUP OF SELECTED ENTITIES MANAGED BY HAWKEYE HOSPITALITY MANAGEMENT, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
Years Ended December 31, 2010 and 2009

Impairment of Long-Lived Assets: On an ongoing basis, the selected entities review long-lived assets for impairment whenever events or circumstances indicate that the carrying amounts may be overstated. The selected entities recognize impairment losses if the undiscounted cash flows expected to be generated by the asset are less than the carrying value of the related asset. The impairment loss adjusts the assets to fair value. As of December 31, 2010 and 2009, management believes no impairments existed.

Note 2—Income Taxes

The combined financial statements include three S-corporation entities. Under the Internal Revenue Code S-corporations will be treated as a partnership for tax purposes. A partnership is not subject to income taxes. Each member or partner reports their distributive share of the selected entities’ profit or loss on their personal income tax return.

Note 3—Property and Equipment

Property and Equipment at December 31, 2010 and 2009 consisted of the following:

	2010	2009
Land	$2,436,902	$2,436,902
Building and building improvements	19,896,749	15,733,461
Furniture, fixtures, and equipment	4,165,894	2,490,545

	$26,499,545	$20,660,908
Accumulated Depreciation	(1,533,135)	(820,540)

	$24,966,410	$19,840,368

A total of $808,255 in interest cost was capitalized and added to building costs above over the construction periods involved. Depreciation expense was $712,595 and $507,717 for the years ended December 31, 2010 and 2009, respectively.

Note 4—Franchise Agreements

Franchise fees and royalty fees are computed in accordance with the terms of individual franchise agreements between the selected entities and Promus Hotels, Inc. The agreements are for periods of 20 years from the opening date of the hotels. As of December 31, 2010 and 2009, franchise fees are computed as 4% of the gross room revenues, as defined in the agreement. Royalty fees are computed as 5% of the gross room revenues.

During the years ended December 31, 2010 and 2009, franchise fee and royalty expenses were $529,626 and $408,467, respectively.

In addition to the monthly fees above, the entities are subject to other costs including the Hilton HHonors, computer and marketing support, and travel agent commissions.

During the years ended December 31, 2010 and 2009, these fees were $522,873 and $360,086, respectively.

Note 5—Related-Party Transactions

The selected entities have entered into individual management agreements with Hawkeye Hospitality Management, Inc., an entity related through common ownership. No written agreements exist between entities. The agreements provide for base monthly management fees calculated at 4% of gross revenue, as calculated by Hawkeye Hospitality Management, Inc. Base management fees for

GROUP OF SELECTED ENTITIES MANAGED BY HAWKEYE HOSPITALITY MANAGEMENT, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
Years Ended December 31, 2010 and 2009

2010 and 2009 were $408,540 and $278,960, respectively. In addition base monthly accounting fees of $400 per month are charged by Hawkeye Hospitality Management, Inc. to all selected entities. Accounting fees for 2010 and 2009 were $12,004 and $10,000, respectively.

Note 6—Due from Affiliated Parties

A summary of due from affiliated parties follows. All amounts are considered in the ordinary course of business and have not been eliminated in these combined financial statements.

	2010	2009
Sanji, Inc. (Hampton Inn and Suites’—Davenport)
Due from Patel Investments. No written note. No interest paid or accrued	$2,206,053	$1,761,559
Due from Bapa, Inc. No written note. No interest paid or accrued	100,000	—
Due from Kriya, Inc. No written note. No interest paid or accrued	100,000	—
Due from Mile High, Inc. No written note. No interest paid or accrued	600,000	—
Collins Hospitality, Inc. (Hampton Inn and Suites’—Cedar Rapids)
Due from Five Seasons, Inc. for property taxes. No written note. No interest paid or accrued	16,498	8,249
Due from Sajni, Inc. No written note. No interest paid or accrued	810,659	—
Due from Arya Hospitality, Inc. No written note. No interest paid or accrued	8,418	—

Total	$3,841,628	$1,769,808

GROUP OF SELECTED ENTITIES MANAGED BY HAWKEYE HOSPITALITY MANAGEMENT, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
Years Ended December 31, 2010 and 2009

Note 7—Due to Affiliated Parties

A summary of due to affiliated parties follows. All amounts are considered in the ordinary course of business and have not been eliminated in these combined financial statements.

	2010	2009
Sanji, Inc. (Hampton Inn and Suites’—Davenport)
Due to Collins Hospitality. No written note. No interest paid or accrued	$810,659	$—
Due to Hawkeye Hospitality. No Written note. No interest paid or accrued	20,000	—
Five Seasons Hospitality, Inc. (Homewood Suites—Cedar Rapids)
Due to Parul Patel. No written note. Interest paid and expensed in 2010 $21,713, none in 2009. No interest accrued	250,000	250,000
Due to Collins Hospitality. No written note. Due for property tax	16,498	8,249
Due to Patel Investments. No written note. Interest paid and capitalized to building costs $153,339 in 2009 and $156,126 in 2010. $95,338 in interest paid and expensed in 2010 after facility opened	3,667,941	5,017,412
Collins Hospitality, Inc. (Hampton Inn and Suites’—Cedar Rapids)
Due to Patel Investments. No written note. $96,535 interest expensed in 2009 and $58,278 in 2010	451,985	397,250
Due to Sat West Enterprises, Inc. No written note. $5,359 interest expense in 2009 and $1,677 in 2010	—	200,000
Due to Sat West Live Oak. No written note. $3,353 interest expense in 2009 and $839 in 2010	—	100,000
Due to Val Plaza, LLC. No written note. $3,353 interest expense in 2009 and $839 in 2010	—	100,000

Total	$5,217,083	$6,072,911

GROUP OF SELECTED ENTITIES MANAGED BY HAWKEYE HOSPITALITY MANAGEMENT, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
Years Ended December 31, 2010 and 2009

Note 8—Long-term Debt

The Company had the following long-term debt obligations at December 31, 2010 and 2009:

	2010	2009
Sanji, Inc. (Hampton Inn and Suites’ Davenport)
GE Capital Financial, Inc. dated December 31, 2010. Original amount $8,510,000. Due in 60 monthly payments of $59,166 including interest at 5.55%. In addition the note requires a monthly tax escrow impound amount	$8,510,000	$—
Bankers Trust Company, N.A. dated April 21, 2009. Original amount $7,000,000. Due in 58 monthly payments of $42,569 including interest at 4.08531%. Note was paid off December 31, 2010 by GE Capital Financial, Inc.	—	6,850,082
Five Seasons Hospitality, Inc. (Homewood Suites—Cedar Rapids)
Bjorsen Investment Corporation dated February 15, 2007. Original amount $567,200. Due in monthly payments of $4,569 including interest at 7.5%. Due February 15, 2012. Note was paid off by Patel Investments on January 19, 2010	—	528,530
State Central Bank dated December 3, 2010. Original amount $6,200,105. Beginning February 1, 2011 due in monthly payments of $49,236 including interest at 7% over a 19 year term	6,199,448	—
State Central Bank dated December 3, 2010. Original amount $1,146,895. Beginning February 1, 2011 due in monthly payments of $16,699 including interest at 7% over a 7 year term	1,106,400	—
Collins Hospitality, Inc. (Hampton Inn and Suites’—Cedar Rapids)
GE Capital Financial, Inc. dated December 31, 2010. Original amount $7,210,100. Due in 60 monthly payments of $50,128 including interest at 5.55%. In addition the note requires a monthly tax escrow impound amount	7,210,000	—
Cedar Rapids Bank and Trust dated April 1, 2008. Original amount $5,225,000. Due in 24 monthly interest only payments beginning May 1, 2008. Beginning April 16, 2010 due in 47 semi-monthly payments of $17,464 including interest at 6.3%. Balloon payment due April 1, 2012. Note was paid off December 31, 2010 by GE Capital Financial, Inc.	—	5,225,000
Cedar Rapids Bank and Trust dated April 1, 2008. Original amount $1,175,000. Due in 24 monthly interest only payments beginning May 1, 2008. Beginning April 16, 2010 due in 47 semi-monthly payments of $8,693 including interest at 6.3%. Balloon payment due April 1, 2012. Note was paid off December 31, 2010 by GE Capital Financial, Inc.	—	1,175,000

	$23,025,849	$13,778,612
Current Portion	(714,515)	(926,713)

	$22,311,334	$12,851,899

GROUP OF SELECTED ENTITIES MANAGED BY HAWKEYE HOSPITALITY MANAGEMENT, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
Years Ended December 31, 2010 and 2009

Long-term debt maturities for the years subsequent to December 31, 2010 are as follows:

2011	$714,515
2012	784,108
2013	833,480
2014	886,006
2015	14,138,336
Thereafter	5,669,405

$23,025,849

During 2010 and 2009, the Company capitalized interest of $329,214 and $193,578, respectively, related to the construction of the selected hotels.

Note 9—Financial Derivatives

As a result of financing activities, the Company is exposed to change in interest rates which may adversely affect its results of operations and financial condition. In seeking to minimize the risks and/or costs associated with such activities, the Company manages exposure to changes in interest rates through its regular operating and financing activities and, when deemed appropriate, through the use of swap agreements. On April 21, 2009, the Company entered into an interest rate swap agreement which expires on April 21, 2014. Under the agreement, the rate of interest on $6,300,000 of variable rate debt was converted to a fixed interest rate. This interest rate swap was entered into by Sanji, Inc. on its note with Bankers Trust Company, N.A.

The Company accounts for this instrument as a cash flow hedge and considers the hedge to be highly effective. Any ineffective amounts are considered not to be significant. As a result, the Company records the derivative instrument as an asset or liability at its fair value, with any unrealized gains or losses recognized as other comprehensive income (loss) in the statements of members’ equity. In 2010 and 2009, the Company recognized an unrealized loss of $216,083 and an unrealized loss of $73,747, respectively, relating to the swap agreement. The net settlements on the interest rate swap ($154,565 in 2010 and $95,563 in 2009) are included in the combined statements of operations. The Company expects to hold this swap through its term, and the fair value of the swap will reverse out of other comprehensive income with the passage of time.

Below is a summary of the interest rate swap classification on the balance sheet:

	Balance Sheet Location	Fair Value of Interest Rate Swap
		2010	2009
Interest rate swap
	Current liabilities	$—	$—
	Long-term liabilities	289,830	73,747

		$289,830	$73,747

Although the Note entered into with Bankers Trust Company, N.A., was paid off December 31, 2010, the swap agreement will continue with agreed upon future financing.

The ability of the Company to realize the benefit of this arrangement is dependent upon the creditworthiness of the counterparty, which the Company expects will perform in accordance with the terms if the swap.

GROUP OF SELECTED ENTITIES MANAGED BY HAWKEYE HOSPITALITY MANAGEMENT, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
Years Ended December 31, 2010 and 2009

Note 10—Fair Value

The Company accounts for items requiring fair value hierarchy which requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The three levels of inputs within the fair value hierarchy are defined as follows:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the Company has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other that Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect the Company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability

The interest rate swap does not have observable market quotes. For this financial instrument, the related Company’s swap counterparty provides a periodic valuation using the difference between the fixed rate paid by the related Company and the counterparty’s interest rate forecast discounted at the swap yield curve. The model is based on observable inputs for forward interest rates and discount rates. As such, this derivative instrument is classified within Level 2 of the fair value hierarchy.

Note 11—Other Comprehensive Income (Loss)

The activity relating to hedging transactions included in other comprehensive income (loss) in 2010 and 2009 is as follows:

	2010	2009
Unrealized gain (loss) on hedging activities with interest rate swap	$(216,083)	$(73,747)

Note 12—Cash Concentration

At December 31, 2010, the Company had deposits in various financial institutions. At December 31, 2010 no accounts at any one institution exceeded $250,000. Due to the Company’s participation in the Transaction Account Guarantee Program, presently deposits are unlimitedly secured by the FDIC.

Included in cash at December 31, 2010 the company had $2,544,304 in an uninsured sweep account backed by various securities.

Note 13—Subsequent Events

On April 4, 2011, The Group of Selected Entities Managed by Hawkeye Hospitality Management, Inc. entered into agreements with Apple Ten Hospitality Ownership, Inc. for a sale of the three hotels. As of June 17, 2011 two of the three properties have closed. A total of $39,000,000 will be paid for the three hotels including all of the associated furniture and equipment of each property. As part of the sale agreement, a total of $600,000 will be put into escrow for a period of nine months for any potential asserted claims. As part of the transaction, all of the related debt and the interest rate swap will be paid off or renegotiated. In addition, the existing management agreements were terminated and new management agreements were entered into between Apple Ten Hospitality Ownership, Inc. and new management.

As part of the sale contract, the existing franchise agreements discussed in note 4 were terminated and new agreements were obtained by Apple Ten Hospitality Ownership, Inc.

The Company has evaluated subsequent events through June 17, 2011, the date the financial statements were available to be issued.

GROUP OF SELECTED ENTITIES MANAGED BY
HAWKEYE HOSPITALITY MANAGEMENT, INC.
COMBINED BALANCE SHEETS (UNAUDITED)
March 31, 2011 and 2010

	2011	2010
ASSETS
Current assets
Cash and Cash equivalents	$1,546,581	$372,494
Tax Escrow	77,958	—
Accounts receivable	120,310	77,712
Due from affiliated parties	4,965,086	2,578,126

Total current assets	$6,709,935	$3,028,332

Property and equipment
Property and equipment	$26,504,325	$21,629,052
Accumulated depreciation	(1,781,634)	(948,690)

	$24,722,691	$20,680,362

Other assets
Franchise fees, net of amortization	$145,970	$153,131

	$145,970	$153,131

	$31,578,596	$23,861,825

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Accounts payable	$11,626	$61,241
Due to affiliated parties	5,589,718	5,116,221
Accrued payroll and payroll taxes	36,388	601
Accrued property taxes	8,184	91,000
Swap termination fee payable	21,683	—
Other accrued expenses	117,049	64,174
Current portion of long-term debt	724,515	491,010

Total current liabilities	$6,509,163	$5,824,247

Long-term debt	$22,180,758	$15,634,897
Fair value of interest rate swap	—	73,747

	$22,180,758	$15,708,644

Members’ equity	$2,888,675	$2,402,681
Accumulated comprehensive income	—	(73,747)

Total members’ equity	$2,888,675	$2,328,934

	$31,578,596	$23,861,825

GROUP OF SELECTED ENTITIES MANAGED BY
HAWKEYE HOSPITALITY MANAGEMENT, INC.
COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)
For the Three Months Ended March 31, 2011 and 2010

	2011	2010
Revenue
Rooms	$1,699,657	$1,288,776
Telephone	181	—
Vending, rent, and other	16,776	13,590

Total revenue	$1,716,614	$1,302,366

Department expense
Rooms	$278,807	$163,514
Telephone	2,500	2,563

Total department expense	$281,307	166,077

Department profit	$1,435,307	$1,136,290

Undistributed expenses
Administrative and general	$124,076	$56,295
Sales and promotion	10,985	3,043
Franchise fees	141,537	102,662
Other outside administration and program fees	124,075	90,205
Utilities	88,542	43,114
Repairs and maintenance	42,335	22,667

Total undistributed expenses	$531,550	$317,985

House profit	$903,757	$818,304

Other expenses
Property tax	$184,552	$91,000
Property insurance	—	5,250

Income before management fees and other expense	$719,205	$722,054

Management and accounting fees	$87,273	$99,611

Income before other expense	$631,932	$622,443

Other (income) expense
Depreciation and amortization	$250,500	$129,375
Interest expense (net)	343,237	205,344
Organizational and preopening expenses	—	5,025
Swap agreement fees	37,533	39,101
Swap termination fees	21,683	—
Other	(5,283)	(2,060)

Total other expense	$647,670	$376,786

Net income (Loss)	$(15,738)	$245,657

GROUP OF SELECTED ENTITIES MANAGED BY
HAWKEYE HOSPITALITY MANAGEMENT, INC.
COMBINED STATEMENTS OF MEMBERS’ EQUITY AND ACCUMULATED
COMPREHENSIVE LOSS (UNAUDITED)
For the Three Months Ended March 31, 2011 and 2010

	Members’ Equity	Accumulated Comprehensive Income (Loss)	Total Members’ Equity	Comprehensive Income
Balances, January 1, 2010	$2,157,024	$(73,747)	$2,083,277
Contributions from members	—	—	—
Distributions to members	—	—	—
Comprehensive income:
Net income	245,657	—	245,657	$245,657
Unrealized loss on hedging activities, net	—	—	—	—

Total comprehensive income (loss)				$245,657

Balances, March 31, 2010	$2,402,681	$(73,747)	$2,328,934

Balances, January 1, 2011	$2,904,413	$(289,830)	$2,614,583
Contributions from members	—	—	—
Distributions to members	—	—	—
Comprehensive income:
Net income (Loss)	(15,738)	—	(15,738)	$(15,738)
Unrealized gain on hedging activities, net	—	289,830	289,830	289,830

Total comprehensive income (loss)				$274,092

Balances, March 31, 2011	$2,888,675	$—	$2,888,675

GROUP OF SELECTED ENTITIES MANAGED BY
HAWKEYE HOSPITALITY MANAGEMENT, INC.
COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)
For the Three Months Ended March 31, 2011 and 2010

	2011	2010
Cash flows from operating activities
Net income (loss)	$(15,738)	$245,657
Adjustments to reconcile net profit to net cash provided by (used in) operating activities
Depreciation	248,500	128,150
Amortization	2,000	1,225
(Increase)/decrease in assets
Escrow—tax and insurance	(59,965)	—
Accounts receivable	(65,379)	(35,554)
Due from affiliatied companies	—	(8,249)
Increase/(decrease) in liabilities
Accounts payable	4,568	5,174
Due to affiliated companies	—	8,249
Accrued payroll and payroll taxes	23,449	601
Accrued property taxes	—	(17,188)
Swap termination fees	21,683	—
Other accrued expenses	74,875	10,853

Net cash provided by (used in) operating activities	$233,993	$338,918

Cash flows from investing activities
Capital expenditures for property and equipment	$(4,781)	$(968,144)

Net cash used in investing activites	$(4,781)	$(968,144)

Cash flows from financing activities
Proceeds from the issuance of debt	$—	$2,930,397
Principal payments on debt	(120,576)	(583,102)
Due from affiliated companies	(1,123,457)	(800,070)
Due to affiliated companies	372,634	(964,939)
Contributions from members	—	—
Distributions to members	—	—

Net cash provided by financing activities	$(871,399)	$582,286

Net change in cash and cash equivalents	$(642,187)	$(46,939)
Cash and cash equivalents at beginning of year	2,188,768	419,433

Cash and cash equivalents at end of year	$1,546,581	$372,494

Supplemental disclosure of cash flow information
Cash paid during the year for interest, net of capitalized interest	$271,115	$196,901

APPLE REIT TEN, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2011 (UNAUDITED)
(In thousands, except share data)

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple REIT Ten, Inc. gives effect to the following hotel acquisitions:

Franchise	Location	Gross Purchase Price (millions)	Actual Acquisition Date
CN Hotel Portfolio (1 Hotel):
Home2 Suites	Jacksonville, NC	$12.0	Pending
McKibbon Hotel Portfolio (3 Hotels):
Homewood Suites	Knoxville, TN	15.0	July 19, 2011
TownePlace Suites	Knoxville, TN	9.0	August 9, 2011
Homewood Suites	Gainesville, FL	14.6	Pending
Hawkeye Hotel Portfolio (1 Hotel):
Hampton Inn & Suites	Davenport, IA	13.0	July 19, 2011

Total		$63.6

This Pro Forma Condensed Consolidated Balance Sheet also assumes all of the hotels had been leased to our wholly-owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotels acquired will be managed by affiliates of MHH Management, LLC and Schulte Hospitality Group, Inc. under separate management agreements.

Such pro forma information is based in part upon the historical Consolidated Balance Sheet of Apple REIT Ten, Inc. and the historical balance sheets of the acquired hotels.

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple REIT Ten, Inc. is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of June 30, 2011 nor does it purport to represent the future financial position of Apple REIT Ten, Inc.

The unaudited Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with, and is qualified in its entirety by, the historical balance sheets of the acquired hotels.

APPLE REIT TEN, INC.
BALANCE SHEET AS OF JUNE 30, 2011 (UNAUDITED)
(In thousands, except share data)

	Company Historical Balance Sheet	Pro forma Adjustments		Total Pro forma
ASSETS
Investment in hotel properties, net	$186,522	$64,813	(A)	$251,335
Cash and cash equivalents	142,838	(35,302	)(D)	107,536
Other assets	6,025	2,312	(C)	8,337

Total Assets	$335,385	$31,823		$367,208

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Note payable	$—	32,866	(C)	$32,866
Accounts payable and accrued expenses	1,584	388	(C)	1,972

Total Liabilities	1,584	33,254		34,838

Preferred stock, authorized 30,000,000 shares	—	—		—
Series A preferred stock, no par value, authorized 400,000,000 shares	—	—		—
Series B convertible preferred stock, no par value, authorized 480,000 shares	48	—		48
Common stock, no par value, authorized 400,000,000 shares	344,961	—		344,961
Accumulated deficit	(3,600)	(1,431	)(B)	(5,031)
Cumulative distributions paid	(7,608)	—		(7,608)

Total Shareholders’ Equity	333,801	(1,431)		332,370

Total Liabilities and Shareholders’ Equity	$335,385	$31,823		$367,208

APPLE REIT TEN, INC.
NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(UNAUDITED)

(A)

The estimated total purchase price for the 5 properties that have been, or will be purchased after June 30, 2011 consists of the following. This purchase price allocation is preliminary and subject to change.

(In thousands)	Jacksonville, NC Home2 Suites	Davenport, IA Hampton Inn & Suites	Knoxville, TN Homewood Suites	Knoxville, TN TownePlace Suites	Gainesville, FL Homewood Suites	Total Combined
Purchase price per contract	$12,000	$13,000	$15,000	$9,000	$14,550	$63,550
Other capitalized costs (credits) incurred	50	71	1,017	60	65	1,263

Investment in hotel properties	12,050	13,071	16,017	9,060	14,615	64,813	(A)
Acquisition fee payable to Apple Suites Realty Group (2% of purchase price per contract)	240	260	300	180	291	1,271	(B)
Other acquisition related costs	30	33	38	23	36	160	(B)
Net other assets/(liabilities) assumed	(24)	(199)	(11,184)	(7,082)	(12,453)	(30,942	)(C)

Total purchase price	$12,296	$13,165	$5,171	$2,181	$2,489	$35,302	(D)

(B)

Represents costs incurred to complete the acquisition, including, title, legal, accounting and other related costs, as well as the commission paid to Apple Suites Realty Group totaling 2% of purchase price per contract.

(C)	Represents other assets and liabilities assumed in the acquisition of the hotel including, mortgage payable, debt service escrows, operational charges and credits and accrued property taxes.

(D)	Represents the reduction of cash and cash equivalents by the amount utilized to fund the acquisitions.

APPLE REIT TEN, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
For the Year Ended December 31, 2010 and Six Months Ended June 30, 2011
(In thousands, except per share data)

The following unaudited Pro Forma Condensed Consolidated Statements of Operations of Apple REIT Ten, Inc. gives effect to the following hotel acquisition:

Franchise	Location	Gross Purchase Price (millions)	Actual Acquisition Date
Hilton Garden Inn	Denver, CO	$58.5	March 4, 2011
CN Hotel Portfolio (4 Hotels):
Hampton Inn & Suites	Winston-Salem, NC	11.0	March 15, 2011
Fairfield Inn & Suites	Matthews, NC	10.0	March 25, 2011
TownePlace Suites	Columbia, SC	10.5	March 25, 2011
Home2 Suites	Jacksonville, NC	12.0	Pending
McKibbon Hotel Portfolio (8 Hotels):
SpringHill Suites	Knoxville, TN	14.5	June 2, 2011
Hilton Garden Inn	Gainesville, FL	12.5	June 2, 2011
SpringHill Suites	Richmond, VA	11.0	June 2, 2011
TownePlace Suites	Pensacola, FL	11.5	June 2, 2011
Hampton Inn & Suites	Mobile, AL	13.0	June 2, 2011
Homewood Suites	Knoxville, TN	15.0	July 19, 2011
TownePlace Suites	Knoxville, TN	9.0	August 9, 2011
Homewood Suites	Gainesville, FL	14.6	Pending
Hawkeye Hotel Portfolio (3 Hotels):
Homewood Suites	Cedar Rapids, IA	13.0	June 8, 2011
Hampton Inn & Suites	Cedar Rapids, IA	13.0	June 8, 2011
Hampton Inn & Suites	Davenport, IA	13.0	July 19, 2011

Total		$242.1

These Pro Forma Condensed Consolidated Statements of Operations also assume all of the hotels had been leased to our wholly-owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotels acquired will be managed by affiliates of Stonebridge Realty Advisors, Inc., MHH Management, LLC, Newport Hospitality Group, Inc. and Schulte Hospitality Group, Inc. under separate management agreements.

Such pro forma information is based in part upon the historical Consolidated Statements of Operations of Apple REIT Ten, Inc. and the historical Statements of Operations of the acquired hotels.

The following unaudited Pro Forma Condensed Consolidated Statements of Operations of Apple REIT Ten, Inc. are not necessarily indicative of what the actual financial results would have been assuming such transactions had been completed on the latter of January 1, 2010, or the date the hotel began operations nor do they purport to represent the future financial results of Apple REIT Ten, Inc.

The unaudited Pro Forma Condensed Consolidated Statements of Operations should be read in conjunction with, and is qualified in its entirety by the historical Statements of Operations of the acquired hotels.

APPLE REIT TEN, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
For the Year Ended December 31, 2010
(In thousands, except per share data)

	Company Historical Statement of Operations	Denver, CO Hilton Garden Inn (A)	CN Hotel Portfolio (A)	McKibbon Hotel Portfolio (A)	Hawkeye Hotel Portfolio (A)	Pro forma Adjustments		Total Pro forma
Revenue:
Room revenue	$—	$8,978	$3,339	$21,903	$6,644	$—		$40,864
Other revenue	—	2,372	59	510	67	—		3,008

Total revenue	—	11,350	3,398	22,413	6,711	—		43,872

Expenses
Operating expenses	—	3,798	1,097	7,925	1,946	—		14,766
General and administrative	28	1,635	34	2,369	387	750	(B)	5,203
Management and franchise fees	—	1,003	494	1,935	950	—		4,382
Taxes, insurance and other	—	374	234	1,336	451	—		2,395
Acquisition related costs	—	—	—	—	—	5,302	(H)	5,302
Depreciation of real estate owned	—	1,325	463	4,083	720	(6,591	)(C)	6,061
						6,061	(D)
Interest, net	3	753	324	3,227	1,365	(4,060	)(E)	1,612

Total expenses	31	8,888	2,646	20,875	5,819	1,462		39,721
Income tax expense	—	—	—	—	—	—	(G)	—

Net income (loss)	$(31)	$2,462	$752	$1,538	$892	$(1,462)		$4,151

Basic and diluted earnings per common share	$(3,083.50)							$0.21

Weighted average common shares outstanding—basic and diluted	—					19,699	(F)	19,699

APPLE REIT TEN, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
For the Six Months Ended June 30, 2011
(In thousands, except per share data)

	Company Historical Statement of Operations	Denver, CO Hilton Garden Inn (A)	CN Hotel Portfolio (A)	McKibbon Hotel Portfolio (A)	Hawkeye Hotel Portfolio (A)	Pro forma Adjustments		Total Pro forma
Revenue:
Room revenue	$6,711	$1,273	$1,061	$10,135	$3,170	$—		$22,350
Other revenue	813	381	19	220	42	—		1,475

Total revenue	7,524	1,654	1,080	10,355	3,212	—		23,825

Expenses
Operating expenses	3,279	736	334	3,678	1,136	—		9,163
General and administrative	1,374	142	68	1,140	227	200	(B)	3,151
Management and franchise fees	576	224	96	915	426	—		2,237
Taxes, insurance and other	465	66	84	605	349	—		1,569
Acquisition related costs	4,548	—	—	—	—	(4,141	)(H)	407
Depreciation of real estate owned	1,098	225	135	1,277	457	(2,094	)(C)	3,358
						2,260	(D)
Interest, net	(247)	128	137	1,732	638	(1,656	)(E)	732

Total expenses	11,093	1,521	854	9,347	3,233	(5,431)		20,617
Income tax expense	—	—	—	—	—	—	(G)	—

Net income (loss)	$(3,569)	$133	$226	$1,008	$(21)	$5,431		$3,208

Basic and diluted earnings per common share	$(0.18)							$0.13

Weighted average common shares outstanding—basic and diluted	19,547					5,708	(F)	25,255

APPLE REIT TEN, INC.
NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED):

(A)

Represents results of operations for the hotels on a pro forma basis as if the hotels were owned by the Company at January 1, 2010 for the respective period prior to acquisition by the Company. The Company was initially formed on August 13, 2010, and had no operations prior to that date. Additionally, three properties began operations subsequent to January 1, 2010, and one property remained under construction as of June 30, 2011. Therefore, these hotels had limited historical operational activity prior to their opening. The properties and their applicable status are as follows: Winston- Salem, NC Hampton Inn & Suites, opened April 2010, Cedar Rapids, IA Homewood Suites, opened August 2010, Matthews, NC Fairfield Inn & Suites, opened November 2010 and Jacksonville, NC Home2 Suites is under construction.

(B)

Represents adjustments to level of administrative and other costs associated with being a public company and owning additional properties, including the advisory fee, accounting and legal expenses, net of cost savings derived from owning multiple operating properties.

(C)	Represents elimination of historical depreciation and amortization expense of the acquired properties.

(D)

Represents the depreciation on the hotels acquired based on the purchase price allocation to depreciable property and the dates the hotels began operation. The weighted average lives of the depreciable assets are 39 years for building and seven years for furniture, fixtures and equipment (FF&E). These estimated useful lives are based on management’s knowledge of the properties and the hotel industry in general.

(E)	Interest expense related to prior owner’s debt which was not assumed has been eliminated.

(F)

Represents the weighted average number of shares required to be issued to generate the purchase price of each hotel, net of any debt assumed. The calculation assumes all properties were acquired on the latter of January 1, 2010, or the dates the hotels began operations.

(G)

Estimated income tax expense of our wholly owned taxable REIT subsidiaries is zero based on the contractual agreement put in place between the Company and our lessees, based on a combined tax rate of 40% of taxable income. Based on the terms of the lease agreements, our taxable subsidiaries would have incurred a loss during these periods. No operating loss benefit has been recorded as realization is not certain.

(H)

Represents costs incurred to complete acquisitions, including, title, legal, accounting and other related costs, as well as the commission paid to Apple Suites Realty Group totaling 2% of purchase price per contract. These costs have been adjusted for hotel acquisitions on the latter of January 1, 2010 or the dates the hotels began operations.